                                                                     EXHIBIT 4.5

                                  $870,000,000
                        GLOBAL REVOLVING CREDIT AGREEMENT

                            dated as of May 11, 2004

                                  by and among

                               RYDER SYSTEM, INC.
                                    ("Ryder")

                     RYDER TRUCK RENTAL HOLDINGS CANADA LTD.
                            ("Ryder Holdings Canada")

                         RYDER TRUCK RENTAL CANADA LTD.
      ("Ryder Canada Limited" and together with Ryder Holdings Canada, the
                              "Canadian Borrowers")

                                    RYDER PLC
                                  ("Ryder PLC")

                      RYDER SYSTEM HOLDINGS (U.K.) LIMITED,
            ("RSH" and together with Ryder PLC, the "U.K. Borrowers")

                             RYDER PUERTO RICO, INC.
                                  ("Ryder PR")

                                       and

                             the Banks named herein,

                               FLEET NATIONAL BANK
                          (the "Administrative Agent"),

                               CITICORP USA, INC.
                           (the "Syndication Agent"),

         BANK OF TOKYO - MITSUBISHI TRUST, MIZUHO CORPORATE BANK, LTD.,
               ROYAL BANK OF SCOTLAND PLC and WACHOVIA BANK, N.A.
                       (each a "Co-Documentation Agent"),

                           ROYAL BANK OF SCOTLAND PLC
                               (the "U.K. Agent"),

                              ROYAL BANK OF CANADA
                             (the "Canadian Agent"),

                                      with

                         BANC OF AMERICA SECURITIES LLC
                                       and
                          CITIGROUP GLOBAL MARKETS INC.
                    as Joint Lead Arrangers and Book Managers

                                TABLE OF CONTENTS

SECTION 1.  DEFINITIONS AND RULES OF INTERPRETATION...................................................................     1
       Section 1.1.  Definitions......................................................................................     1
       Section 1.2.  Rules of Interpretation..........................................................................    27
SECTION 2.  THE CREDIT FACILITIES.....................................................................................    28
       Section 2.1.  Commitment to Lend...............................................................................    28
                Section 2.1.1.  Domestic Loans........................................................................    28
                Section 2.1.2.  Canadian Loans........................................................................    28
                Section 2.1.3.  U.K. Loans............................................................................    29
                Section 2.1.4.  PR Loans..............................................................................    29
       Section 2.2.  Facility Fee and Utilization Fee.................................................................    30
       Section 2.3.  Reduction of Commitments.........................................................................    31
       Section 2.4.  Reallocation of Commitments......................................................................    33
       Section 2.5.  The Notes........................................................................................    35
       Section 2.6.  Interest on Loans................................................................................    37
       Section 2.7.  Requests for Loans...............................................................................    38
       Section 2.8.  Election of LIBOR Rate; Notice of Election; Interest Periods;
       Minimum Amounts................................................................................................    40
       Section 2.9.  Funds for Loans..................................................................................    42
       Section 2.10.  Maturity of the Loans...........................................................................    43
       Section 2.11.  Optional Prepayments or Repayments of Loans.....................................................    43
       Section 2.12.  The Domestic Swing Line.........................................................................    43
       Section 2.13.  The U.K. Swing Line.............................................................................    47
       Section 2.14.  The Canadian Swing Line.........................................................................    50
SECTION 3.  BANKERS' ACCEPTANCES......................................................................................    53
       Section 3.1.  Acceptance and Purchase..........................................................................    53
       Section 3.2  Refunding Bankers' Acceptances....................................................................    57
       Section 3.3  Acceptance Fee....................................................................................    58
SECTION 4.  LETTERS OF CREDIT.........................................................................................    58
       Section 4.1.  Letter of Credit Commitments.....................................................................    58
       Section 4.2.  Procedures for Issuance and Amendment of Letters of Credit;
       Auto-Extension Letters of Credit...............................................................................    60
       Section 4.3.  Drawings and Reimbursements; Funding of Participations...........................................    63
       Section 4.4.  Repayment of Participations......................................................................    65
       Section 4.5.  Obligations Absolute.............................................................................    65
       Section 4.6.  Role of Issuing Bank.............................................................................    66
       Section 4.7.  Cash Collateral..................................................................................    67
       Section 4.8.  Applicability of ISP98 and UCP...................................................................    68
       Section 4.9.  Letter of Credit Fees............................................................................    68
       Section 4.10. Fronting Fee and Documentary and Processing Charges
       Payable to Issuing Bank........................................................................................    68
       Section 4.11.  Conflict with Issuing Documents.................................................................    69
       Section 4.12.  Letters of Credit Issued for Domestic Subsidiaries..............................................    69
SECTION 5.  GUARANTY..................................................................................................    69
       Section 5.1.  Guaranty of Payment..............................................................................    69

       Section 5.2.  Ryder's Agreement to Pay Enforcement Costs, etc..................................................    70
       Section 5.3.  Waivers by Ryder; Banks' Freedom to Act..........................................................    70
       Section 5.4.  Unenforceability of Guaranteed Obligations.......................................................    70
       Section 5.5.  Subrogation; Subordination.......................................................................    71
                Section 5.5.1.  Postponement of Rights................................................................    71
                Section 5.5.2.  Subordination.........................................................................    72
                Section 5.5.3.  Provisions Supplemental...............................................................    72
       Section 5.6.  Further Assurances...............................................................................    72
       Section 5.7.  Reinstatement....................................................................................    73
       Section 5.8.  Successors and Assigns...........................................................................    73
       Section 5.9.  Currency of Payment..............................................................................    73
       Section 5.10.  Concerning Joint and Several Liability of the U.K. Borrowers and the Canadian Borrowers.........    73
SECTION 6.  PROVISIONS RELATING TO ALL LOANS..........................................................................    75
       Section 6.1.  Funds for Payments...............................................................................    75
       Section 6.2.  Exemption From Withholding.......................................................................    76
       Section 6.3.  Currency of Payment..............................................................................    78
       Section 6.4.  Mandatory Repayments of the Loans................................................................    78
       Section 6.5.  Computations.....................................................................................    79
       Section 6.6.  Illegality; Inability to Determine LIBOR Rate or EURIBOR Rate....................................    79
       Section 6.7.  Additional Costs, Etc............................................................................    80
       Section 6.8.  Capital Adequacy.................................................................................    82
       Section 6.9.  Certificate; Etc.................................................................................    82
       Section 6.10.  Eurodollar Indemnity............................................................................    82
       Section 6.11.  Interest on Overdue Amounts.....................................................................    83
       Section 6.12.  Interest Limitation.............................................................................    84
       Section 6.13.  Reasonable Efforts to Mitigate..................................................................    84
       Section 6.14.  Replacement of Banks............................................................................    84
       Section 6.15.  Advances by Administrative Agent; Canadian Agent; and U.K. Agent................................    85
       Section 6.16.  Currency Fluctuations...........................................................................    87
SECTION 7.  REPRESENTATIONS AND WARRANTIES............................................................................    88
       Section 7.1.  Corporate Authority..............................................................................    88
       Section 7.2.  Governmental Approvals...........................................................................    89
       Section 7.3.  Title to Properties; Leases......................................................................    89
       Section 7.4.  Financial Statements.............................................................................    89
       Section 7.5.  Litigation.......................................................................................    90
       Section 7.6.  Compliance With Other Instruments, Laws, Etc.....................................................    90
       Section 7.7.  Tax Status.......................................................................................    90
       Section 7.8.  No Event of Default..............................................................................    91
       Section 7.9.  Holding Company and Investment Company Acts......................................................    91
       Section 7.10.  Absence of Financing Statements, Etc............................................................    91

       Section 7.11.  Employee Benefit Plans..........................................................................    91
       Section 7.12.  Environmental Compliance........................................................................    92
       Section 7.13.  Disclosure......................................................................................    93
       Section 7.14.  Location of Chief Executive Office..............................................................    93
       Section 7.15.  Debt Ratings....................................................................................    93
       Section 7.16.  Consolidated Subsidiaries.......................................................................    93
               7.17.  Foreign Assets Control Regulations, Etc.........................................................    93
SECTION 8.  AFFIRMATIVE COVENANTS OF THE BORROWERS....................................................................    94
       Section 8.1.  Punctual Payment.................................................................................    94
       Section 8.2.  Maintenance of Chief Executive Office............................................................    94
       Section 8.3.  Records and Accounts.............................................................................    94
       Section 8.4.  Financial Statements, Certificates and Information...............................................    94
       Section 8.5.  Corporate Existence; Compliance with Laws, Other Agreements......................................    96
       Section 8.6.  Maintenance of Properties........................................................................    96
       Section 8.7.  Insurance........................................................................................    96
       Section 8.8.  Taxes............................................................................................    97
       Section 8.9.  Inspection of Properties, Books and Contracts....................................................    97
       Section 8.10.  Notice of Potential Claims or Litigation........................................................    97
       Section 8.11.  Notice of Default...............................................................................    97
       Section 8.12.  Use of Proceeds.................................................................................    97
       Section 8.13.  Debt Ratings....................................................................................    98
       Section 8.14.  Further Assurances..............................................................................    98
SECTION 9.  CERTAIN NEGATIVE COVENANTS OF THE BORROWERS...............................................................    98
       Section 9.1.  Restrictions on Secured Indebtedness.............................................................    98
       Section 9.2.  Restrictions on Liens............................................................................    99
       Section 9.3.  Corporate Changes and Sales or Dispositions of Assets............................................    100
       Section 9.4.  Leasebacks.......................................................................................    101
       Section 9.5.  Limitation on Agreements.........................................................................    101
       Section 9.6.  Employee Benefit Plans...........................................................................    102
SECTION 10.  FINANCIAL COVENANT OF THE BORROWERS......................................................................    102
       Section 10.1.  Debt to Consolidated Tangible Net Worth.........................................................    103
SECTION 11.  CONDITIONS TO EFFECTIVENESS..............................................................................    103
       Section 11.1.  Corporate Action................................................................................    103
       Section 11.2.  Loan Documents, Etc.............................................................................    103
       Section 11.3.  Certified Copies of Charter Documents...........................................................    103
       Section 11.4.  Incumbency Certificate..........................................................................    103
       Section 11.5.  Certificates of Insurance.......................................................................    103
       Section 11.6.  Opinion of Counsel..............................................................................    103
       Section 11.7.  Existing Debt...................................................................................    104
       Section 11.8.  Financial Condition; Debt Ratings...............................................................    104
       Section 11.9.  Payment of Fees.................................................................................    104
       Section 11.10.  Closing Date Compliance Certificate............................................................    104
       Section 11.11.  Receipt of Financial Statements................................................................    104
SECTION 12.  CONDITIONS TO ALL LOANS..................................................................................    104
       Section 12.1.  Representations True............................................................................    104
       Section 12.2.  Performance; No Event of Default................................................................    105
       Section 12.3.  No Legal Impediment.............................................................................    105
       Section 12.4.  Delivery of Documents...........................................................................    105

SECTION 13.  EVENTS OF DEFAULT; ACCELERATION; TERMINATION OF COMMITMENT...............................................    105
       Section 13.1.  Events of Default and Acceleration..............................................................    105
       Section 13.2.  Termination of Commitments......................................................................    108
       Section 13.3.  Remedies........................................................................................    109
       Section 13.4.  Judgment Currency...............................................................................    109
SECTION 14.  SETOFF...................................................................................................    110
SECTION 15.  EXPENSES.................................................................................................    110
SECTION 16.  THE AGENTS...............................................................................................    111
       Section 16.1.  Authorization...................................................................................    111
       Section 16.2.  Employees and Agents............................................................................    112
       Section 16.3.  No Liability....................................................................................    112
       Section 16.4.  No Representations..............................................................................    112
       Section 16.5.  Payments........................................................................................    114
                Section 16.5.1.  Payments to Agents...................................................................    114
                Section 16.5.2.  Distribution by Agents...............................................................    114
                Section 16.5.3.  Delinquent Banks.....................................................................    114
       Section 16.6.  Holders of Notes................................................................................    115
       Section 16.7.  Indemnity.......................................................................................    115
       Section 16.8.  Agents as Bank..................................................................................    116
       Section 16.9.  Resignation of Agents...........................................................................    116
       Section 16.10.  Notification of Defaults and Events of Default.................................................    117
       Section 16.11.  Agent May File Proofs of Claim.................................................................    117
SECTION 17.  CONSENTS, AMENDMENTS, WAIVERS, ETC.......................................................................    118
SECTION 18.  INDEMNIFICATION..........................................................................................    118
SECTION 19.  WITHHOLDING TAXES........................................................................................    119
SECTION 20.  SURVIVAL OF COVENANTS, ETC...............................................................................    122
SECTION 21.  ASSIGNMENT AND PARTICIPATION.............................................................................    122
       Section 21.1.  General Conditions..............................................................................    123
       Section 21.2.  Conditions to Assignment by Banks...............................................................    123
       Section 21.3.  Register........................................................................................    124
       Section 21.4.  Participations..................................................................................    124
       Section 21.5.  Payments to Participants........................................................................    125
       Section 21.6.  Miscellaneous Assignment Provisions.............................................................    125
       Section 21.7.  Special Purposes Funding Vehicle................................................................    126
               21.8.  Acceding Banks; Increase in Total Commitment.....................................................   126
       Section 21.9.  Resignation of Issuing Bank.....................................................................    128
SECTION 22.  PARTIES IN INTEREST......................................................................................    128
SECTION 23.  NOTICES, ETC.............................................................................................    128
SECTION 24.  MISCELLANEOUS............................................................................................    130

SECTION 25.  WAIVER OF JURY TRIAL; ETC................................................................................    130
SECTION 26.  GOVERNING LAW............................................................................................    131
SECTION 27.  SEVERABILITY.............................................................................................    131
SECTION 28.  PARI PASSU TREATMENT.....................................................................................    131
SECTION 29.  CONFIDENTIAL INFORMATION.................................................................................    133
SECTION 30.  USA PATRIOT ACT NOTICE...................................................................................    134
SECTION 31.  ACKNOWLEDGMENTS..........................................................................................    135

                                    Exhibits

Exhibit A-1           Form of Domestic Note
Exhibit A-2           Form of Canadian Note
Exhibit A-3           Form of U.K. Note
Exhibit A-4           Form of PR Note
Exhibit A-5           Form of Domestic Swing Line Note
Exhibit A-6           Form of U.K. Swing Line Note
Exhibit A-7           Form of Canadian Swing Line Note
Exhibit B-1           Form of Domestic Loan Request
Exhibit B-2           Form of Canadian Loan Request
Exhibit B-3           Form of U.K. Loan Request
Exhibit B-4           Form of PR Loan Request
Exhibit C             Form of Compliance Certificate
Exhibit D             Form of Assignment and Assumption
Exhibit E             Form of Subordination Provisions
Exhibit F             Form of Bankers' Acceptance Notice
Exhibit G-1           Form of Domestic Swing Line Loan Request
Exhibit G-2           Form of U.K. Swing Line Loan Request
Exhibit G-3           Form of Canadian Swing Line Loan Request
Exhibit H             Form of Instrument of Accession

                                    Schedules

Schedule 1            Domestic Banks; Domestic Commitment Percentages; Canadian Banks; Canadian
                      Commitment Percentages; U.K. Banks, U.K.Commitment Percentages; PR Banks; PR
                      Commitment Percentages; Total Commitment;
Total                 Commitment Percentages
Schedule 2            Additional Costs
Schedule 7.5          Litigation
Schedule 7.7          Taxes
Schedule 7.12         Environmental Compliance
Schedule 7.15         Debt Ratings
Schedule 7.16         Subsidiaries

                                      Annex

Annex A               Power of Attorney Terms - Bankers' Acceptances

                           REVOLVING CREDIT AGREEMENT

      This REVOLVING CREDIT AGREEMENT is made as of May 11, 2004, by and among
(i) RYDER SYSTEM, INC., a corporation organized under the laws of Florida ("Ryder"), RYDER TRUCK RENTAL HOLDINGS CANADA LTD. ("Ryder Holdings Canada"), RYDER TRUCK RENTAL CANADA LTD. ("Ryder Canada Limited" and together with Ryder Holdings Limited, the "Canadian Borrowers"), RYDER PLC, a corporation organized under the laws of England and Wales ("Ryder PLC"), RYDER SYSTEM HOLDINGS (U.K.) LIMITED ("RSH" and together with Ryder PLC, the "U.K. Borrowers") and RYDER PUERTO RICO, INC. ("Ryder PR"), a corporation organized under the laws of Delaware, (ii) the lending institutions identified as Banks herein, (iii) FLEET NATIONAL BANK, as administrative agent for the Banks (the "Administrative Agent"), (iv) CITICORP USA, INC., as syndication agent hereunder (the "Syndication Agent"), (v) Bank of Tokyo - Mitsubishi, Mizuho Corporate Bank, LTD., Royal Bank of Scotland PLC and Wachovia Bank, N.A., each a documentation agent hereunder (each a "Co-Documentation Agent" and collectively, the "Co-Documentation Agents"), (vi) ROYAL BANK OF CANADA, as Canadian agent for the Banks (the "Canadian Agent") and (vii) ROYAL BANK OF SCOTLAND PLC, as United Kingdom agent for the Banks (the "U.K. Agent").

      SECTION 1. DEFINITIONS AND RULES OF INTERPRETATION.

      SECTION 1.1. DEFINITIONS. The following terms shall have the meanings set forth in this Section 1 or elsewhere in the provisions of this Agreement referred to below:

      Acceding Bank. See Section 21.8.

      Acceptance Fee. See Section 3.3.

      Additional Costs. In relation to any U.K. LIBOR Rate Loan or EURIBOR Rate Loan denominated in Sterling or Euros, respectively and for any period, a percentage calculated for such period at an annual rate determined by application of the formula set out in Schedule 2 hereto.

      Adjusted Consolidated Tangible Assets. As at any date, Consolidated Tangible Assets after (x) including the consolidated book value of all assets of Ryder and its Consolidated Subsidiaries which are subject to any synthetic lease and (y) excluding the consolidated book value of all assets of Ryder and its Consolidated Subsidiaries that are reflected on the consolidated balance sheet of Ryder and its Consolidated Subsidiaries, prepared in accordance with GAAP, and secure or are the subject of any Limited Recourse Facility.

      Administrative Agent. Has the meaning ascribed thereto in the introductory paragraph hereof.

      Affiliate or affiliate. With respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

      Agents. The Administrative Agent, the Canadian Agent and the U.K. Agent.

      Agreement. This Revolving Credit Agreement, including the Schedules and Exhibits hereto, as from time to time amended and supplemented in accordance with the terms hereof.

      Applicable Acceptance Fee Rate. The applicable rate per annum with respect to the Acceptance Fee shall be as set forth in the Pricing Table.

      Applicable BA Discount Rate. With respect to any Bankers' Acceptance being purchased by a Canadian Bank on any day, the average Bankers' Acceptance discount rate for the term of such Banker's Acceptance as quoted on Reuters Page CDOR at or about 10:00 a.m. (Toronto time) on such day. If the rate referenced in the preceding sentence does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Canadian Agent to be the offered rate on such other page or other service that displays an average Bankers' Acceptance discount rate for the term of such Banker's Acceptance, determined as of approximately 10:00 a.m. (Toronto time) on such day. If the rates referenced in the preceding two sentences are not available, the rate per annum determined by the Canadian Agent as the rate of interest at which deposits in Canadian Dollars for delivery on such day in same day funds in the approximate amount of Bankers' Acceptance being purchased by such Canadian Bank and with a term equivalent to such Bankers' Acceptance would be offered by the Canadian Agent to major banks in the Canadian interbank market at their request at approximately 4:00 p.m. (Toronto time) on such day.

      Applicable Facility Fee Rate. The applicable rate per annum with respect to the Facility Fees relating to the Domestic Commitment, U.K. Commitment, Canadian Commitment and PR Commitment shall be as set forth in the Pricing Table.

      Applicable Margin. The applicable margin on the LIBOR Rate Loans shall be as set forth in the Pricing Table.

      APPROVED FUND. Any Fund that is administered or managed by (a) a Bank, (b) an affiliate of a Bank or (c) an entity or an affiliate of an entity that administers or manages a Bank.

      Assignment and Assumption. An Assignment and Assumption substantially in the form of Exhibit D.

      Auto-Extension Letter of Credit. See Section 4.2(c).

      BA Discount Proceeds. With respect to any Bankers' Acceptance to be accepted and purchased by a Canadian Bank, an amount (rounded to the nearest whole Canadian cent, and with one-half of one Canadian cent being rounded up) calculated on such day by multiplying (a) the face amount of such Bankers' Acceptance times (b) the quotient equal to (such quotient being rounded up or down to the nearest fifth decimal place and .000005 being rounded up) (i) one divided by (ii) the sum of (A) one plus (B) the product of (1) the Applicable BA Discount Rate (expressed as a decimal) applicable to such Bankers' Acceptance times (2) the quotient equal to (aa) the number of days remaining in the term of such Bankers' Acceptance divided by (bb) 365.

      Balance Sheet Date. December 31, 2003.

      Bankers' Acceptance. A non-interest bearing draft drawn by a Canadian Borrower in Canadian Dollars in the form of either a depository bill subject to the Depository Bills and Notes Act (Canada) or a non-interest bearing bill of exchange, as defined in the Bills of Exchange Act (Canada), in either case issued by a Canadian Borrower which has been accepted, and, if applicable, purchased by the Canadian Banks at the request of a Canadian Borrower pursuant to Section 3 hereof.

      Bankers' Acceptance Notice. See Section 3.1.

      Banks. Collectively, the Domestic Banks, the Canadian Banks, the U.K. Banks, the PR Banks and, solely in their role as lenders of the applicable Swing Line Loans, the Administrative Agent, the Canadian Agent and the U.K. Agent.

      Base Rate Loans. Loans bearing interest calculated by reference to the Domestic Base Rate, the Canadian Prime Rate, the Canadian Base Rate, the Sterling Reference Rate, the Reference U.K. Dollar Base Rate or the Euro Reference Rate, and, with respect to U.K. Swing Line Loans only, the RBS-U.K. Sterling Reference Rate, the RBS-U.K. Euro Reference Rate or the U.K. Dollar Base Rate.

      Borrowers. Collectively, Ryder, the Canadian Borrowers, the U.K. Borrowers and Ryder PR.

      Business Day. When used in connection with (a)(i) Domestic Loans, a Domestic Business Day; (ii) a LIBOR Rate Loan, a Eurodollar Business Day; (iii) a Canadian Loan or a Bankers' Acceptance, a Canadian Business Day; (iv) a U.K. Loan, a U.K. Business Day; and (v) a PR Loan, a PR Business

Day, and (b) Letters of Credit issued for the account of Ryder and its domestic Subsidiaries, a Domestic Business Day.

      Calculation Date. See Section 6.16.

      Canadian Agent. Has the meaning ascribed thereto in the introductory paragraph hereof.

      Canadian Banks. The banks and financial institutions that shall have agreed to make Canadian Loans to the Canadian Borrowers, as evidenced by such Bank having a positive figure beside its name in the column titled "Canadian Commitment" on Schedule 1 hereto, as such Schedule may be updated from time to time in accordance with Sections 2.3(f), 2.4 and 21 hereof.

      Canadian Base Rate. With respect to a Canadian Loan that is a Canadian Base Rate Loan denominated in U.S. Dollars, the annual rate of interest announced from time to time by the Canadian Agent as its reference rate then in effect for U.S. Dollar denominated commercial loans made by the Canadian Agent in Canada.

      Canadian Base Rate Loans. Canadian Loans that bear interest calculated by reference to the Canadian Base Rate (with respect to Canadian Loans denominated in U.S. Dollars) or the Canadian Prime Rate (with respect to Canadian Loans denominated in Canadian Dollars).

      Canadian Borrowers. Has the meaning ascribed thereto in the introductory paragraph hereof.

      Canadian Business Day. Any day other than a Saturday, Sunday, or any day on which banking institutions in Toronto, Canada or New York, New York are authorized or required by law to be closed and in connection with a Canadian Dollar LIBOR Rate Loan, a Eurodollar Business Day.

      Canadian Commitment. With respect to each Canadian Bank, the amount set forth on Schedule 1 hereto, as such Schedule may be updated from time to time in accordance with Sections 2.3(f), 2.4 and 21 hereof, as the amount of such Canadian Bank's commitment to make Canadian Loans to, or to accept Bankers' Acceptances for, the Canadian Borrowers, as the same may be reduced from time to time; or if such commitment is terminated pursuant to the provisions hereof, zero.

      Canadian Commitment Percentage. With respect to each Canadian Bank, the percentage set forth on Schedule 1 hereto, as such Schedule may be updated from time to time in accordance with Sections 2.3(f), 2.4 and 21 hereof, as such Canadian Bank's percentage of the Total Canadian Commitment.

      Canadian Dollar Equivalent. With respect to an amount of U.S. Dollars, Sterling or Euros on any date, the amount of Canadian Dollars that may be purchased with such amount of U.S. Dollars, Euros or Sterling at the Exchange Rate with respect to U.S. Dollars, Euros or Sterling, as applicable, on such date.

      Canadian Dollar LIBOR Rate. For any Interest Period with respect to a Canadian Dollar LIBOR Rate Loan, the rate of interest (rounded upwards to the nearest one hundred-thousandth of one percent) equal to (i) the rate at which U.S. Dollar deposits are offered on Moneyline Telerate Page 3750 (or any successor thereto) at approximately 10:00 a.m. (Toronto time) two Eurodollar Business Days prior to the beginning of such Interest Period divided by (ii) a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable. If the rate referenced in the preceding sentence does not appear on such page or service or such page or service shall not be available, the rate referred to in clause (i) thereof shall be equal to the rate determined by the Canadian Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in U.S. Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 10:00 a.m. (Toronto time) two Eurodollar Business Days prior to the first day of such Interest Period. If the rates referenced in the preceding two sentences are not available, the rate referred to in clause (i) of the first sentence shall be determined by the Canadian Agent as the rate of interest at which deposits in U.S. Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Canadian Dollar LIBOR Rate Loan being made, continued or converted by the Canadian Agent and with a term equivalent to such Interest Period would be offered by the Canadian Agent's London branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two Eurodollar Business Days prior to the first day of such Interest Period.

      Canadian Dollar LIBOR Rate Loans. Canadian Loans denominated in U.S. Dollars that bear interest calculated by reference to the Canadian Dollar LIBOR Rate.

      Canadian Dollars or C$. Dollars in lawful currency of Canada.

      Canadian Facility Fee. See Section 2.2(b).

      Canadian Loan Request. See Section 2.7(b).

      Canadian Loans. Collectively, Loans made to the Canadian Borrowers by the Canadian Banks pursuant to Section 2.1.2 hereof and the Canadian Swing Line Loans.

      Canadian Note. See Section 2.5(b).

      Canadian Prime Rate. With respect to a Canadian Loan that is a Canadian Base Rate Loan denominated in Canadian Dollars, the annual rate of interest announced from time to time by the Canadian Agent as its reference rate then in effect for determining interest rates for commercial loans in Canadian Dollars made by the Canadian Agent in Canada.

      Canadian Swing Line Loan Request. See Section 2.14(b).

      Canadian Swing Line Loans. See Section 2.14(a).

      Canadian Swing Line Note. See Section 2.14(f).

      Capitalized Leases. Leases under which Ryder or any of its Consolidated Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.

      Cash Collateralize. See Section 4.7.

      Closing Date. The date on which the conditions precedent set forth in Sections 11 and 12 hereof are satisfied and the first Loan is made to a Borrower hereunder or the first Bankers' Acceptance shall be accepted and purchased by a Canadian Bank hereunder or any Letter of Credit is issued hereunder.

      Code. The Internal Revenue Code of 1986, as amended and in effect from time to time.

      Co-Documentation Agent. Has the meaning ascribed thereto in the introductory paragraph hereof.

      Commitment(s). With respect to any Bank, its Domestic Commitment and/or Canadian Commitment and/or U.K. Commitment and/or PR Commitment.

      Commitment Percentage(s). With respect to any Bank, its Domestic Commitment Percentage and/or Canadian Commitment Percentage and/or U.K. Commitment Percentage and/or PR Commitment Percentage.

      Compliance Certificate. See Section 8.4(c).

      Consolidated or consolidated. With reference to any term defined herein, shall mean that term as applied to the accounts of Ryder and its Consolidated Subsidiaries consolidated in accordance with GAAP.

      Consolidated Adjusted Tangible Net Worth. At any date, the aggregate of
(i) consolidated shareholders' equity and (ii) without duplication, an amount equal to 50% of any deferred federal income taxes as reflected on a consolidated balance sheet of Ryder and its Consolidated Subsidiaries prepared in accordance with GAAP, less the sum of:

            (a) investments in Subsidiaries other than Consolidated Subsidiaries; and

            (b) the consolidated book value of all assets of Ryder and its Consolidated Subsidiaries which would be treated as intangibles under GAAP (including, without limitation, goodwill, trademarks, trade names, operating rights, patents and licenses, and rights with respect to the foregoing).

      Consolidated Subsidiary. As of any date, any Subsidiary or other entity the accounts of which would be consolidated with those of Ryder in its consolidated financial statements if prepared on such date, in accordance with Generally Accepted Accounting Principles.

      Consolidated Tangible Assets. As at any date, the consolidated assets of Ryder and its Consolidated Subsidiaries which may properly be classified as assets in accordance with GAAP, on a consolidated basis and after eliminating
(a) all intercompany items, (b) all Intangible Assets, and (c) all investments in Subsidiaries other than Consolidated Subsidiaries (to the extent such investments are not otherwise eliminated).

      Debtor Relief Laws. The Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

      Default. Any event, act or condition which with the giving of notice and/or the passage of time would constitute an Event of Default.

      Defaulting Bank. See Section 6.14.

      Delinquent Bank. See Section 16.5.3.

      Deemed Indebtedness Under Limited Recourse Facilities. (i) The Deemed Receivables Indebtedness, (ii) the Deemed Securitization Indebtedness and (iii) in respect of any other Limited Recourse Facility, an amount equal to the greater of (a) 8% of the principal amount or aggregate payment obligations, as applicable, of such Limited Recourse Facility or (b) two times the percentage recourse under such Limited Recourse Facility of the principal amount or aggregate payment obligations, as applicable, of such Limited Recourse Facility (as determined in accordance with the definition of "Limited Recourse Facilities").

      Deemed Receivables Indebtedness In respect of the Receivables Purchase Agreement, so long as there is a purchased receivables balance outstanding under the Receivables Purchase Agreement, Ryder shall be deemed to have incurred Indebtedness in an amount equal to eight percent (8%) of the aggregate face amount of all accounts receivable of Ryder and its Consolidated Subsidiaries which at any given time constitute purchased receivables under the Receivables Purchase Agreements.

      Deemed Securitization Indebtedness. In respect of the Securitization Transactions, Ryder shall be deemed to have incurred Indebtedness in an amount equal to fifteen percent (15%) of the amount of Indebtedness of Ryder and its Consolidated Subsidiaries or of any special purpose securitization conduit incurred in connection with the relevant Securitization Transaction (excluding any Indebtedness as to which Ryder or any of its Consolidated Subsidiaries is the holder).

      Derivatives Obligations. With respect to any Person, all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, total rate of return swap, credit default swap, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions. For purposes of Sections 9.1 and 13.1(f) hereof, the "aggregate amount" of any Derivatives Obligations at any time shall be the maximum amount of any termination or loss payment required to be paid by Ryder and/or its Subsidiaries if such Derivatives Obligations were, at the time of determination hereunder, to be terminated by reason of any event of default or early termination event thereunder, whether or not such event of default or early termination event has in fact occurred.

      Dollar Equivalent. With respect to an amount of Canadian Dollars, Sterling or Euros on any date, the amount of U.S. Dollars that may be purchased with such amount of Canadian Dollars, Sterling or Euros at the Exchange Rate with respect to Canadian Dollars, Sterling or Euros, as applicable, on such date.

      Dollars or U.S.$ or $ or U.S. Dollars. Dollars in lawful currency of the United States of America.

      Domestic Banks. The banks and financial institutions that shall have agreed to make Domestic Loans to Ryder, as evidenced by such Bank having a positive figure beside its name in the column titled "Domestic Commitment" on
Schedule 1 hereto, as such Schedule may be updated from time to time in accordance with Sections 2.3(f), 2.4 and 21 hereof.

      Domestic Base Rate. The higher of (a) the annual rate of interest announced from time to time by Fleet at its head office in Boston, Massachusetts as its "prime rate" and (b) one-half of one percent (1/2%) above the Federal Funds Effective Rate. The "prime rate" is a rate set by Fleet based upon various factors including Fleet's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Fleet shall take effect at the opening of business on the day specified in the public announcement of such change.

      Domestic Base Rate Loans. Domestic Loans bearing interest calculated by reference to the Domestic Base Rate.

      Domestic Business Day. Any day other than a Saturday, Sunday, or any day on which banking institutions in Boston, Massachusetts or New York, New York are authorized or required by law to be closed.

      Domestic Commitment. With respect to each Domestic Bank, the amount set forth on Schedule 1 hereto, as such Schedule may be updated from time to time in accordance with Sections 2.3(f), 2.4 and 21 hereof, as the amount of such Domestic Bank's commitment to make Domestic Loans to, or to participate in the issuance, extension and renewal of Letters of Credit for the account of, Ryder, as the same may be reduced from time to time; or if such commitment is terminated pursuant to the provisions hereof, zero.

      Domestic Commitment Percentage. With respect to each Domestic Bank, the percentage set forth on Schedule 1 hereto, as such Schedule may be updated from time to time in accordance with Sections 2.3(f), 2.4 and 21 hereof, as such Domestic Bank's percentage of the Total Domestic Commitment.

      Domestic Facility Fee. See Section 2.2(a).

      Domestic LIBOR Rate. For any Interest Period with respect to a Domestic LIBOR Rate Loan, the rate of interest (rounded upwards to the nearest one hundred-thousandth of one percent) equal to (i) the rate at which U.S. Dollar deposits are offered on Moneyline Telerate Page 3750 (or any successor thereto) at approximately 10:00 am (Boston time) two Eurodollar Business Days prior to the beginning of such Interest Period; divided by (ii) a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable. If the rate referenced in the preceding sentence does not appear on such page or service or such page or service shall not be available, the rate referred to in clause (i) thereof shall be equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in U.S. Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 10:00 a.m. (Boston time) two Eurodollar Business Days prior to the first day of such Interest Period. If the rates referenced in the preceding two sentences are not available, the rate referred to in clause (i) of the first sentence shall be determined by the Administrative Agent as the rate of interest at which deposits in U.S. Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Domestic LIBOR Rate Loan being made, continued or converted by the Administrative Agent and with a term equivalent to such Interest Period would be offered by the Administrative

Agent's London branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two Eurodollar Business Days prior to the first day of such Interest Period.

      Domestic LIBOR Rate Loans. Domestic Loans bearing interest calculated by reference to the Domestic LIBOR Rate.

      Domestic Loan Request. See Section 2.7(a).

      Domestic Loans. Collectively, Loans made to Ryder by the Domestic Banks pursuant to Section 2.1.1 and the Domestic Swing Line Loans.

      Domestic Note. See Section 2.5(a).

      Domestic Swing Line Loan Request. See Section 2.12(b).

      Domestic Swing Line Loans. See Section 2.12(a).

      Domestic Swing Line Note. See Section 2.12(f).

      Drawdown Date. The date on which any Loan is made or is to be made.

      Eligible Assignee. Any of a Qualifying Bank that is (a) a Bank, an affiliate of a Bank or an Approved Fund, (b) a commercial bank or finance company organized under the laws of the United States, or any state thereof or the District of Columbia, and having total assets in excess of $1,000,000,000;
(c) a savings and loan association or savings bank organized under the laws of the United States, or any state thereof or the District of Columbia, and having a net worth of at least $1,000,000,000, calculated in accordance with GAAP; (d) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000 (or the local currency equivalent thereof), provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; and
(e) the central bank of any country which is a member of the OECD; provided that neither General Electric Capital Corporation nor any affiliate of General Electric Capital Corporation shall be an "Eligible Assignee" for the purposes of this Agreement.

      Employee Benefit Plan. Any employee benefit plan within the meaning of
Section 3(3) of ERISA maintained or contributed to by Ryder, any of its Subsidiaries, or any ERISA Affiliate, other than a Multiemployer Plan.

      Environmental Laws. Any judgment, decree, order, law, permit, license, rule or regulation pertaining to environmental matters, or any United States, Canadian, United Kingdom or Puerto Rican federal, state, provincial, territorial or local statute, regulation, ordinance, order or decree relating to public health, waste transportation or disposal, or the environment.

      ERISA. The Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

      ERISA Affiliate. Any Person which is treated as a single employer with Ryder or any of its Subsidiaries under Section 414 of the Code.

      ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

      EU Treaties. The treaty establishing the European Community being the Treaty of Rome of 25 March 1957 as amended by the Single European Act 1986 and by the Treaty of European Union which was signed at Maastricht on 7 February 1992 (and came into being on November 1, 1993), (the Maastricht Treaty) as further amended from time to time.

      EURIBOR Rate. For any Interest Period with respect to a EURIBOR Rate Loan, the rate of interest equal to (i) the rate at which Euros are offered on Moneyline Telerate Page 248 (or any successor thereto) at approximately 11:00 a.m. (Central European time) on the date that is two (2) TARGET Settlement Days preceding the first day of such Interest Period. If the rate referenced in the preceding sentence does not appear on such page or service or such page or service shall not be available, "EURIBOR Rate" means the rate determined by the U.K. Agent to be the offered rate on such other page or other service that displays the percentage rate per annum determined by the Banking Federation of the European Union for deposits in Euros (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) on the date that is two (2) TARGET Settlement Days preceding the first day of such Interest Period. If the rates referenced in the preceding two sentences are not available, "EURIBOR Rate" means an interest rate per annum equal to the arithmetic mean determined by the U.K. Agent (rounded upwards to the nearest 0.01%) of the rates per annum at which deposits in Euros are offered by the U.K. Agent and the Reference Banks in the European interbank market at approximately 11:00 a.m. (Central European time), on the day that is two (2) TARGET Settlement Days preceding the first day of such Interest Period to other leading banks in the European interbank market. For the purposes of this definition, "TARGET Settlement Day" means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open.

      EURIBOR Rate Loan. U.K. Loans denominated in Euros bearing interest calculated by reference to the EURIBOR Rate.

      Euro or EU. The single lawful currency of the Participating Member States.

      Euro Reference Rate. The annual rate of interest equal to the sum of (i) the arithmetic mean of the cost of funds offered to the U.K. Agent and the Reference Banks in the London interbank market for overdrafts denominated in Euros plus (ii) one percent (1%).

      Euro Equivalent. With respect to an amount of U.S. Dollars, Canadian Dollars or Sterling on any date, the amount of Euros that may be purchased with such amount of U.S. Dollars, Canadian Dollars or Sterling, as applicable, on such date.

      Eurocurrency Reserve Rate. For any day with respect to (i) a Domestic LIBOR Rate Loan, the maximum rate (expressed as a decimal) at which any lender which is a member bank of the Federal Reserve System with deposits exceeding $5,000,000,000 would be required by law to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding, (ii) a Canadian Dollar LIBOR Rate Loan, the maximum rate (expressed as a decimal) at which any Canadian Bank would be required by law to maintain reserves with respect to such Canadian Dollar LIBOR Rate Loan, and (iii) a U.K. LIBOR Rate Loan which is denominated in U.S. Dollars, the maximum rate (expressed as a decimal) at which any U.K. Bank would be required by law to maintain reserves with respect to such U.K. LIBOR Rate Loan. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in such Regulation D or other applicable law.

      Eurodollar Business Day. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London.

      Event of Default. See Section 13.1

      Exchange Rate. On any day, (a) with respect to Canadian Dollars in relation to U.S. Dollars, the Canadian Agent's noon spot rate as quoted on the Reuters Page BOFC at which U.S. Dollars are offered on such day for Canadian Dollars, (b) with respect to Sterling in relation to U.S. Dollars, the spot rate as quoted by the U.K. Agent as its spot rate at which U.S. Dollars are offered on such day for Sterling, (c) with respect to Euros in relation to U.S. Dollars, the spot rate as quoted by the U.K. Agent as its spot rate at which U.S. Dollars are offered on such date for Euros, (d) with respect to U.S. Dollars in relation to Canadian Dollars, the Canadian Agent's noon spot rate as quoted on the Reuters Page BOFC at which Canadian Dollars are offered on such day for U.S. Dollars, (e) with respect to U.S. Dollars in relation to Sterling, the spot rate as quoted by the U.K. Agent as its spot rate at which Sterling is offered on such day for U.S. Dollars, (f) with respect to U.S. Dollars in relation to Euros, the spot rate as quoted by the U.K. Agent at its spot rate at which Euros are offered on such date for U.S. Dollars, (g) with respect to Canadian Dollars in relation to Sterling, the spot rate as quoted by the Canadian Agent as its noon spot rate at which Sterling is offered on such day for Canadian Dollars,
(h) with respect to Sterling in relation to Canadian Dollars, the spot rate as quoted by the U.K. Agent as its spot rate at which Canadian Dollars are offered on such day for Sterling, (i) with respect to Euros in relation to Canadian Dollars, the spot rate as quoted by the U.K. Agent as its spot rate at which Canadian Dollars are offered on such day for Euros and (j) with respect to Canadian Dollars in relation to Euros, the spot rate as quoted by the Canadian Agent as its noon spot rate at which Euros are offered on such day for Canadian Dollars.

      Facility Fees. Collectively, the Domestic Facility Fee, the Canadian Facility Fee, the U.K. Facility Fee and the PR Facility Fee.

      Federal Funds Effective Rate. On any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Domestic Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Domestic Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three funds brokers of recognized standing selected by the Administrative Agent.

      Fitch. Fitch Investors Service, Inc.

      Fleet. Fleet National Bank, in its individual capacity.

      Fund. Any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

      Generally Accepted Accounting Principles, or GAAP. (i) When used in Sections 9.1 and 10, whether directly or indirectly through reference to a capitalized term used therein, means (A) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, and (B) to the extent consistent with such principles, the accounting practice of Ryder reflected in its financial statements for the year ended on the Balance Sheet Date, and (ii) when used in general, other than as provided above, means principles that are (A) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (B) consistently applied with past financial statements of Ryder adopting the same principles, provided that in each case referred to in this definition of "generally accepted accounting principles" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

      Governmental Authority. Any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

      Granting Bank. See Section 21.7.

      Guaranteed Obligations. See Section 5.1.

      Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by Ryder, its Subsidiaries or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

      Guaranty. The guaranty contained in Section 5 hereof.

      Hazardous Substances. Any toxic substances, hazardous waste or other material regulated by any Environmental Law.

      Head Office. When used in connection with (a) the Administrative Agent, the Administrative Agent's head office located in Boston, Massachusetts, or at such other location as the Administrative Agent may designate from time to time,
(b) the Canadian Agent, the Canadian Agent's head office located in Toronto, Canada, or at such other location as the Canadian Agent may designate from time to time and (c) the U.K. Agent, the U.K. Agent's head office located in London, England, or at such other location as the U.K. Agent may designate from time to time.

      Honor Date. See Section 4.3.

      Immaterial Subsidiary. As of any date, a Subsidiary of Ryder whose results of operations, considered alone or in the aggregate with other Subsidiaries treated as Immaterial Subsidiaries, do not have a material effect on the business, consolidated financial position or consolidated results of operations of Ryder and its Consolidated Subsidiaries, taken as a whole.

      Indebtedness With respect to any Person, at any date, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (d) all obligations of such Person as lessee under Capitalized Leases, (e) all Deemed Indebtedness Under Limited Recourse Facilities, (f) all obligations as lessee in respect of synthetic leases and (g) all Indebtedness of others guaranteed by such Person. For the avoidance of doubt, all obligations under Limited Recourse Facilities other than Deemed Indebtedness under Limited Recourse Facilities shall not be Indebtedness for the purposes of this definition.

      Indemnifiable Taxes. See Section 19(a).

      Instrument of Accession. See Section 21.8.

      Intangible Assets. The aggregate amount of the sum of the following (to the extent reflected in determining consolidated shareholders' equity): (i) all write-ups (other than write-ups resulting from foreign currency transactions and write-ups of assets of a going concern business made within twelve (12) months after the acquisition of such business) subsequent to December 31, 2003 in the book value of any assets owned by Ryder or a Consolidated Subsidiary, (ii) all investments in Subsidiaries other than Consolidated Subsidiaries, and (iii) all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, organization or developmental expenses and other intangible assets.

      Intercompany Indebtedness Any Indebtedness owed directly between Ryder and a Subsidiary of Ryder or between Subsidiaries of Ryder.

      Interest Payment Date. With respect to (a) Base Rate Loans, the last day of each calendar quarter and (b) LIBOR Rate Loans with an Interest Period of (i) less than three (3) months, the last day of such Interest Period or (ii) more than three (3) months, the date that is three (3) months from the first day of such Interest Period, and at three (3) month intervals thereafter and, in addition, the last day of such Interest Period.

      Interest Period. With respect to each Loan (a) initially, the period commencing on the Drawdown Date of such Loan and ending on the last day of one of the periods set forth below, as selected by the applicable Borrower(s) in accordance with this Agreement for any LIBOR Rate Loan, 1, 2, 3, 6 or, if agreed to by all Banks, 9 or 12 months; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the applicable Borrower(s) in accordance with this Agreement; provided that any Interest Period which would otherwise end on a day which is not a Business Day shall be deemed to end on the next succeeding Business Day; provided further that for any Interest Period for any LIBOR Rate Loan, if such next succeeding Business Day falls in the next succeeding calendar month, such Interest Period shall be deemed to end on the next preceding Business Day; and provided further that no Interest Period shall extend beyond the Maturity Date, as applicable.

      ISP. With respect to any Letter of Credit, the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

      Issuing Bank. Fleet National Bank in its capacity as issuer of Letters of Credit for the account of Ryder and its domestic Subsidiaries, or any successor issuer of Letters of Credit for the account of such Borrower pursuant to Section
21.9 hereunder.

      Issuer Documents. With respect to any Letter of Credit, the Letter Credit Application and any other document, agreement and instrument entered into by the Issuing Bank and Ryder and its domestic Subsidiaries or in favor of the Issuing Bank and relating to any such Letter of Credit.

      L/C Advance. With respect to each Bank, such Bank's funding of its participation in any L/C Borrowing in accordance with its Domestic Commitment Percentage.

      L/C Borrowing. An extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Base Rate Loan denominated in Dollars.

      L/C Credit Extension. With respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

      L/C Obligations. As at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be "outstanding" in the amount so remaining available to be drawn.

      Letter of Credit. Any letter of credit issued hereunder. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

      Letter of Credit Application. An application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the Issuing Bank.

      Letter of Credit Expiration Date. The day that is thirty days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

      Letter of Credit Fee. See Section 4.9.

      Letter of Credit Sublimit. An amount equal to $75,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Total Commitment.

      LIBOR Rate Loans. Loans bearing interest calculated by reference to the Domestic LIBOR Rate, Canadian Dollar LIBOR Rate, Sterling LIBOR Rate, EURIBOR Rate, or U.K. Dollar LIBOR Rate, as the case may be.

      Limited Recourse Facilities. Any (i) Receivables Purchase Agreement, (ii) Securitization Transaction or (iii) other transaction similar to those set forth in clause (i) and (ii) to which Ryder or any of its Consolidated Subsidiaries is a party, under which recourse as a general obligation of Ryder or a Consolidated Subsidiary (other than a special purpose non-operating Subsidiary formed for the purpose of the relevant transaction) is limited to not more than 15% of the aggregate principal amount or aggregate payment obligations, as applicable, under such transaction. Limited recourse as provided for in clause (iii) shall be determined by Ryder as set forth in a written notice to the Administrative Agent (together with any appropriate supporting documentation) and shall be reasonably acceptable to the Administrative Agent; provided that if the Administrative Agent does not accept such determination, Ryder and the Administrative Agent shall enter into good faith negotiations in order determine the amount of the limited recourse with respect to any such transaction and, prior to Ryder and the Administrative Agent making such determination, such transaction shall not be treated as a "Limited Recourse Facility" hereunder.

      Loan Documents. This Agreement, the Notes, the Bankers' Acceptances, the Letter of Credit Applications, the Letters of Credit and any other document designated as a "Loan Document" by Ryder and the Administrative Agent.

      Loan(s). Collectively, the Canadian Loans, the Domestic Loans, the PR Loans and the U.K. Loans.

      Majority Banks. The Banks with at least fifty-one percent (51%) of the Total Commitment; provided that in the event that the Total Commitment has been terminated, the Majority Banks shall be the Banks holding at least fifty-one percent (51%) of the aggregate outstanding principal amount of the Obligations on such date.

      Maturity Date. May 11, 2009.

      Moody's. Moody's Investors Service, Inc.

      Multiemployer Plan. Any multiemployer plan within the meaning of Section 3(37) of ERISA maintained or contributed to by Ryder, any of its Subsidiaries, or any ERISA Affiliate.

      New Lending Office. See Section 6.2(b).

      Non-Extension Notice Date. See Section 4.2(c).

      Non-Schedule I Bank. A Bank which is not a Schedule I Bank.

      Non-U.S. Bank. See Section 6.2(a).

      Notes. Collectively, the Domestic Notes, the Domestic Swing Line Note, the U.K. Notes, the U.K. Swing Line Note, the Canadian Notes, the Canadian Swing Line Note and the PR Notes.

      Obligations. All indebtedness, obligations and liabilities of the Borrowers, and any obligations with respect to Letters of Credit issued for the account of Ryder's domestic Subsidiaries, to any of the Banks, the Agents and the Issuing Bank, individually or collectively, existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, in each case, arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans made or L/C Obligations incurred or Bankers' Acceptances, Letter of Credit Applications, Letters of Credit, the Notes, or any other instrument at any time evidencing any thereof.

      Other Taxes. See Section 19(b).

      Participant. See Section 21.4.

      Participating Member States. A member state of the European Union that has adopted or adopts a single currency in accordance with the EU Treaties.

      PBGC. The Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

      Permitted Liens. See Section 9.2.

      Person. Any individual, corporation, partnership, joint venture, limited liability company, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

      PR Banks. The banks and financial institutions that shall have agreed to make PR Loans to Ryder PR, as evidenced by each such Bank having a positive figure beside its name in the column titled "PR Commitment" on
Schedule 1 hereto, as such Schedule may be updated from time to time in accordance with Sections 2.3(f), 2.4 and 21 hereof.

      PR Business Day. A Domestic Business Day.

      PR Commitment. With respect to each PR Bank, the amount set forth on
Schedule 1 hereto, as such Schedule may be updated from time to time in accordance with Section 2.3(f), 2.4 and 21 hereof, as the amount of such PR Bank's Commitment to make PR Loans to Ryder PR, as the same may be reduced from time to time; or if such Commitment is terminated pursuant to the provisions hereof, zero.

      PR Commitment Percentage. With respect to each PR Bank, the percentage set forth on Schedule 1 hereto, as such Schedule may be updated from time to time in accordance with Sections 2.3(f), 2.4 and 21 hereof, as such PR Bank's percentage of the Total PR Commitment.

      PR Facility Fee. See Section 2.2(d).

      PR Loan Request. See Section 2.7(d).

      PR Loans. Collectively, Loans made to Ryder PR by the PR Banks pursuant to
Section 2.1.4 hereof.

      PR Note. See Section 2.5(e).

      Pricing Table. With respect to Domestic Loans, Canadian Loans, U.K. Loans, PR Loans, Bankers' Acceptances, Letters of Credit, Letter of Credit Fees, Domestic Commitments, Canadian Commitments, U.K. Commitments and PR Commitments, on each day the Applicable Acceptance Fee Rate, Applicable Facility Fee Rate, and Applicable Margin shall be as set forth in the table below (expressed in basis points per annum) based on the Senior Public Debt Ratings in effect on such day and shall correspond to the highest level in such table at which the Senior Public Debt Ratings threshold shall be satisfied. In the event of a one step split rating by S&P and Moody's, the higher step rating shall apply. In the event of a two or more step split rating by S&P and Moody's the step rating that is one step above the lower rating shall apply. Adjustments to the Applicable Acceptance Fee Rate, the Applicable Facility Fee Rate, and the Applicable Margin shall be made on, and shall be effective as of, the day of any adjustment in the Senior Public Debt Rating. In the event that no Senior Public Debt Rating is available, the Applicable Acceptance Fee Rate, the Applicable Facility Fee Rate, and the Applicable Margin shall be as set forth in Level VI in the table below.

                                    Applicable                       Applicable
           Senior Public           Facility Fee        Applicable    Acceptance
Level       Debt Rating                Rate               Margin      Fee Rate
---------------------------------------------------------------------------------
 I        greater than or             10.00              40.00         40.00
           equal to A/A2
 --------------------------------------------------------------------------------
 II       greater than or             12.50              50.00         50.00
          equal to A-/A3
 --------------------------------------------------------------------------------
 III       greater than or            15.00              60.00         60.00
             equal to
            BBB+/Baa1
 --------------------------------------------------------------------------------
 IV       greater than or             17.50              70.00         70.00
         equal to BBB/Baa2
 --------------------------------------------------------------------------------
  V        greater than or            22.50              77.50         77.50
         equal to BBB-/Baa3
 --------------------------------------------------------------------------------
 VI          less than                30.00             100.00         100.00
             BBB-/Baa3

      Qualifying Bank. With respect to (a) any Domestic Bank and/or PR Bank, a bank or other financial institution that is incorporated or organized under the laws of the United States of America or a state thereof or the District of Columbia or that has complied with the provisions of Section 6.2 hereof with respect to such Person's complete exemption from deduction or withholding of United States federal income taxes; (b) any U.K. Bank, a bank or other financial institution for the purposes of Section 349 of the Income and Corporation Taxes Act 1988; and (c) any Canadian Bank, a bank or other financial institution which is resident in Canada and which is named in Schedule I or Schedule II to the Bank Act (Canada).

      RBS-U.K. Royal Bank of Scotland PLC, in its individual capacity.

      RBS-U.K. Sterling Reference Rate. The annual rate of interest equal to the sum of (i) the cost of funds offered to the U.K. Agent in the London interbank market for overdrafts denominated in Sterling plus (ii) one percent (1%).

      RBS-U.K. Euro Reference Rate. The annual rate of interest equal to the sum of (i) the cost of funds offered to the U.K. Agent in the London interbank market for overdrafts denominated in Euros plus (ii) one percent (1%).

      Real Property. All real property now or hereafter owned, operated, or leased by Ryder or any of its Consolidated Subsidiaries.

      Reallocation. A transfer by the Borrowers of a portion of the Domestic Commitments or all or a portion of the Canadian Commitments or all or a portion of the U.K. Commitments or all or a portion of the PR Commitments in accordance with Section 2.4 hereof.

      Receivables Purchase Agreement. Collectively, (i) the Trade Receivables Purchase and Sale Facility, dated April 17, 2001, among Ciesco L.P., Thunder Bay Funding Inc., Citicorp North America Inc. ("Citicorp"), Royal Bank of Canada and Ryder Receivables Funding, L.L.C., as amended; provided that any amendments thereto do not materially modify or alter the terms of recourse or levels of recourse under such facility, and (ii) any similar receivables purchase agreements with Citicorp or other parties entered into either in lieu of or in addition to the receivables purchase agreement referenced in clause (i) and permitted pursuant to Section 9.3; provided that (A) the provisions related to recourse therein are substantially similar to those provided for in the agreement referenced in clause (i) and (B) the terms and conditions of such receivables purchase agreements have been consented to by the Administrative Agent, such consent not to be unreasonably withheld, in either case, whether characterized as sales agreements or security agreements.

      Reference Banks. Bank of America, N.A., Mizuho Corporate Bank, Ltd. and Wachovia Bank, N.A.

      Reference U.K. Dollar Base Rate. The annual rate of interest equal to the sum of (i) the arithmetic mean of the cost of funds offered to the U.K. Agent and the Reference Banks in the London interbank market for overdrafts denominated in Dollars plus (ii) one percent (1%).

      Refunding Bankers' Acceptance. See Section 3.2.

      Register. See Section 21.3.

      Replacement Bank. See Section 6.14.

      Replacement Notice. See Section 6.14

      Reset Date. See Section 6.16.

      Ryder. Has the meaning ascribed thereto in the introductory paragraph hereof.

      Ryder Canada Limited. Has the meaning ascribed thereto in the introductory paragraph hereof.

      Ryder Holdings Canada. Has the meaning ascribed thereto in the introductory paragraph hereof.

      Ryder PLC. Has the meaning ascribed thereto in the introductory paragraph hereof.

      Ryder PR. Has the meaning ascribed thereto in the introductory paragraph hereof.

      RSH. Has the meaning ascribed thereto in the introductory paragraph hereof.

      Schedule I Bank. Any bank named on Schedule I to the Bank Act (Canada).

      Secured Indebtedness (i) Indebtedness and all Derivatives Obligations of any Borrower or any of Ryder's Consolidated Subsidiaries and all reimbursement obligations with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, in each case, secured by a lien or other encumbrance on, or title to, any real or personal property, (ii) unsecured Indebtedness and Derivatives Obligations of any of Ryder's Consolidated Subsidiaries (other than the Canadian Borrowers or the U.K. Borrowers) and unsecured reimbursement obligations with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of Ryder's Consolidated Subsidiaries (other than the Canadian Borrowers or the U.K. Borrowers), (iii) the aggregate liquidation preference of all Preferred Stock (as defined in Section 9.5 hereof) issued by Ryder's Consolidated Subsidiaries which is not owned by Ryder and its Consolidated Subsidiaries and (iv) any Deemed Indebtedness Under Limited Recourse Facilities and all obligations as lessee in respect of synthetic leases, in each case to the extent not otherwise included as Secured Indebtedness pursuant to clauses
(i) and (ii) above.

      Securitized Assets. See Section 9.3(e).

      Securitization Transactions. Collectively, (i) the Asset Backed Senior Notes issued by Ryder Vehicle Lease Trust 2001-A in the aggregate principal amount of $409,872,000, with Ryder Funding LP as transferor and Ryder Truck Rental, Inc as administrative agent, as amended; provided that any amendments thereto do not materially modify or alter the terms of recourse or levels of recourse under such transaction, (ii) the Asset Backed Senior Notes issued by Ryder Vehicle Lease Trust 1999-A in the aggregate principal amount of $282,900,000, with Ryder Funding LP as transferor and Ryder Truck Rental, Inc as administrative agent, as amended; provided that any amendments thereto do not materially modify or alter the terms of recourse or levels of recourse under such transaction, and (iii) any similar securitization transactions entered into either in lieu of or in addition to the securitization transactions referenced in clauses (i) and (ii) and permitted pursuant to Section 9.3; provided that (A) the provisions related to recourse therein are substantially similar to those provided for in the securitization transactions referenced in clauses (i) and
(ii) and (B) the terms and conditions of such securitization transactions have been consented to by the Administrative Agent, such consent not to be unreasonably withheld.

      Senior Public Debt Ratings. The rating(s) of Ryder's public unsecured long-term senior debt, without third party credit enhancement, issued by Moody's and/or S&P; or, in the event no such debt of Ryder is outstanding or if such debt shall be outstanding but shall not be rated by S&P or Moody's, the rating(s) of this credit facility issued by Moody's and/or S&P (or, if Moody's and S&P do not exist, another nationally recognized rating agency) upon request of Ryder.

      S&P. Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc.

      SPC. See Section 21.7.

      Sterling or (pound). Pounds Sterling in lawful currency of the United Kingdom.

      Sterling Reference Rate. The annual rate of interest equal to the sum of
(i) the arithmetic mean of the cost of funds offered to the U.K. Agent and the Reference Banks in the London interbank market for overdrafts denominated in Sterling plus (ii) one percent (1%).

      Sterling Equivalent. With respect to an amount of U.S. Dollars, Canadian Dollars, or Euros on any date, the amount of Sterling that may be purchased with such amount of U.S. Dollars, Canadian Dollars, or Euros at the Exchange Rate with respect to U.S. Dollars, Canadian Dollars, or Euros, as applicable, on such date.

      Sterling LIBOR Rate. For any Interest Period with respect to a U.K. LIBOR Rate Loan denominated in Sterling, the annual rate of interest at which Sterling deposits are offered on Moneyline Telerate Page 3750 (or any successor thereto) at approximately 11:00 a.m. (London time) on the first Eurodollar Business Day of such Interest Period. If the rate referenced in the preceding sentence does not appear on such page or service or such page or service shall not be available, the annual rate of interest referred to in the first sentence shall be equal to the rate determined by the U.K. Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Sterling (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) on the first Eurodollar Business Day of such Interest Period. If the rates referenced in the preceding two sentences are not available, the annual rate of interest referred to in the first sentence shall be determined by the U.K. Agent as the rate of interest at which deposits in Sterling for delivery on the first day of such Interest Period in same day funds in the approximate amount of the U.K. LIBOR Rate Loan being made, continued or converted by the U.K. Agent and with a term equivalent to such Interest Period would be offered by the U.K. Agent to major banks in the London interbank market at their request at approximately 4:00 p.m. (London time) on the first Eurodollar Business Day of such Interest Period.

      Subordinated Indebtedness The aggregate (without duplication) of the following:

            (a) Indebtedness of Ryder or a Consolidated Subsidiary that is outstanding on the Closing Date and that is subordinated to the Obligations arising hereunder pursuant to an agreement or instrument containing subordination provisions previously approved by the Administrative Agent;

            (b) Indebtedness of Ryder that is incurred after the Closing Date and that (i) is subordinated to the Obligations arising hereunder pursuant to an agreement or instrument treating the Obligations arising hereunder as senior debt and containing subordination provisions no less favorable to the Banks than those set forth in Exhibit E attached hereto or pursuant to subordination provisions treating the Obligations arising hereunder as senior debt and otherwise satisfactory in form and substance to the Majority Banks, and (ii) unless such Indebtedness is Intercompany Indebtedness, has a final maturity not less than six years after the date of incurrence thereof;

      provided that, without the prior written consent of the Majority Banks, Ryder shall not suffer or permit subordination provisions of any Subordinated Indebtedness to be changed, amended or modified from those set forth on Exhibit E or otherwise approved by the Majority Banks after such provisions have been adopted.

      Subsidiary. Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority of the outstanding capital stock or other interest entitled to vote generally.

      Swing Line Loan Maturity Date. With respect to any Swing Line Loan, the proposed maturity date of such Loan, as set forth in the Swing Line Loan Request delivered by a Borrower to the applicable Agent pursuant to Section 2.12,
Section 2.13, or Section 2.14 hereof, which in no event shall be later than the earlier to occur of (i) thirty (30) days after the Drawdown Date of such Loan and (ii) the Maturity Date.

      Swing Line Loan Request. A Domestic Swing Line Loan Request, a Canadian Swing Line Loan Request, or a U.K. Swing Line Loan Request, as the context may require.

      Swing Line Loans. Collectively, the Domestic Swing Line Loans, the U.K. Swing Line Loans and the Canadian Swing Line Loans.

      Syndication Agent. Has the meaning ascribed thereto in the introductory paragraph hereof.

      Total Canadian Commitment. The sum of the Canadian Commitments of the Canadian Banks, as in effect from time to time. The Total Canadian Commitment shall not, at any time, exceed $90,000,000 (except as may be increased in accordance with Section 21.8).

      Total Commitment. The sum of the Total Canadian Commitment, the Total Domestic Commitment, the Total U.K. Commitment and the Total PR Commitment, each as in effect from time to time. The Total Commitment shall not, at any time, exceed $870,000,000 (except as may be increased in accordance with Section 21.8).

      Total Commitment Percentage. With respect to each Bank, the percentage set forth next to such Bank on Schedule 1 hereto, as such Schedule may be updated from time to time in accordance with Sections 2.3(f), 2.4 and 21 hereof, as such Bank's percentage of the Total Commitment.

      Total Domestic Commitment. The sum of the Domestic Commitments of the Domestic Banks, as in effect from time to time.

      Total PR Commitment. The sum of the PR Commitments of the PR Banks, as in effect from time to time. The Total PR Commitment shall not, at any time, exceed $10,000,000 (except as may be increased in accordance with Section 21.8).

      Total U.K. Commitment. The sum of the U.K. Commitments of the U.K. Banks, as in effect from time to time. The Total U.K. Commitment shall not, at any time, exceed $90,000,000 (except as may be increased in accordance with Section 21.8).

      U.K. Agent. Has the meaning ascribed thereto in the introductory paragraph hereof.

      U.K. Banks. The banks and financial institutions that shall have agreed to make U.K. Loans to the U.K. Borrowers, as evidenced by such Bank having a positive figure beside its name in the column titled "U.K. Commitment" on
Schedule 1 hereto, as such Schedule may be updated from time to time in accordance with Sections 2.3(f), 2.4 and 21 hereof.

      U.K. Base Rate Loans. U.K. Loans bearing interest calculated by reference to the Sterling Reference Rate (with respect to U.K. Base Rate Loans denominated in Sterling) or the Euro Reference Rate (with respect to U.K. Base Rate Loans denominated in Euros) or the Reference U.K. Dollar Base Rate (with respect to the U.K. Base Rate Loans denominated in U.S. Dollars) and, with respect to U.K. Swing Line Loans only, the RBS-U.K. Sterling Reference Rate, the RBS-U.K. Euro Reference Rate or the U.K. Dollar Base Rate.

      U.K. Borrowers. Has the meaning ascribed thereto in the introductory paragraph hereof.

      U.K. Business Day. Any day other than a Saturday, Sunday, or any day on which banking institutions in London, England are authorized or required by law to be closed.

      U.K. Commitment. With respect to each U.K. Bank, the amount set forth on
Schedule 1 hereto, as such Schedule may be updated from time to time in accordance with Sections.2.3(f), 2.4 and 21 hereof, as the amount of such U.K. Bank's commitment to make U.K. Loans to the U.K. Borrowers, as the same may be reduced from time to time; or if such commitment is terminated pursuant to the provisions hereof, zero.

      U.K. Commitment Percentage. With respect to each U.K. Bank, the percentage set forth on Schedule 1 hereto, as such Schedule may be updated from time to time in accordance with Sections.2.3(f), 2.4 and 21 hereof, as such U.K. Bank's percentage of the Total U.K. Commitment.

      U.K. Dollar Base Rate. The annual rate of interest equal to the sum of (i) the cost of funds offered to the U.K. Agent in the London interbank market for overdrafts denominated in Dollars plus (ii) one percent (1%).

      U.K. Dollar LIBOR Rate. For any Interest Period with respect to a U.K. LIBOR Rate Loan denominated in U.S. Dollars, the annual rate of interest at which U.S. Dollar deposits are offered on Moneyline Telerate Page 3750 (or any successor thereto) at approximately 11:00 a.m. (London time) two Eurodollar Business Days prior to the beginning at such Interest Period. If the rate referenced in the preceding sentence does not appear on such page or service or such page or service shall not be available, the annual rate of interest referred to in the first sentence shall be equal to the rate determined by the U.K. Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in U.S. Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Eurodollar Business Days prior to the first day of such Interest Period. If the rates referenced in the preceding two sentences are not available, the annual rate of interest referred to in the first sentence shall be determined by the U.K. Agent as the rate of interest at which deposits in U.S. Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the U.K. LIBOR Rate Loan being made, continued or converted by the U.K. Agent and with a term equivalent to such Interest Period would be offered by the U.K. Agent to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two Eurodollar Business Days prior to the first day of such Interest Period.

      U.K. Facility Fee. See Section 2.2(c).

      U.K. LIBOR Rate Loans. U.K. Loans bearing interest calculated by reference to the Sterling LIBOR Rate (with respect to U.K. Loans denominated in Sterling) or the U.K. Dollar LIBOR Rate (with respect to U.K. Loans denominated in U.S. Dollars).

      U.K. Loan Request. See Section 2.7(c).

      U.K. Loans. Collectively, Loans made to the U.K. Borrowers by the U.K. Banks pursuant to Section 2.1.3 hereof and the U.K. Swing Line Loans.

      U.K. Note. See Section 2.5(c).

      U.K. Swing Line Loan Request. See Section 2.13(b).

      U.K. Swing Line Loans. See Section 2.13(a).

      U.K. Swing Line Note. See Section 2.13(f).

      Unreimbursed Amount. See Section 4.3(a).

      Utilization Fee. See Section 2.2(e)

      SECTION 1.2. RULES OF INTERPRETATION.

            (a) A reference to any document or agreement (including this Agreement) shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

            (b) The singular includes the plural and the plural includes the singular.

            (c) A reference to any law includes any amendment or modification to such law.

            (d) A reference to any Person includes its permitted successors and permitted assigns.

            (e) Accounting terms capitalized but not otherwise defined herein have the meanings assigned to them by Generally Accepted Accounting Principles applied on a consistent basis by the accounting entity to which they refer.

            (f) The words "include", "includes" and "including" are not limiting.

            (g) All terms not specifically defined herein or by Generally Accepted Accounting Principles, which terms are defined in the Uniform Commercial Code as in effect in the State of New York, have the meanings assigned to them therein.

            (h) Reference to a particular "Section" refers to that section of this Agreement unless otherwise indicated.

            (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

            SECTION 2. THE CREDIT FACILITIES.

            SECTION 2.1. COMMITMENT TO LEND.

                  SECTION 2.1.1. DOMESTIC LOANS. Subject to the terms and
            conditions set forth in this Agreement, each of the Domestic Banks severally agrees to lend to Ryder and Ryder may borrow, repay, and reborrow from time to time between the Closing Date and the Maturity Date, upon notice by Ryder to the Administrative Agent given in accordance with this Section 2, such sums in Dollars as are equal to such Domestic Bank's Domestic Commitment Percentage of the Domestic Loans requested by Ryder; provided that (a) the sum of (i) the outstanding principal amount of the Domestic Loans, plus (ii) the outstanding L/C Obligations with respect to Letters of Credit issued for the account of Ryder and its domestic Subsidiaries, shall not, at any time and after giving effect to all amounts requested, exceed the Total Domestic Commitment and (b) the sum of (i) the outstanding principal amount of the Domestic Loans owed to a Domestic Bank, plus
            (ii) such Domestic Bank's Domestic Commitment Percentage of the outstanding L/C Obligations with respect to Letters of Credit issued for the account of Ryder and its domestic Subsidiaries, shall not, at any time and after giving effect to all amounts requested, exceed such Domestic Bank's Domestic Commitment.

                  SECTION 2.1.2. CANADIAN LOANS. Subject to the terms and
            conditions set forth in this Agreement, each of the Canadian Banks severally agrees to lend to the Canadian Borrowers in U.S. Dollars or Canadian Dollars, and the Canadian Borrowers may borrow, repay, and reborrow from time to time in U.S. Dollars or Canadian Dollars between the Closing Date and the Maturity Date, upon notice by the Canadian Borrowers to the Canadian Agent given in accordance with this Section 2, such sums in U.S. Dollars or Canadian Dollars as are equal to such Bank's Canadian Commitment Percentage of the Canadian Loans requested by the Canadian Borrowers; provided that (a) the sum of (i) the outstanding principal amount of the Canadian Loans denominated in Dollars, plus (ii) the Dollar Equivalent of the outstanding principal amount of the Canadian Loans denominated in Canadian Dollars, plus (iii) the Dollar

            Equivalent of the aggregate amount of Bankers' Acceptances then outstanding, shall not, at any time and after giving effect to all amounts requested, exceed the Total Canadian Commitment and (b) the sum of (i) the outstanding principal amount of the Canadian Loans denominated in Dollars owed to a Canadian Bank, plus (ii) the Dollar Equivalent of the outstanding principal amount of the Canadian Loans denominated in Canadian Dollars owed to such Canadian Bank, plus
            (iii) the Dollar Equivalent of the outstanding aggregate amount of Bankers' Acceptances outstanding and purchased by such Canadian Bank, shall not, at any time and after giving effect to all amounts requested, exceed such Canadian Bank's Canadian Commitment.

                  SECTION 2.1.3. U.K. LOANS. Subject to the terms and conditions set forth in this Agreement, each of the U.K. Banks severally agrees to lend to the U.K. Borrowers in U.S. Dollars, Sterling or Euros, and the U.K. Borrowers may borrow, repay, and reborrow from time to time in U.S. Dollars, Sterling or Euros between the Closing Date and the Maturity Date, upon notice by the U.K. Borrowers to the U.K. Agent given in accordance with this Section 2, such sums in U.S. Dollars, Sterling or Euros as are equal to such Bank's U.K. Commitment Percentage of the U.K. Loans requested by the U.K. Borrowers; provided that (a) the sum of (i) the outstanding principal amount of the U.K. Loans denominated in Dollars, plus (ii) the Dollar Equivalent of the outstanding principal amount of the U.K. Loans denominated in Sterling, plus (iii) the Dollar Equivalent of the outstanding principal amount of the U.K. Loans denominated in Euros, shall not, at any time and after giving effect to all amounts requested, exceed the Total U.K. Commitment and (b) the sum of (i) the outstanding principal amount of the U.K. Loans denominated in Dollars owed to a U.K. Bank, plus (ii) the Dollar Equivalent of the outstanding principal amount of the U.K. Loans denominated in Sterling owed to such U.K. Bank, plus (iii) the Dollar Equivalent of the outstanding principal amount of the U.K. Loans denominated in Euros owed to such U.K. Bank, shall not, at any time and after giving effect to all amounts requested, exceed such U.K. Bank's U.K. Commitment.

                  Section 2.1.4. PR LOANS. Subject to the terms and conditions set forth in this Agreement, each of the PR Banks severally agree to lend to Ryder PR in U.S. Dollars and Ryder PR may borrow, repay, and reborrow from time to time in U.S. Dollars between the Closing Date and the Maturity Date, upon notice by Ryder PR to the Administrative Agent given in accordance with this Section 2, such sums in U.S. Dollars as are equal to such PR Bank's PR Commitment Percentage of the PR Loans requested by Ryder PR; provided that (a) the sum of the outstanding principal amount of the PR Loans shall not, at any time and after giving effect to all amounts requested, exceed the Total PR Commitment and
            (b) the sum of the outstanding principal amount of the PR Loans owed to a PR Bank shall not, at any time and after giving effect to all amounts requested, exceed such PR Bank's PR Commitment.

      SECTION 2.2. FACILITY FEE AND UTILIZATION FEE.

      (a) Ryder agrees to pay to the Administrative Agent, for the pro rata account of each of the Domestic Banks, a fee (the "Domestic Facility Fee") on the Total Domestic Commitment (whether or not used) equal to the Applicable Facility Fee Rate multiplied by the Total Domestic Commitment. The Domestic Facility Fee shall be payable by Ryder quarterly in arrears on the last day of each calendar quarter for the quarter then ending, commencing with the first such date after the Closing Date and with a final payment on the Maturity Date (or on the date of the termination in full of the Total Domestic Commitment, if earlier).

      (b) The Canadian Borrowers jointly and severally agree to pay to the Canadian Agent, for the pro rata account of each of the Canadian Banks, a fee (the "Canadian Facility Fee") on the Total Canadian Commitment (whether or not used) equal to the Applicable Facility Fee Rate multiplied by the Total Canadian Commitment. The Canadian Facility Fee shall be payable by the Canadian Borrowers quarterly in arrears on the last day of each calendar quarter for the quarter then ending, commencing with the first such date after the Closing Date and with a final payment on the Maturity Date (or on the date of the termination in full of the Total Canadian Commitment, if earlier).

      (c) The U.K. Borrowers jointly and severally agree to pay the U.K. Agent, for the pro rata account of each of the U.K. Banks, a fee (the "U.K. Facility Fee") on the Total U.K. Commitment (whether or not used) equal to the Applicable Facility Fee Rate multiplied by the Total U.K. Commitment. The U.K. Facility Fee shall be payable by the U.K. Borrowers quarterly in arrears on the last day of each calendar quarter for the quarter then ending, commencing with the first such date after the Closing Date and with a final payment on the Maturity Date (or on the date of the termination in full of the Total U.K. Commitment, if earlier).

      (d) Ryder PR agrees to pay the Administrative Agent, for the pro rata account of each of the PR Banks, a fee (the "PR Facility Fee") on the Total PR Commitment (whether or not used) equal to the Applicable Facility Fee Rate multiplied by the Total PR Commitment.

The PR Facility Fee shall be payable by Ryder PR quarterly in arrears on the last day of each calendar quarter for the quarter then ending, commencing with the first such date after the Closing Date and with a final payment on the Maturity Date (or on the date of the termination in full of the Total PR Commitment, if earlier).

      (e) On each day that the Dollar Equivalent of the outstanding amount of Loans, Bankers Acceptances and L/C Obligations exceeds an amount equal to one-third (1/3) of the Total Commitment, the Borrowers shall pay to the Administrative Agent, for the pro rata accounts of the Banks which have advanced such Loans and accepted such Bankers Acceptances and have a reimbursement obligations in respect of such L/C Obligations in accordance with the Dollar Equivalent of the outstanding amount of their respective Loans, Bankers Acceptances and reimbursement obligations in respect of the L/C Obligations, a utilization fee (the "Utilization Fee") at the rate equal to 0.125% per annum on the sum of the Dollar Equivalent of the outstanding amount of Loans, Bankers Acceptances, and L/C Obligations on such day. The Utilization Fee shall be paid by the Borrowers in accordance with the Dollar Equivalent of the outstanding amount of the Loans and Bankers Acceptances advanced to them hereunder and, with respect to Ryder, the L/C Obligations with respect to Letters of Credit issued for the account of Ryder or its domestic Subsidiaries, quarterly in arrears on the last day of each calendar quarter for the calendar quarter then ended, commencing on the first such date following the Closing Date, with a final payment on the Maturity Date, or on any earlier date on which the Total Commitment shall terminate.

      SECTION 2.3. REDUCTION OF COMMITMENTS.

      (a) Ryder shall have the right at any time and from time to time, upon three (3) Domestic Business Days prior written notice to the Administrative Agent, to reduce by $10,000,000 or a larger integral multiple of $1,000,000 or terminate entirely the Total Domestic Commitment, whereupon each Domestic Bank's Domestic Commitment shall be reduced pro rata in accordance with such Domestic Bank's Domestic Commitment Percentage of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice by Ryder delivered pursuant to this Section 2.3(a), the Administrative Agent will notify the Domestic Banks and the other Agents thereof. Upon the effective date of any such reduction or termination, Ryder shall pay to the Administrative Agent, for the pro rata accounts of the Domestic Banks, the full amount of the accrued and unpaid Domestic Facility Fee on the amount of such reduction. Notwithstanding the foregoing, at no time may the Total Domestic Commitment be reduced to an amount less than the sum of (i) the aggregate amount of all Domestic Loans then outstanding, plus (ii) the outstanding L/C Obligations with respect to Letters of Credit issued for the account of Ryder and its domestic Subsidiaries.

      (b) The Canadian Borrowers shall have the right at any time and from time to time, upon three (3) Canadian Business Days prior written notice to the Canadian Agent, to reduce by $5,000,000 or a larger integral multiple of $1,000,000 or terminate entirely the Total Canadian Commitment, whereupon each Canadian Bank's Canadian Commitment shall be reduced pro rata in accordance with such Canadian Bank's Canadian Commitment Percentage of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the Canadian Borrowers delivered pursuant to this Section 2.3(b), the Canadian Agent will notify the Canadian Banks and the other Agents thereof. Upon the effective date of any such reduction or termination, the Canadian Borrowers shall pay to the Canadian Agent, for the pro rata accounts of the Canadian Banks, the full amount of the accrued and unpaid Canadian Facility Fee on the amount of such reduction. Notwithstanding the foregoing, at no time may the Total Canadian Commitment be reduced to an amount less than the sum of (i) aggregate outstanding amount of Canadian Loans denominated in Dollars, plus (ii) the Dollar Equivalent of the aggregate outstanding amount of Canadian Loans denominated in Canadian Dollars, plus (iii) the Dollar Equivalent of the aggregate amount of Bankers' Acceptances then outstanding.

      (c) The U.K. Borrowers shall have the right at any time and from time to time, upon three (3) U.K. Business Days prior written notice to the U.K. Agent, to reduce by $5,000,000 or a larger integral multiple of $1,000,000 or terminate entirely the Total U.K. Commitment, whereupon each U.K. Bank's U.K. Commitment shall be reduced pro rata in accordance with such U.K. Bank's U.K. Commitment Percentage of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the U.K. Borrowers delivered pursuant to this Section 2.3(c), the U.K. Agent will notify the U.K. Banks and the other Agents thereof. Upon the effective date of any such reduction or termination, the U.K. Borrowers shall pay to the U.K. Agent, for the pro rata accounts of the U.K. Banks, the full amount of the accrued and unpaid U.K. Facility Fee on the amount of such reduction. Notwithstanding the foregoing, at no time may the Total U.K. Commitment be reduced to an amount less than the sum of (i) the aggregate amount of all U.K. Loans denominated in Dollars then outstanding, plus (ii) the Dollar Equivalent of the aggregate amount of all U.K. Loans denominated in Sterling then outstanding, plus (iii) the Dollar Equivalent of the aggregate amount of all U.K. Loans denominated in Euros then outstanding.

      (d) Ryder PR shall have the right at any time and from time to time, upon three (3) Domestic Business Days prior written notice to the Administrative Agent to reduce by $1,000,000 or a larger integral of $1,000,000 or terminate entirely the Total PR Commitment, whereupon each PR Bank's PR Commitment shall be reduced pro rata in accordance with such PR Bank's PR Commitment Percentage of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of Ryder PR delivered pursuant to this Section 2.3(d), the Administrative Agent will notify the PR Banks and the other Agents thereof. Upon the effective date of any such reduction or termination, Ryder PR shall pay to the Administrative Agent, for the pro rata accounts of the PR Banks, the full amount of the accrued and unpaid PR Facility Fee on the amount of such reduction. Notwithstanding the foregoing, at no time may the Total PR Commitment be reduced to an amount less than the sum of the aggregate amount of all PR Loans then outstanding.

      (e) Excluding any Reallocation pursuant to Section 2.4 hereof, no reduction or termination of the Total Domestic Commitment, the Total Canadian Commitment, the Total U.K. Commitment or the Total PR Commitment once made may be revoked; the portion of the Total Domestic Commitment, the Total Canadian Commitment, the Total U.K. Commitment or the Total PR Commitment reduced or terminated may not be reinstated; and amounts in respect of such reduced or terminated portion may not be reborrowed.

      (f) Promptly after the effectiveness of any partial reduction in the Commitments pursuant to this Section 2.3, the Administrative Agent shall distribute to each Bank an updated Schedule 1 hereto reflecting such reduction.

      SECTION 2.4. REALLOCATION OF COMMITMENTS.

      (a) Subject to the conditions set forth in this Section 2.4, the Borrowers shall have the right at any time and from time to time upon five (5) Business Days prior written notice to each of the Agents to (i) increase the Total Domestic Commitment by reducing and reallocating by an equivalent amount all or a portion of the Total Canadian Commitment and/or the Total U.K. Commitment and/or the Total PR Commitment to the Total Domestic Commitment, (ii) increase the Total Canadian Commitment (to the extent the same has been previously reallocated to the Total Domestic Commitment or the Total U.K. Commitment or the Total PR Commitment) by reducing and reallocating by an equivalent amount a portion of the Total Domestic Commitment and/or the Total U.K. Commitment and/or Total PR Commitment to the Total Canadian Commitment,
(iii) increase the Total U.K. Commitment (to the extent the same has been previously reallocated to the Total Domestic Commitment or the Total Canadian Commitment or the Total PR Commitment) by reducing and reallocating by an equivalent amount a portion of the Total Domestic Commitment and/or all or a portion of the Total Canadian Commitment and/or Total PR Commitment to the Total U.K. Commitment or (iv) increase the Total PR Commitment (to the extent the same has been previously reallocated to the Total Domestic Commitment or the Total Canadian Commitment or the Total U.K. Commitment) by reducing or reallocating by an equivalent amount a portion of the Total Domestic Commitment and/or Total Canadian Commitment and/or Total U.K. Commitment to the Total PR Commitment.

      (b) Any Reallocation pursuant to Section 2.4 shall be subject to the following conditions:

            (i) Each Reallocation of Commitment amounts shall be made only between the offices or affiliates of a Bank such that the sum of all the Commitments of each Bank and its affiliates shall not be increased or decreased as a result of any Reallocation.

            (ii) Each increase in the Total Domestic Commitment, Total Canadian Commitment, Total U.K. Commitment or Total PR Commitment, as the case may be, shall be offset by a corresponding and equivalent reduction in one or more of the Total Domestic Commitment, Total Canadian Commitment, Total U.K. Commitment and Total PR Commitment, such that the Total Commitment in effect immediately before a Reallocation shall be equal to the Total Commitment immediately after, and after giving effect to, such Reallocation.

            (iii) No Reallocation shall increase (A) the Total Canadian Commitment in excess of $90,000,000, (B) the Total U.K. Commitment in excess of $90,000,000 or (C) the Total PR Commitment in excess of $10,000,000 (as any of the same may be increased pursuant to Section 21.8).

            (iv) No Reallocation shall result in (A) any Domestic Bank having a positive Canadian Commitment, U.K. Commitment or PR Commitment if such Domestic Bank, or its affiliate, did not have such positive Canadian Commitment, U.K. Commitment or PR Commitment on the Closing Date or acquire such Commitment by assignment after the Closing Date, or (B) any U.K. Bank having a positive Canadian Commitment or PR Commitment if such U.K. Bank, or its affiliate, did not have such positive Canadian Commitment or PR Commitment on the Closing Date or acquire such Commitment by assignment after the Closing Date, or (C) any Canadian Bank having a positive

      U.K. Commitment or PR Commitment if such Canadian Bank, or its affiliate, did not have such positive U.K. Commitment or PR Commitment on the Closing Date or acquire such Commitment by assignment after the Closing Date, or
      (D) any PR Bank having a positive U.K. Commitment or Canadian Commitment if such PR Bank, or its affiliate, did not have such positive U.K. Commitment or Canadian Commitment on the Closing Date or acquire such Commitment by assignment after the Closing Date.

            (v) Subject to Section 2.4(b)(iv), each Reallocation shall be made pro rata among the Banks whose Commitments are being reallocated from one type of Commitment to another, but shall not cause the Commitments of any other Banks to change (but will result in a change in Commitment Percentages).

            (vi) Subject to Section 6.16, in no event shall (A) the Total Domestic Commitment be reduced to an amount less than the sum of (i) the aggregate amount of all Domestic Loans then outstanding, plus (ii) the outstanding L/C Obligations with respect to Letters of Credit issued for the account of Ryder and its domestic Subsidiaries; (B) the Total Canadian Commitment be reduced to an amount less than the sum of (i) the aggregate outstanding amount of Canadian Loans denominated in Dollars, plus (ii) the Dollar Equivalent of the aggregate outstanding amount of Canadian Loans denominated in Canadian Dollars, plus (iii) the Dollar Equivalent of the aggregate amount of Bankers' Acceptances then outstanding; (C) the Total U.K. Commitment be reduced to an amount less than the sum of (i) the aggregate amount of all U.K. Loans denominated in Dollars then outstanding, plus (ii) the Dollar Equivalent of the aggregate amount of all U.K. Loans denominated in Sterling then outstanding, plus (iii) the Dollar Equivalent of the aggregate amount of all U.K. Loans denominated in Euros then outstanding; or (D) the Total PR Commitment be reduced to an amount less than the sum of the aggregate amount of all PR Loans then outstanding.

            (c) The Administrative Agent shall (i) notify each of the Banks promptly after receiving any notice of a Reallocation delivered by the Borrowers pursuant to this Section 2.4 and (ii) promptly upon the effectiveness of any such Reallocation, distribute to each Bank an updated
      Schedule 1 hereto, reflecting the changes in the respective Commitments of the Banks.

      SECTION 2.5. THE NOTES.

            (a) The Domestic Loans (other than the Domestic Swing Line Loans) shall be evidenced by separate promissory notes of Ryder in substantially the form of Exhibit A-1 hereto (each, a "Domestic Note"), dated as of the Closing Date and completed with appropriate insertions. One Domestic Note shall be payable to the order of each Domestic Bank in an amount equal to its Domestic Commitment (plus, if such Bank has a Canadian Commitment, a U.K. Commitment and/or a PR Commitment, the amount of such other Commitment(s)), and shall represent the obligation of Ryder to pay such Domestic Bank such principal amount or, if less, the outstanding principal amount of all Domestic Loans made by such Domestic Bank, plus interest accrued thereon, as set forth herein.

            (b) The Canadian Loans (other than the Canadian Swing Line Loans) shall be evidenced by separate promissory notes of the Canadian Borrowers in substantially the form of Exhibit A-2 hereto (each, a "Canadian Note"), dated as of the Closing Date and completed with appropriate insertions. One Canadian Note shall be payable to the order of each Canadian Bank in an amount equal to its Canadian Commitment, and shall represent the joint and several obligation of the Canadian Borrowers to pay such Canadian Bank such principal amount or, if less, the outstanding principal amount of all Canadian Loans made by such Canadian Bank, plus interest accrued thereon, as set forth herein.

            (c) The U.K. Loans (other than the U.K. Swing Line Loans) shall be evidenced by separate promissory notes of the U.K. Borrowers in substantially the form of Exhibit A-3 hereto (each, a "U.K. Note"), dated as of the Closing Date and completed with appropriate insertions. One U.K. Note shall be payable to the order of each U.K. Bank in an amount equal to its U.K. Commitment, and shall represent the joint and several obligation of the U.K. Borrowers to pay such U.K. Bank such principal amount or, if less, the outstanding principal amount of all U.K. Loans made by such U.K. Bank, plus interest accrued thereon, as set forth herein.

            (d) The PR Loans shall be evidenced by separate promissory notes of Ryder PR in substantially the form of Exhibit A-4 hereto (each, a "PR Note"), dated as of the Closing Date and completed with appropriate insertions. One PR Note shall be payable to the order of each PR bank in an amount equal to its PR Commitment, and shall represent the obligation of Ryder PR to pay such PR Bank such principal amount or, if less, the outstanding principal amount of all PR Loans made by such PR Bank, plus interest accrued thereon, as set forth herein.

            (e) Each Borrower irrevocably authorizes each Bank to make, or cause to be made, in connection with a Drawdown Date of any Loan and at the time of receipt of any payment of principal on any Note, an appropriate notation on such Bank's records or on the schedule attached to such Bank's Note, or a continuation of such schedule attached thereto, reflecting the making of such Loan or the receipt of such payment (as the case may be). Each Bank may, prior to any transfer of any Note, endorse on the reverse side thereof the outstanding principal amount of the Loans evidenced thereby. The outstanding amount of the Loans set forth on such Bank's records shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount shall not limit or otherwise affect the obligations of each applicable Borrowers hereunder or under such Notes to make payments of principal of or interest on any such Notes when due.

      SECTION 2.6. INTEREST ON LOANS. Except as provided in Section 6.11:

            (a) Each Domestic Loan (other than the Domestic Swing Line Loans) shall bear interest at the rate per annum equal to (i) the Domestic Base Rate on all Domestic Base Rate Loans or (ii) the Domestic LIBOR Rate plus the Applicable Margin on all Domestic LIBOR Rate Loans. The Domestic Swing Line Loans shall bear interest at the rate per annum equal to the Domestic Base Rate.

            (b) Each Canadian Loan (other than the Canadian Swing Line Loans) shall bear interest at the rate per annum equal to (i) the Canadian Prime Rate on all Canadian Base Rate Loans denominated in Canadian Dollars, (ii) the Canadian Base Rate on all Canadian Base Rate Loans denominated in U.S. Dollars, or (iii) the Canadian Dollar LIBOR Rate, plus the Applicable Margin on all Canadian Dollar LIBOR Rate Loans. Each Canadian Swing Line Loan (i) denominated in Canadian Dollars shall bear interest at the rate per annum equal to the Canadian Prime Rate and (ii) denominated in U.S. Dollars shall bear interest at the rate per annum equal to the Canadian Base Rate.

            (c) Each U.K. Loan (other than the U.K. Swing Line Loans) shall bear interest at the rate per annum equal to (i) the U.K. Dollar Base Rate on all U.K. Base Rate Loans denominated in Dollars, (ii) the Sterling LIBOR Rate, plus the Applicable Margin, plus the Additional Costs on all U.K. LIBOR Rate Loans denominated in Sterling, (iii) the U.K. Dollar LIBOR Rate, plus the Applicable Margin, plus the Additional Costs on all U.K. LIBOR Rate Loans denominated in Dollars or (iv) the EURIBOR Rate plus the Applicable Margin, plus the Additional Costs on all EURIBOR Rate Loans. Each U.K. Swing Line Loan (i) denominated in Sterling shall bear interest at the rate per annum equal to the RBS-U.K. Sterling Reference Rate, (ii) denominated in U.S. Dollars shall bear interest at the rate per annum equal to the U.K. Dollar Base Rate and (iii) denominated in Euros shall bear interest at the rate per annum equal to the RBS-U.K. Euro Reference Rate. Notwithstanding anything to the contrary contained herein, the U.K. Loans denominated in Sterling (other than the U.K. Swing Line Loans) shall be LIBOR Rate Loans.

            (d) Each PR Loan shall bear interest at the rate per annum equal to (i) the Domestic Base Rate on all PR Loans bearing interest calculated by reference to the Domestic Base Rate or (ii) the Domestic LIBOR Rate plus the Applicable Margin on all PR Loans bearing interest calculated by reference to the Domestic LIBOR Rate.

            (e) Each Borrower promises to pay interest on the Loans made to such Borrower on each Interest Payment Date with respect thereto.

      SECTION 2.7.  REQUESTS FOR LOANS.

            (a) Ryder shall give to the Administrative Agent written notice in the form of Exhibit B-1 hereto (or telephonic notice confirmed in writing or a facsimile in the form of Exhibit B-1 hereto) of each Domestic Loan requested hereunder (a "Domestic Loan Request") not later than (a) 12:00 noon (Boston time) one (1) Business Day prior to the proposed Drawdown Date of any Domestic Loan that is a Base Rate Loan, or (b) 12:00 noon (Boston time) three (3) Eurodollar Business Days prior to the proposed Drawdown Date of any Domestic Loan that is a LIBOR Rate Loan. Each such Domestic Loan Request shall specify (A) the principal amount of the Domestic Loan requested, (B) the proposed Drawdown Date of such Domestic Loan, (C) whether such Domestic Loan requested is to be a Base Rate Loan or a LIBOR Rate Loan, and (D) the Interest Period for such Domestic Loan, if a LIBOR Rate Loan. Each Domestic Loan requested shall be in a minimum amount of $10,000,000. Domestic Loan Requests made hereunder shall be irrevocable and binding on Ryder and shall obligate Ryder to accept the Domestic Loan requested from the Domestic Banks on the proposed Drawdown Date.

            (b) The Canadian Borrowers shall give to the Canadian Agent written notice in the form of Exhibit B-2 hereto (or telephone notice confirmed in writing or a facsimile in the form of Exhibit B-2 hereto) of each Canadian Loan requested hereunder (a "Canadian Loan Request") not later than (a) 12:00 noon (Toronto time) one (1) Business Day prior to the proposed Drawdown Date of any Canadian Loan that is a Base Rate Loan, or
      (b) 12:00 noon (Toronto time) three (3) Canadian Business Days prior to the proposed Drawdown Date of any Canadian Loan that is a LIBOR Rate Loan. Each such Canadian Loan Request shall specify (A) the principal amount of the Canadian Loan requested, (B) the proposed Drawdown Date of such Canadian Loan, (C) whether such Canadian Loan is to be a Base Rate Loan or a LIBOR Rate Loan, (D) the Interest Period of such Canadian Loan, if a LIBOR Rate Loan, and (E) whether such Canadian Loan is to be denominated in Canadian Dollars or U.S. Dollars. Each Canadian Loan Request shall be in a minimum amount of C$3,000,000 or the Dollar Equivalent thereof. Canadian Loan Requests made hereunder shall be irrevocable and binding on the Canadian Borrowers, and shall obligate the Canadian Borrowers to accept the Canadian Loan requested from the Canadian Banks on the proposed Drawdown Date.

            (c) The U.K. Borrowers shall give to the U.K. Agent written notice in the form of Exhibit B-3 hereto (or telephone notice confirmed in writing or a facsimile in the form of Exhibit B-3 hereto) of each U.K. Loan requested hereunder (a "U.K. Loan Request") not later than (a) 12:00 noon (London time) one (1) Business Day prior to the proposed Drawdown Date of any U.K. Loan that is a Base Rate Loan or any U.K. LIBOR Rate Loan denominated in Sterling or (b) 12:00 noon (London time) three (3) Eurodollar Business Days prior to the proposed Drawdown Date of any U.K. Loan that is a LIBOR Rate Loan denominated in U.S. Dollars or any EURIBOR Rate Loan. Each such U.K. Loan Request shall specify (A) the principal amount of the U.K. Loan requested, (B) the proposed Drawdown Date of such U.K. Loan, (C) whether such U.K. Loan is to be a Base Rate Loan (which may only be requested in the event that a LIBOR Rate Loan is not available) or a LIBOR Rate Loan, (D) the Interest Period of such U.K. Loan, if a LIBOR Rate Loan, and (E) whether such U.K. Loan is to be denominated in Sterling, U.S. Dollars or Euros. Each U.K. Loan Request shall be in a minimum amount of $1,000,000, (pound)500,000 if denominated in Sterling or EU1,000,000 if denominated in Euros. U.K. Loan Requests made hereunder shall be irrevocable and binding on the U.K. Borrowers, and shall obligate the U.K. Borrowers to accept the U.K. Loan requested from the U.K. Banks on the proposed Drawdown Date. Notwithstanding anything to the contrary contained herein, the U.K. Loans denominated in Sterling (other than the U.K. Swing Line Loans) shall be LIBOR Rate Loans.

            (d) Ryder PR shall give the Administrative Agent written notice in the form of Exhibit B-4 hereto (or telephone notice confirmed in writing or a facsimile in the form of Exhibit B-4 of each PR Loan requested hereunder (a "PR Loan Request") not later than (a) 12:00 noon Boston time one (1) Business Day prior to the proposed Drawdown Date of any PR Loan that is to bear interest calculated by reference to the Domestic Base Rate, or (b) 12:00 noon (Boston time) three (3) Eurodollar Business Days prior to the proposed Drawdown Date of any PR Loan that is to bear interest calculated by reference to the Domestic LIBOR Rate. Each such PR Loan Request shall specify (A) the principal amount of each PR Loan requested, (B) the proposed Drawdown Date of such PR Loan, (C) whether such PR Loan requested is to bear interest calculated by reference to the Domestic Base Rate or the Domestic LIBOR Rate. PR Loan Requests made hereunder shall be irrevocable and binding on Ryder PR, and shall obligate Ryder PR to accept the PR Loan requested from the PR Banks on the proposed Drawdown Date.

            (e) The Administrative Agent shall promptly notify each Domestic Bank of each Domestic Loan Request received by the Administrative Agent. The Canadian Agent shall promptly notify each Canadian Bank of each Canadian Loan Request received by the Canadian Agent. The U.K. Agent shall promptly notify each U.K. Bank of each U.K. Loan Request received by the U.K. Agent. The Administrative Agent shall promptly notify each PR Bank of each PR Loan Request received by the Administrative Agent.

      SECTION 2.8. ELECTION OF LIBOR RATE; NOTICE OF ELECTION; INTEREST PERIODS; MINIMUM AMOUNTS.

            (a) At the Borrowers' option, so long as no Event of Default has occurred and is then continuing, each Borrower may (i) elect to convert any Base Rate Loan or a portion thereof to a LIBOR Rate Loan, (ii) at the time of any Domestic Loan Request, Canadian Loan Request, U.K. Loan Request or PR Loan Request specify that such requested Loan shall be a LIBOR Rate Loan, or (iii) upon expiration of the applicable Interest Period, elect to maintain an existing LIBOR Rate Loan as such, provided that the applicable Borrower shall give notice to the Administrative Agent, in the case of Domestic Loans and PR Loans, the Canadian Agent, in the case of Canadian Loans or the U.K. Agent, in the case of U.K. Loans, pursuant to Section 2.8(b) hereof. Upon determining any LIBOR Rate, the Administrative Agent, in the case of Domestic Loans and PR Loans, the Canadian Agent, in the case of Canadian Loans and the U.K. Agent, in the case of U.K. Loans, shall forthwith provide notice thereof to the applicable Borrower(s) and the applicable Banks, and each such notice to such Borrower(s) shall be considered prima facie correct and binding, absent manifest error.

            (b) Three (3) Eurodollar Business Days (or, in the case of (i) a Canadian Dollar LIBOR Rate Loan, three (3) Canadian Business Days and (ii) a U.K. LIBOR Rate Loan denominated in Sterling or Euros, one (1) Eurodollar Business Day) prior to the making of any LIBOR Rate Loan or the conversion of any Base Rate Loan to a LIBOR Rate Loan, or, in the case of an outstanding LIBOR Rate Loan, the expiration date of the applicable Interest Period, the applicable Borrower shall give written notice to the Administrative Agent, in the case of Domestic Loans and PR Loans, the Canadian Agent, in the case of Canadian Loans or the U.K. Agent, in the case of U.K. Loans, not later than 12:00 noon (local time for such Agent) of its election pursuant to Section 2.8(a). Each such notice delivered to the Administrative Agent, the Canadian Agent or the U.K. Agent, shall specify the aggregate principal amount of applicable Loans to be borrowed or maintained as or converted to LIBOR Rate Loans and the requested duration of the Interest Period that will be applicable to such LIBOR Rate Loan, and shall be irrevocable and binding upon such Borrower. If Ryder shall fail to give the Administrative Agent or if the Canadian Borrowers shall fail to give the Canadian Agent, or if the U.K. Borrowers shall fail to give the U.K. Agent, or if Ryder PR shall fail to give the Administrative Agent, notice of its or their election hereunder, together with all of the other information required by this Section 2.8(b), with respect to any Loan (other than a U.K. Loan denominated in Sterling or Euros), whether at the end of an Interest Period or otherwise, such Loan shall be deemed a Base Rate Loan. If the U.K. Borrowers shall fail to give to the U.K. Agent notice of their election hereunder, together with all of the other information required by this Section 2.8(b), with respect to a U.K. Loan denominated in Sterling or Euros, whether at the end of an Interest Period or otherwise, such Loan shall bear interest at the end of such Interest Period for an Interest Period of seven (7) days at a rate equal to the sum of (i) the rate determined by the U.K. Agent at which Sterling (or Euros, as the case may be) deposits are offered to it for a period of seven (7) days at approximately 11:00 a.m. (London time) on such day for an amount equal to the principal amount of such Loan, plus (ii) the Applicable Margin, plus (iii) the Additional Costs. The Administrative Agent, the Canadian Agent, or the U.K. Agent, as the case may be, shall promptly notify the applicable Banks in writing (or by telephone confirmed in writing or by facsimile) of such election.

            (c) Notwithstanding anything herein to the contrary, no Borrower may specify an Interest Period with respect to the Domestic Loans, Canadian Loans, U.K. Loans or PR Loans that would extend beyond the Maturity Date.

            (d) No conversion of Loans pursuant to this Section 2.8 may result in (i) a LIBOR Rate Loan denominated in Dollars or Euros with a principal amount less than $1,000,000 (or the Euro Equivalent thereof), (ii) a LIBOR Rate Loan denominated in Sterling with a principal amount less than (pound)500,000 or (iii) a Canadian Dollar LIBOR Rate Loan with a principal amount less than the Dollar Equivalent of C$3,000,000. In no event shall a Borrower have more than twenty (20) different Interest Periods for borrowings of LIBOR Rate Loans outstanding at any time.

            (e) Subject to the terms and conditions of Section 6.10 hereof, if any Bank demands compensation under Section 6.7(c) or (d) with respect to any LIBOR Rate Loan, the applicable Borrower may at any time, upon at least three (3) Business Days' prior written notice to the applicable Agent, elect to convert such LIBOR Rate Loan into a Domestic Base Rate Loan, Canadian Base Rate Loan, U.K. Base Rate Loan or PR Loan bearing interest calculated by reference to the Domestic Base Rate, as applicable (on which interest and principal shall be payable contemporaneously with the related LIBOR Rate Loans of the other Banks). Thereafter, and until such time as such Bank notifies the applicable Agent that the circumstances giving rise to the demand for compensation under
      Section 6.7(c) or (d) no longer exist, all requests for LIBOR Rate Loans from such Bank shall be deemed to be requests for Base Rate Loans. Once such Bank notifies the applicable Agent that such circumstances no longer exist, the Borrower(s) may elect that the principal amount of each such Loan converted hereunder shall again bear interest as a LIBOR Rate Loan beginning on the first day of the next succeeding Interest Period applicable to the related LIBOR Rate Loans of the other Banks.

      SECTION 2.9. FUNDS FOR LOANS.

      Not later than 12:00 noon (local time for each applicable Agent) on the proposed Drawdown Date (a) in the case of Domestic Loans, each of the Domestic Banks will make available to the Administrative Agent, (b) in the case of Canadian Loans, each of the Canadian Banks will make available to the Canadian Agent, (c) in the case of the U.K. Loans, each of the U.K. Banks will make available to the U.K. Agent, or (d) in the case of PR Loans, each of the PR Banks will make available to the Administrative Agent, in each case at such Agent's respective Head Office, in immediately available funds, the amount of its Domestic Commitment Percentage, Canadian Commitment Percentage, U.K. Commitment Percentage or PR Commitment Percentage, as the case may be, of the amount of the requested Loan. Upon receipt from each Bank of such amount (or upon fulfillment of the conditions precedent to the making of a Domestic Swing Line Loan pursuant to Section 2.12(c), a U.K. Swing Line Loan pursuant to
Section 2.13(c), or a Canadian Swing Line Loan pursuant to Section 2.14(c), as applicable), and upon receipt of the documents required by Section 11 and the borrowing certificate required under Section 12 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Administrative Agent will make available to Ryder the aggregate amount of such Domestic Loans made available by the Domestic Banks (and the funds otherwise available under Section 2.12(c), if any), the Canadian Agent will make available to the Canadian Borrowers the aggregate amount of such Canadian Loans made available by the Canadian Banks (and the funds otherwise available under Section 2.14(c), if any), the U.K. Agent will make available to the U.K. Borrowers the amount of such U.K. Loans made available by the U.K. Banks (and the funds otherwise available under Section 2.13(c), if any) and the Administrative Agent will make available to Ryder PR the amount of such PR Loans made available by the PR Banks in each case, not later than 2:00 p.m. (local time for such Agent). The failure or refusal of any Bank to make available to the applicable Agent at the aforesaid time and place on any Drawdown Date the amount of its Domestic Commitment Percentage of the requested Domestic Loan, or its Canadian Commitment Percentage of the requested Canadian Loan, or its U.K. Commitment Percentage of the requested U.K. Loan, or its

PR Commitment Percentage of the requested PR Loan, as the case may be, shall not relieve any other Bank from its several obligations hereunder to make available to the applicable Agent the amount of such Bank's Domestic Commitment Percentage, or Canadian Commitment Percentage, or U.K. Commitment Percentage, or PR Commitment Percentage, as the case may be, of any requested Loan.

      SECTION 2.10. MATURITY OF THE LOANS.

      The Domestic Loans, Canadian Loans, U.K. Loans and PR Loans shall be due and payable on the Maturity Date. Ryder promises to pay to the Administrative Agent, for the pro rata accounts of the Domestic Banks, the outstanding amount of all Domestic Loans outstanding on the Maturity Date. The Canadian Borrowers jointly and severally promise to pay to the Canadian Agent, for the pro rata accounts of the Canadian Banks, the outstanding amount of all Canadian Loans outstanding on the Maturity Date. The U.K. Borrowers jointly and severally promise to pay to the U.K. Agent, for the pro rata accounts of the U.K. Banks, the outstanding amount of all U.K. Loans outstanding on the Maturity Date. Ryder PR promises to pay the Administrative Agent, for the pro rata accounts of the PR Banks, the outstanding amount of all PR Loans outstanding on the Maturity Date. All such payments shall be made together with any and all accrued and unpaid interest thereon, the accrued and unpaid Domestic Facility Fee, Canadian Facility Fee, U.K. Facility Fee, PR Facility Fee and Utilization Fee with respect thereto, and any other fees and other amounts owing hereunder.

      SECTION 2.11. OPTIONAL PREPAYMENTS OR REPAYMENTS OF LOANS.

      Subject to the terms and conditions of Section 6.10, each Borrower shall have the right, at its election, to repay or prepay the outstanding amount of the Loans, as a whole or in part, at any time without penalty or premium. Each Borrower shall give the Administrative Agent, the Canadian Agent or the U.K. Agent, as the case may be, no later than 11:00 a.m. (local time for such Agent) one (1) Business Day prior to the proposed date of prepayment or repayment, written notice (or telephonic notice confirmed in writing) of any proposed prepayment or repayment pursuant to this Section 2.11, specifying the proposed date of prepayment or repayment of the Loans and the principal amount to be paid. The Administrative Agent shall promptly notify each Domestic Bank, the Canadian Agent shall promptly notify each Canadian Bank, the U.K. Agent shall promptly notify each U.K. Bank and the Administrative Agent shall promptly notify each PR Bank, by written notice (or telephonic notice confirmed in writing) of such notice of payment.

      SECTION 2.12. THE DOMESTIC SWING LINE.

            (a) THE DOMESTIC SWING LINE LOANS. Subject to the terms and conditions hereinafter set forth, upon notice by Ryder to the Administrative Agent in accordance with this Section 2.12, the

      Administrative Agent agrees to make loans to Ryder (the "Domestic Swing Line Loans") on any Business Day prior to the Maturity Date in an aggregate principal amount not to exceed $25,000,000 at any one time outstanding. Each Domestic Swing Line Loan shall be in a minimum amount equal to $1,000,000 or an integral multiple thereof. Notwithstanding any other provisions of this Agreement and in addition to the limit set forth above, at no time shall the aggregate principal amount of all outstanding Domestic Swing Line Loans exceed the remainder of (i) the Total Domestic Commitment then in effect minus (ii) the sum of (A) the aggregate principal amount of all Domestic Loans outstanding, plus (B) the outstanding L/C Obligations with respect to Letters of Credit issued for the account of Ryder and its domestic Subsidiaries.

            (b) NOTICE OF BORROWING. When Ryder desires the Administrative Agent to make a Domestic Swing Line Loan, it shall send to the Administrative Agent written notice in the form of Exhibit G-1 hereto (or telephonic notice confirmed in a writing in the form of Exhibit G-1 hereto) of each Domestic Swing Line Loan requested hereunder (a "Domestic Swing Line Loan Request") not later than 2:00 p.m. (Boston time) on the proposed Drawdown Date of any Domestic Swing Line Loan. Each such Domestic Swing Line Loan Request shall set forth the principal amount of the proposed Domestic Swing Line Loan and the Swing Line Loan Maturity Date relating to such Domestic Swing Line Loan, which shall in no event be later than the Maturity Date. Each Domestic Swing Line Loan Request shall be irrevocable and binding on Ryder and shall obligate Ryder to borrow the Domestic Swing Line Loan from the Administrative Agent on the proposed Drawdown Date thereof. Upon satisfaction of the applicable conditions set forth in this Agreement, on the proposed Drawdown Date the Administrative Agent shall make the Domestic Swing Line Loan available to Ryder no later than 3:00 p.m. (Boston time) on the proposed Drawdown Date by crediting the amount of the Domestic Swing Line Loan to the account specified by Ryder provided that the Administrative Agent shall not advance any Domestic Swing Line Loans after it has received notice from any Bank that a Default or Event of Default has occurred and stating that no new Domestic Swing Line Loans are to be made until such Default or Event of Default has been cured or waived in accordance with the provisions of this Agreement.

            (c) AUTOMATIC DOMESTIC SWING LINE LOAN. In the event that any Domestic Bank fails to make available its Domestic Commitment Percentage of any requested Domestic Loan, Ryder will be deemed to have requested the Administrative Agent to make, and the Administrative Agent will make, a Domestic Swing Line Loan in an amount equal to such Delinquent Bank's Domestic Commitment Percentage of the Domestic Loan requested; provided that (i) the aggregate amount of Domestic Swing Line Loans outstanding at any one time (after giving effect to all amounts requested or deemed requested) shall not exceed $25,000,000 and (ii) the Administrative Agent shall not be required to make or maintain any Domestic Swing Line Loan at any time at which the aggregate amount of the unused Domestic Commitments of the Domestic Banks (excluding the Domestic Commitment of any Delinquent Bank) shall be less than the aggregate amount of Domestic Swing Line Loans then outstanding (after giving effect to all amounts requested or deemed requested).

            (d) INTEREST ON DOMESTIC SWING LINE LOANS. Each Domestic Swing Line Loan shall be a Domestic Base Rate Loan and, except as otherwise provided in Section 6.11 hereof, shall bear interest from the Drawdown Date thereof until repaid in full at the rate per annum equal to the Domestic Base Rate, which shall be paid on each Interest Payment Date for Base Rate Loans.

            (e) REPAYMENT OF DOMESTIC SWING LINE LOANS. Ryder shall repay each outstanding Domestic Swing Line Loan on or prior to the Swing Line Loan Maturity Date relating thereto; provided that a Domestic Swing Line Loan advanced by the Administrative Agent pursuant to Section 2.12(c) hereof shall be repaid by Ryder not later than seven (7) Business Days following the receipt by Ryder of notice from the Administrative Agent of the making of such Domestic Swing Line Loan. Upon notice by the Administrative Agent on any Business Day (i) following the Swing Line Loan Maturity Date relating to each Domestic Swing Line Loan (or, in the case of a Domestic Swing Line Loan advanced by the Administrative Agent pursuant to
      Section 2.12(c) hereof, the date that is seven (7) Business Days following the receipt by Ryder of notice from the Administrative Agent of the making of such Domestic Swing Line Loan), or (ii) at the option of the Administrative Agent, after the occurrence of an Event of Default, each of the Domestic Banks hereby agrees to make Domestic Loans to Ryder constituting Domestic Base Rate Loans, on the next succeeding Business Day following such notice, in an amount equal to such Bank's Domestic Commitment Percentage of the aggregate amount of all Domestic Swing Line Loans outstanding (or, with respect to a Domestic Swing Line Loan advanced pursuant to Section 2.12(c), the amount of such Domestic Swing Line Loan). The proceeds thereof shall be applied directly by the Administrative Agent to repay outstanding Domestic Swing Line Loans. Each Domestic Bank hereby absolutely, unconditionally and irrevocably agrees to make such Domestic Loans upon one Business Day's notice as set forth above, notwithstanding
      (i) that the amount of such Domestic Loan may not comply with the applicable minimums set forth herein, (ii) the failure of Ryder to meet the applicable conditions set forth in Sections 11 or 12 hereof, (iii) the occurrence or continuance of a Default or an Event of Default hereunder, and (iv) the Total Domestic Commitment in effect at such time. In the event that it is impracticable for such Domestic Loan to be made for any reason on the date otherwise required above, then each Domestic Bank hereby agrees that it shall forthwith purchase (as of the date such Domestic Loan would have been made, but adjusted for any payments received from Ryder on or after such date and prior to such purchase) from the Administrative Agent, and the Administrative Agent shall sell to each Domestic Bank, such participations in the Domestic Swing Line Loans (including all accrued and unpaid interest thereon) outstanding as shall be necessary to cause the Domestic Banks to share in such Domestic Swing Line Loans pro rata based on their respective Domestic Commitment Percentages (without regard to any termination of the Total Domestic Commitment hereunder) by making available to the Administrative Agent an amount equal to such Bank's participation in the Domestic Swing Line Loans; provided that (x) all interest payable on the Domestic Swing Line Loans (other than interest received by the Administrative Agent pursuant to clause (y)) shall be for the account of the Administrative Agent as a funding and administrative fee until the date as of which the respective participation is purchased, and (y) at the time any purchase of such participation is actually made, the purchasing Bank shall be required to pay the Administrative Agent interest on the principal amount of the participation so purchased for each day from and including the date such Domestic Loan would otherwise have been made until the date of payment for such participation at the rate of interest in effect applicable to Domestic Base Rate Loans during such period.

            (f) THE DOMESTIC SWING LINE NOTE. The obligation of Ryder to repay the Domestic Swing Line Loans made pursuant to this Agreement and to pay interest thereon as set forth in this Agreement shall be evidenced by a promissory note of Ryder with appropriate insertions substantially in the form of Exhibit A-5 attached hereto (the "Domestic Swing Line Note"), dated the Closing Date and payable to the order of the Administrative Agent in a principal amount stated to be the lesser of (i) $25,000,000 and
      (ii) the aggregate principal amount of Domestic Swing Line Loans at any time advanced by the Administrative Agent and outstanding thereunder. Ryder irrevocably authorizes the Administrative Agent to make or cause to be made, at or about the time of the Drawdown Date of any Domestic Swing Line Loan or at the time of receipt of any payment of principal on the Domestic Swing Line Note, an appropriate notation on the grid attached to such Note or the Administrative Agent's records reflecting the making of such Domestic Swing Line Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Domestic Swing Line Loans set forth on such grid or such records shall be prima facie evidence of the principal amount thereof owing and unpaid to the Administrative Agent, but the failure to record, or any error in so recording, any such amount on such Note or such records shall not limit or otherwise affect the actual amount of the obligations of Ryder hereunder or under the Domestic Swing Line Note to make payments of principal of or interest on the Domestic Swing Line Note when due.

      SECTION 2.13. THE U.K. SWING LINE.

            (a) THE U.K. SWING LINE LOANS. Subject to the terms and conditions hereinafter set forth, upon notice by the U.K. Borrowers made to the U.K. Agent in accordance with this Section 2.13, the U.K. Agent agrees to make loans to the U.K. Borrowers (the "U.K. Swing Line Loans") on any Business Day prior to the Maturity Date in an aggregate principal amount not to exceed $20,000,000 (or the Sterling Equivalent or Euro Equivalent thereof) at any one time outstanding. Each U.K. Swing Line Loan shall be in a minimum amount equal to (pound)100,000 (or the Dollar Equivalent or Euro Equivalent thereof) or an integral multiple thereof. Notwithstanding any other provisions of this Agreement and in addition to the limit set forth above, at no time shall the aggregate principal amount of all outstanding U.K. Swing Line Loans exceed the remainder of (i) the Total U.K. Commitment then in effect minus (ii) the sum of (A) the aggregate principal amount of all U.K. Loans denominated in Dollars, plus (B) the Dollar Equivalent of the aggregate principal amount of all U.K. Loans denominated in Sterling, plus (C) the Dollar Equivalent of the aggregate principal of all U.K. Loans denominated in Euros.

            (b) NOTICE OF BORROWING. When the U.K. Borrowers desire the U.K. Agent to make a U.K. Swing Line Loan, they shall send to the U.K. Agent written notice in the form of Exhibit G-2 hereto (or telephonic notice confirmed in a writing in the form of Exhibit G-2 hereto) of each U.K. Swing Line Loan requested hereunder (a "U.K. Swing Line Loan Request") not later than 12:00 p.m. (London time) on the proposed Drawdown Date of any U.K. Swing Line Loan. Each such U.K. Swing Line Loan Request shall set forth the principal amount of the proposed U.K. Swing Line Loan and the Swing Line Loan Maturity Date relating to such U.K. Swing Line Loan, which shall in no event be later than the Maturity Date. Each U.K. Swing Line Loan Request shall be irrevocable and binding on the U.K. Borrowers and shall obligate the U.K. Borrowers to borrow the U.K. Swing Line Loan from the U.K. Agent on the proposed Drawdown Date thereof. Upon satisfaction of the applicable conditions set forth in this Agreement, on the proposed Drawdown Date the U.K. Agent shall make the U.K. Swing Line Loan available to the U.K. Borrowers no later than 3:00 p.m. (London time) on the proposed Drawdown Date by crediting the amount of the U.K. Swing Line Loan to the account specified by the U.K. Borrowers; provided that the U.K. Agent shall not advance any U.K. Swing Line Loans after it has received notice from any Bank that a Default or Event of Default has occurred and stating that no new U.K. Swing Line Loans are to be made until such Default or Event of Default has been cured or waived in accordance with the provisions of this Agreement.

            (c) AUTOMATIC SWING LINE LOAN. In the event that any U.K. Bank fails to make available its U.K. Commitment Percentage of any requested U.K. Loan, the U.K. Borrowers will be deemed to have requested the U.K. Agent to make, and the U.K. Agent will make, a U.K. Swing Line Loan in an amount equal to such Delinquent Bank's U.K. Commitment Percentage of the U.K. Loan requested; provided that (i) the aggregate amount of U.K. Swing Line Loans outstanding at any one time (after giving effect to all amounts requested or deemed requested) shall not exceed $20,000,000 (or the Sterling Equivalent or Euro Equivalent thereof) and (ii) the U.K. Agent shall not be required to make or maintain any U.K. Swing Line Loan at any time at which the aggregate amount of the unused U.K. Commitments of the U.K. Banks (excluding the U.K. Commitment of any Delinquent Bank) shall be less than the aggregate amount of U.K. Swing Line Loans then outstanding (after giving effect to all amounts requested or deemed requested).

            (d) INTEREST ON U.K. SWING LINE LOANS. Each U.K. Swing Line Loan shall be a U.K. Base Rate Loan and, except as otherwise provided in
      Section 6.11 hereof, shall bear interest from the Drawdown Date thereof until repaid in full at the rate per annum equal to the RBS-U.K. Sterling Reference Rate, with respect to each U.K. Swing Line Loan denominated in Sterling, the U.K. Dollar Base Rate, with respect to each U.K. Swing Line Loan denominated in U.S. Dollars, and the RBS-U.K. Euro Reference Rate, with respect to each U.K. Swing Line Loan denominated in Euros, which shall, in each case, be paid on each Interest Payment Date for Base Rate Loans.

            (e) REPAYMENT OF U.K. SWING LINE LOANS. The U.K. Borrowers shall repay each outstanding U.K. Swing Line Loan on or prior to the Swing Line Loan Maturity Date relating thereto; provided that a U.K. Swing Line Loan advanced by the U.K. Agent pursuant to Section 2.13(c) hereof shall be repaid by the U.K. Borrowers not later than seven (7) Business Days following the receipt by the U.K. Borrowers of notice from the U.K. Agent of the making of such U.K. Swing Line Loan. Upon notice by the U.K. Agent on any Business Day (i) following the Swing Line Loan Maturity Date relating to each U.K. Swing Line Loan (or, in the case of a U.K. Swing Line Loan advanced by the U.K. Agent pursuant to Section 2.13(c) hereof, the date that is seven (7) Business Days following the receipt by the U.K. Borrowers of notice from the U.K. Agent of the making of such U.K. Swing Line Loan) or (ii) at the option of the U.K. Agent, after the occurrence of an Event of Default, each of the U.K. Banks hereby agrees to make U.K. Loans to the U.K. Borrowers constituting U.K. Base Rate Loans, on the next succeeding Business Day following such notice, in an amount equal to such Bank's U.K. Commitment Percentage of the aggregate amount of all U.K. Swing Line Loans outstanding (or, with respect to a U.K. Swing Line Loan advanced pursuant to Section 2.13(c), the amount of such U.K. Swing Line
      Loan). The proceeds thereof shall be applied directly by the U.K. Agent to repay outstanding U.K. Swing Line Loans. Each U.K. Bank hereby absolutely, unconditionally and irrevocably agrees to make such U.K. Loans upon one Business Day's notice as set forth above, notwithstanding (i) that the amount of such U.K. Loan may not comply with the applicable minimums set forth herein, (ii) the failure of the U.K. Borrowers to meet the applicable conditions set forth in Sections 11 or 12 hereof, (iii) the occurrence or continuance of a Default or an Event of Default hereunder, and (iv) the Total U.K. Commitment in effect at such time. In the event that it is impracticable for such U.K. Loan to be made for any reason on the date otherwise required above, then each U.K. Bank hereby agrees that it shall forthwith purchase (as of the date such U.K. Loan would have been made, but adjusted for any payments received from the U.K. Borrowers on or after such date and prior to such purchase) from the U.K. Agent, and the U.K. Agent shall sell to each U.K. Bank, such participations in the U.K. Swing Line Loans (including all accrued and unpaid interest thereon) outstanding as shall be necessary to cause the U.K. Banks to share in such U.K. Swing Line Loans pro rata based on their respective U.K. Commitment Percentages (without regard to any termination of the Total U.K. Commitment hereunder) by making available to the U.K. Agent an amount equal to such U.K. Bank's participation in the U.K. Swing Line Loans; provided that (x) all interest payable on the U.K. Swing Line Loans (other than interest received by the U.K. Agent pursuant to clause (y)) shall be for the account of the U.K. Agent as a funding and administrative fee until the date as of which the respective participation is purchased, and
      (y) at the time any purchase of such participation is actually made, the purchasing Bank shall be required to pay the U.K. Agent interest on the principal amount of the participation so purchased for each day from and including the date such U.K. Loan would otherwise have been made until the date of payment for such participation at the rate of interest in effect applicable to U.K. Base Rate Loans during such period.

            (f) THE U.K. SWING LINE NOTE. The obligation of the U.K. Borrowers to repay the U.K. Swing Line Loans made pursuant to this Agreement and to pay interest thereon as set forth in this Agreement shall be evidenced by a promissory note of the U.K. Borrowers with appropriate insertions substantially in the form of Exhibit A-6 attached hereto (the "U.K. Swing Line Note"), dated the Closing Date and payable to the order of the U.K. Agent in a principal amount stated to be the lesser of (a) $20,000,000, or
      (b) the aggregate principal amount of Swing Line Loans at any time advanced by the U.K. Agent and outstanding thereunder. The U.K. Borrowers

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                                       50

      irrevocably authorize the U.K. Agent to make or cause to be made, at or about the time of the Drawdown Date of any U.K. Swing Line Loan or at the time of receipt of any payment of principal on the U.K. Swing Line Note, an appropriate notation on the grid attached to such Note or the U.K. Agent's records reflecting the making of such U.K. Swing Line Loan or (as the case may be) the receipt of such payment. The outstanding amount of the U.K. Swing Line Loans set forth on such grid or such records shall be prima facie evidence of the principal amount thereof owing and unpaid to the U.K. Agent, but the failure to record, or any error in so recording, any such amount on such Note or such records shall not limit or otherwise affect the actual amount of the obligations of the U.K. Borrowers hereunder or under the U.K. Swing Line Note to make payments of principal of or interest on the U.K. Swing Line Note when due.

      SECTION 2.14. THE CANADIAN SWING LINE.

            (a) THE CANADIAN SWING LINE LOANS. Subject to the terms and conditions hereinafter set forth, upon notice by the Canadian Borrowers to the Canadian Agent in accordance with this Section 2.14, the Canadian Agent agrees to make loans to the Canadian Borrowers (the "Canadian Swing Line Loans") on any Business Day prior to the Maturity Date in an aggregate principal amount not to exceed $20,000,000 (or the Canadian Dollar Equivalent thereof) at any one time outstanding. Each Canadian Swing Line Loan shall be in a minimum amount equal to $500,000 (or the Canadian Dollar Equivalent thereof); provided that there shall be no minimum amount for any Canadian Swing Line Loan which is advanced in order to fund an overdraft in the Canadian Borrowers' Canadian Dollar accounts maintained with the Canadian Agent (as provided in Section 2.14(b) hereof). Notwithstanding any other provisions of this Agreement and in addition to the limit set forth above, at no time shall the aggregate principal amount of all outstanding Canadian Swing Line Loans exceed (i) the Total Canadian Commitment then in effect minus (ii) the sum of (A) the aggregate principal amount of all Canadian Loans denominated in U.S. Dollars, plus (B) the Dollar Equivalent of the aggregate principal amount of all Canadian Loans denominated in Canadian Dollars, plus (C) the Dollar Equivalent of the aggregate amount of Bankers' Acceptances outstanding.

            (b) NOTICE OF BORROWING. When the Canadian Borrowers desire the Canadian Agent to make a Canadian Swing Line Loan, they shall send to the Canadian Agent written notice in the form of Exhibit G-3 hereto (or telephonic notice confirmed in a writing in the form of Exhibit G-3 hereto) of each Canadian Swing Line Loan requested hereunder (a "Canadian Swing Line Loan Request") not later than 2:00 p.m. (Toronto time) on the proposed Drawdown Date of any Canadian Swing Line Loan. Each such Canadian Swing Line Loan

      Request shall set forth the principal amount of the proposed Canadian Swing Line Loan and the Swing Line Loan Maturity Date relating to such Canadian Swing Line Loan, which shall in no event be later than the Maturity Date. In addition, in the event that the Canadian Borrowers cause an overdraft in the net position of all its Canadian Dollar accounts maintained with the Canadian Agent, the Canadian Borrowers shall be deemed to have requested a Canadian Swing Line Loan (subject to the terms and conditions set forth in this Section 2.14 and in Sections 11 and 12, to the extent applicable) in the amount of such overdraft. Each Canadian Swing Line Loan Request shall be irrevocable and binding on the Canadian Borrowers and shall obligate the Canadian Borrowers to borrow the Canadian Swing Line Loan from the Canadian Agent on the proposed Drawdown Date thereof. Upon satisfaction of the applicable conditions set forth in this Agreement, on the proposed Drawdown Date the Canadian Agent shall make the Canadian Swing Line Loan available to the Canadian Borrowers no later than 3:00 p.m. (Toronto time) on the proposed Drawdown Date by crediting the amount of the Canadian Swing Line Loan to the account specified by the Canadian Borrowers; provided that the Canadian Agent shall not advance any Canadian Swing Line Loans after it has received notice from any Bank that a Default or Event of Default has occurred and stating that no new Canadian Swing Line Loans are to be made until such Default or Event of Default has been cured or waived in accordance with the provisions of this Agreement.

            (c) AUTOMATIC SWING LINE LOAN. In the event that any Canadian Bank fails to make available its Canadian Commitment Percentage of any requested Canadian Loan, the Canadian Borrowers will be deemed to have requested the Canadian Agent to make, and the Canadian Agent will make, a Canadian Swing Line Loan in an amount equal to such Delinquent Bank's Canadian Commitment Percentage of the Canadian Loan requested; provided that (i) the aggregate amount of Canadian Swing Line Loans outstanding at any one time (after giving effect to all amounts requested or deemed requested) shall not exceed $20,000,000 (or the Canadian Dollar Equivalent thereof) and (ii) the Canadian Agent shall not be required to make or maintain any Canadian Swing Line Loan at any time at which the aggregate amount of the unused Canadian Commitments of the Canadian Banks (excluding the Canadian Commitment of any Delinquent Bank) shall be less than the aggregate amount of Canadian Swing Line Loans then outstanding (after giving effect to all amounts requested or deemed requested).

            (d) INTEREST ON CANADIAN SWING LINE LOANS. Each Canadian Swing Line Loan shall be a Canadian Base Rate Loan and, except as otherwise provided in Section 6.11 hereof, shall bear interest from the Drawdown Date thereof until repaid in full at the rate per annum equal to the Canadian Prime Rate, with respect to each Canadian Swing Line Loan denominated in Canadian Dollars and the Canadian Base Rate with respect to each Canadian Swing Line Loan denominated in U.S. Dollars, which shall be paid on each Interest Payment Date for Base Rate Loans.

            (e) REPAYMENT OF CANADIAN SWING LINE LOANS. the Canadian Borrowers shall repay each outstanding Canadian Swing Line Loan on or prior to the Swing Line Loan Maturity Date relating thereto; provided that a Canadian Swing Line Loan advanced by the Canadian Agent pursuant to Section 2.14(c) hereof shall be repaid by the Canadian Borrowers not later than seven (7) Business Days following the receipt by the Canadian Borrowers of notice from the Canadian Agent of the making of such Canadian Swing Line Loan. Upon notice by the Canadian Agent on any Business Day (i) following the Swing Line Loan Maturity Date relating to each Canadian Swing Line Loan (or, in the case of a Canadian Swing Line Loan advanced by the Canadian Agent pursuant to Section 2.14(c) hereof, the date that is seven (7) Business Days following the receipt by the Canadian Borrowers of notice from the Canadian Agent of the making of such Canadian Swing Line Loan) or
      (ii) at the option of the Canadian Agent, after the occurrence of an Event of Default, each of the Canadian Banks hereby agrees to make Canadian Loans to the Canadian Borrowers constituting Canadian Base Rate Loans, on the next succeeding Business Day following such notice, in an amount equal to such Bank's Canadian Commitment Percentage of the aggregate amount of all Canadian Swing Line Loans outstanding (or, with respect to a Canadian Swing Line Loan advanced pursuant to Section 2.14(c), the amount of such Canadian Swing Line Loan). The proceeds thereof shall be applied directly by the Canadian Agent to repay outstanding Canadian Swing Line Loans. Each Canadian Bank hereby absolutely, unconditionally and irrevocably agrees to make such Canadian Loans upon one Business Day's notice as set forth above, notwithstanding (i) that the amount of such Canadian Loan may not comply with the applicable minimums set forth herein, (ii) the failure of the Canadian Borrowers to meet the applicable conditions set forth in Sections 11 or 12 hereof, (iii) the occurrence or continuance of a Default or an Event of Default hereunder, and (iv) the Total Canadian Commitment in effect at such time. In the event that it is impracticable for such Canadian Loan to be made for any reason on the date otherwise required above, then each Canadian Bank hereby agrees that it shall forthwith purchase (as of the date such Canadian Loan would have been made, but adjusted for any payments received from the Canadian Borrowers on or after such date and prior to such purchase) from the Canadian Agent, and the Canadian Agent shall sell to each Canadian Bank, such participations in the Canadian Swing Line Loans (including all accrued and unpaid interest thereon) outstanding as shall be necessary to cause the Canadian Banks to share in such Canadian

      Swing Line Loans pro rata based on their respective Canadian Commitment Percentages (without regard to any termination of the Total Canadian Commitment hereunder) by making available to the Canadian Agent an amount equal to such Bank's participation in the Canadian Swing Line Loans; provided that (x) all interest payable on the Canadian Swing Line Loans (other than interest received by the Canadian Agent pursuant to clause
      (y)) shall be for the account of the Canadian Agent as a funding and administrative fee until the date as of which the respective participation is purchased, and (y) at the time any purchase of such participation is actually made, the purchasing Bank shall be required to pay the Canadian Agent interest on the principal amount of the participation so purchased for each day from and including the date such Canadian Loan would otherwise have been made until the date of payment for such participation at the rate of interest in effect applicable to Canadian Base Rate Loans during such period.

            (f) THE CANADIAN SWING LINE NOTE. The obligation of the Canadian Borrowers to repay the Canadian Swing Line Loans made pursuant to this Agreement and to pay interest thereon as set forth in this Agreement shall be evidenced by a promissory note of the Canadian Borrowers with appropriate insertions substantially in the form of Exhibit A-7 attached hereto (the "Canadian Swing Line Note"), dated the Closing Date and payable to the order of the Canadian Agent in a principal amount stated to be the lesser of (i) $20,000,000, or (ii) the aggregate principal amount of Canadian Swing Line Loans at any time advanced by the Canadian Agent and outstanding thereunder. The Canadian Borrowers irrevocably authorize the Canadian Agent to make or cause to be made, at or about the time of the Drawdown Date of any Canadian Swing Line Loan or at the time of receipt of any payment of principal on the Canadian Swing Line Note, an appropriate notation on the grid attached to such Note or the Canadian Agent's records reflecting the making of such Canadian Swing Line Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Canadian Swing Line Loans set forth on such grid or such records shall be prima facie evidence of the principal amount thereof owing and unpaid to the Canadian Agent, but the failure to record, or any error in so recording, any such amount on such Note or such records shall not limit or otherwise affect the actual amount of the obligations of the Canadian Borrowers hereunder or under the Canadian Swing Line Note to make payments of principal of or interest on the Canadian Swing Line Note when due.

      SECTION 3. BANKERS' ACCEPTANCES.

      SECTION 3.1. ACCEPTANCE AND PURCHASE. Subject to the terms and conditions hereof, each Canadian Bank severally agrees to accept and purchase Bankers' Acceptances drawn upon it by the Canadian Borrowers

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                                       54

denominated in Canadian Dollars. The Canadian Borrowers shall notify the Canadian Agent by irrevocable written notice (each a "Bankers' Acceptance Notice") by 11:00 a.m. (Toronto time) within one (1) Canadian Business Day of the date of any borrowing by way of Bankers' Acceptances. Each borrowing by way of Bankers' Acceptances shall be in a minimum aggregate face amount of C$3,000,000 or an integral multiple of C$100,000 thereof. The face amount of each Bankers' Acceptance shall be C$100,000 or any integral multiple thereof. Each Bankers' Acceptance Notice shall be in the form of Exhibit F. In no event shall the Dollar Equivalent of the aggregate face amount of all outstanding Bankers' Acceptances exceed the remainder of (i) the Total Canadian Commitment minus (ii) the sum of (A) the outstanding amount of all Canadian Loans denominated in U.S. Dollars, plus (B) the Dollar Equivalent of the outstanding amount of all Canadian Loans denominated in Canadian Dollars.

            (a) TERM. Each Bankers' Acceptance shall be issued and shall mature on a Canadian Business Day. Each Bankers' Acceptance shall have a term of 1, 2, 3 or 6 months, shall mature no later than five (5) days prior to the Maturity Date, and shall be in form and substance reasonably satisfactory to the Canadian Bank which is accepting such Bankers' Acceptance.

            (b) BANKERS' ACCEPTANCES IN BLANK. To facilitate the acceptance of Bankers' Acceptances under this Agreement, the Canadian Borrowers shall, upon execution of this Agreement and from time to time as required, provide to the Canadian Agent bills of exchange or depository bills, in form satisfactory to the Canadian Agent, duly executed and endorsed in blank by the Canadian Borrowers in quantities sufficient for each Canadian Bank to fulfill its obligations hereunder. In addition, the Canadian Borrowers hereby appoint each Canadian Bank as its attorney to sign and endorse on its behalf, in handwriting or by facsimile or mechanical signature as and when deemed necessary by such Canadian Bank, blank forms of Bankers' Acceptances. The Canadian Borrowers recognize and agree that all Bankers' Acceptances signed and/or endorsed on its behalf by a Canadian Bank shall bind the Canadian Borrowers as fully and effectually as if signed in the handwriting of and duly issued by the proper signing officers of the Canadian Borrowers. Each Canadian Bank is hereby authorized to issue such Bankers' Acceptances endorsed in blank in such face amounts as may be determined by such Canadian Bank provided that the aggregate amount thereof is equal to the aggregate amount of Bankers' Acceptances required to be accepted by such Bank pursuant to clause (d) below. No Canadian Bank shall be responsible or liable for its failure to accept a Bankers' Acceptance if the cause of such failure is, in whole or in part, due to the failure of the Canadian Borrowers to provide duly executed and endorsed bills of exchange or depository bills to the Canadian Agent on a timely basis nor shall any Canadian Bank or the Canadian Agent be liable for any damage, loss or other claim arising by reason of any loss or improper use of any such instrument except loss or improper use arising by reason of the gross negligence or willful misconduct of such Bank or the Canadian Agent, its officers, employees, agents or representatives. Each Canadian Bank shall maintain a record with respect to Bankers' Acceptances (i) received by it from the Canadian Agent in blank hereunder, (ii) voided by it for any reason, (iii) accepted by it hereunder, (iv) purchased by it hereunder, and (v) cancelled at their respective maturities. Each Canadian Bank further agrees to retain such records in the manner and for the statutory periods provided in the various Canadian provincial or federal statutes and regulations which apply to such Canadian Bank.

            (c) DEPOSITORY BILLS. All Bankers' Acceptances accepted by the Canadian Bank issued in the form of a depository bill (as defined in the Depository Bills and Notes Act (Canada) ("DBNA")) shall be deposited with the Canadian Depository for Securities and shall be made payable to CDS & Co. In order to give effect to the foregoing, the Canadian Agent may, acting reasonably, establish and notify the Canadian Borrowers and the other Canadian Banks of any additional procedures, consistent with the terms of this Agreement and the requirements, of the DBNA, as are reasonably necessary to accomplish the parties intention, including, without limitation: (i) inserting a phrase in the drafts held by the Canadian Agent to the effect that the Bankers' Acceptance is issued pursuant to the DBNA; (ii) removing any reference to authentication of a Bankers' Acceptance; and (iii) removing any reference to the bearer of the depository bill.

            (d) EXECUTION OF BANKERS' ACCEPTANCES. Bills of exchange or depository bills of the Canadian Borrowers to be accepted as Bankers' Acceptances hereunder shall be duly executed by one or more duly authorized officers on behalf of the Canadian Borrowers. Notwithstanding that any person whose signature appears on any Bankers' Acceptance as a signatory for the Canadian Borrowers may no longer be an authorized signatory for the Canadian Borrowers at the date of issuance of a Bankers' Acceptance, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such issuance and any such Bankers' Acceptance so signed shall be binding on the Canadian Borrowers. As a condition precedent to each Canadian Bank's obligation to accept and, if applicable, purchase Bankers' Acceptances hereunder, each of the Canadian Borrowers hereby agrees to the Power of Attorney Terms - Bankers' Acceptances set out in Annex A hereto and hereby grants to each Canadian Bank a power of attorney on the terms set out in such Annex A; provided that if either of the Canadian Borrowers revoke such power of attorney, the Canadian Banks shall not be entitled to issue Bankers' Acceptances hereunder unless the Canadian Borrowers, the Canadian Agent and all of the Canadian Banks have agreed on amendments to this Agreement which would allow the Canadian Borrowers to again issue Bankers' Acceptances.

            (e) ISSUANCE OF BANKERS' ACCEPTANCES. Promptly following receipt of a Bankers' Acceptance Notice, the Canadian Agent shall so advise the Canadian Banks of the face amount of each Bankers' Acceptance to be accepted by it and the term thereof. The aggregate face amount of Bankers' Acceptances to be accepted by a Canadian Bank shall be determined by the Canadian Agent by reference to the respective Canadian Commitments of the Canadian Banks, except that, if the face amount of a Bankers' Acceptance, which would otherwise be accepted by a Canadian Bank, would not be C$100,000 or an integral multiple thereof, such face amount shall be increased or reduced by the Canadian Agent in its sole and absolute discretion to the nearest integral multiple of C$100,000.

            (f) ACCEPTANCE OF BANKERS' ACCEPTANCES. Each Bankers' Acceptance to be accepted by a Canadian Bank shall be accepted at such Bank's office shown on Schedule 1 hereof or as otherwise designated by said Canadian Bank from time to time.

            (g) PURCHASE OF BANKERS' ACCEPTANCES. On the relevant date of borrowing, each Canadian Bank severally agrees to purchase from the Canadian Borrowers, at the face amount thereof discounted by the Applicable BA Discount Rate, any Bankers' Acceptance accepted by it and provide to the Canadian Agent, for the account of the Canadian Borrowers, the BA Discount Proceeds in respect thereof after deducting therefrom the amount of the Acceptance Fee and, if applicable, the Additional Fee, payable by the Canadian Borrowers to such Bank under
      Section 3.3 in respect of such Bankers' Acceptance.

            (h) SALE OF BANKERS' ACCEPTANCES. Each Canadian Bank may at any time and from time to time hold, sell, rediscount or otherwise dispose of any or all Bankers' Acceptances accepted and purchased by it.

            (i) WAIVER OF PRESENTMENT AND OTHER CONDITIONS. The Canadian Borrowers waive presentment for payment and any other defense to payment of any amounts due to a Canadian Bank in respect of a Bankers' Acceptance accepted by such Canadian Bank pursuant to this Agreement which might exist solely by reason of such Bankers' Acceptance being held, at the maturity thereof, by such Bank in its own right. The Canadian Borrowers shall not claim or require any days of grace or require the Canadian Agent or any Canadian Bank to claim any days of grace for the payment of any Bankers' Acceptance.

      SECTION 3.2 REFUNDING BANKERS' ACCEPTANCES. With respect to each Bankers' Acceptance, the Canadian Borrowers, except during the occurrence and continuation of an Event of Default, may give irrevocable telephone or written notice (or such other method of notification as may be agreed upon between the Canadian Agent and the Canadian Borrowers) to the Canadian Agent at or before 11:00 a.m. (Toronto time) within one (1) Canadian Business Day of such maturity date of such Bankers' Acceptance of any Canadian Borrower's intention to issue one or more Bankers' Acceptances on such maturity date (each a "Refunding Bankers' Acceptance") to provide for the payment of such maturing Bankers' Acceptance (it being understood that payments by the Canadian Borrowers and fundings by the Canadian Banks in respect of each maturing Bankers' Acceptance and each related Refunding Bankers' Acceptance shall be made on a net basis reflecting the difference between the face amount of such maturing Bankers' Acceptance and the BA Discount Proceeds (net of the applicable Acceptance Fee) of such Refunding Bankers' Acceptance). Any funding on account of any maturing Bankers' Acceptance must be made at or before 12:00 noon (Toronto time) on the maturity date of such Bankers' Acceptance. If the Canadian Borrowers fail to give such notice, the Canadian Borrowers shall be irrevocably deemed to have requested and to have been advanced a Canadian Loan bearing interest at the Canadian Prime Rate in the face amount of such maturing Bankers' Acceptance on the maturity date of such maturing Bankers' Acceptance from the Canadian Bank which accepted such maturing Bankers' Acceptance, which Loan shall thereafter bear interest as such in accordance with the provisions hereof and otherwise shall be subject to all provisions of this Agreement applicable to Canadian Loans until paid in full. Notwithstanding anything to the contrary contained herein, the Canadian Borrowers shall not prepay the

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                                       58

outstanding amount of any Bankers' Acceptance, as a whole or in part, at any time.

      SECTION 3.3 ACCEPTANCE FEE. An acceptance fee (the "Acceptance Fee") shall be payable by the Canadian Borrowers to each Canadian Bank and each Canadian Bank shall deduct the amount of such Acceptance Fee from the BA Discount Proceeds (in the manner specified in Section 3.1(g) in respect of each Bankers' Acceptance), said fee to be calculated at a rate per annum equal to the Applicable Acceptance Fee Rate calculated on the face amount of such Bankers' Acceptance and computed on the basis of the number of days in the term of such Bankers' Acceptance and a year of 365 days. In addition to the Acceptance Fee an additional fee (the "Additional Fee") shall be payable by the Canadian Borrowers to each Non-Schedule I Bank and each Non-Schedule I Bank shall deduct such Additional Fee from the BA Discount Proceeds (in the manner specified in Section 3.1(f) in respect of each Bankers' Acceptance) said fee to be calculated at a rate per annum equal to eight one-hundredths of one-percent (0.08%) calculated on the face amount of such Bankers' Acceptance and computed on the basis of the number of days in the term of such Bankers' Acceptance and a year of 365 days.

      SECTION 4. LETTERS OF CREDIT.

      SECTION 4.1. LETTER OF CREDIT COMMITMENTS.

            (a)   COMMITMENTS TO ISSUE DOMESTIC LETTERS OF CREDIT.

                  Subject to the terms and conditions set forth herein, (A) the
            Issuing Bank agrees, in reliance upon the agreements of the Domestic Banks set forth in this Section 4, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of Ryder and/or any of its domestic Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in each case denominated in Dollars, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and
            (B) the Domestic Banks severally agree to participate in Letters of Credit issued for the account of Ryder and/or any of its domestic Subsidiaries and any drawings thereunder; provided, however, that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (a) the sum of the outstanding L/C Obligations shall not exceed the Letter of Credit Sublimit at any one time, (b) the sum of (i) the outstanding L/C Obligations with respect to Letters of Credit issued for the account of Ryder and/or its domestic Subsidiaries, plus (ii) the outstanding principal amount of the Domestic Loans, shall not, at any time and after giving effect to all amounts requested, exceed the Total Domestic Commitment and
            (c) with respect to any Domestic Bank, the sum of (i) such

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                                       59

            Domestic Bank's Domestic Commitment Percentage of the outstanding L/C Obligations with respect to all Letters of Credit issued for the account of Ryder and/or its domestic Subsidiaries, plus (ii) the outstanding principal amount of the Domestic Loans owed to such Domestic Bank, shall not, at any time and after giving effect to all amounts requested, exceed such Domestic Bank's Domestic Commitment. Each request by Ryder and/or any domestic Subsidiary for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by Ryder that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, Ryder's and/or any of its domestic Subsidiaries' ability to obtain Letters of Credit shall be fully revolving, and accordingly Ryder and/or its domestic Subsidiaries may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

            (b)   The Issuing Bank shall not issue any Letter of Credit, if:

                  (i) subject to Section 4.2(c), the expiry date of such
            requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Majority Banks have approved such expiry date; or

                  (ii) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Banks have approved such expiry date.

            (c) The Issuing Bank shall not be under any obligation to issue any Letter of Credit if:

                  (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities (including the interpretation or administration thereof by any Governmental Authority) applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular;

                  (ii) the issuance of such Letter of Credit would violate any international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities (including the interpretation or administration thereof by any Governmental Authority) or one or more policies of the Issuing Bank;

                  (iii) except as otherwise agreed by the Administrative Agent and the Issuing Bank, such Letter of Credit is in an initial face amount less than $100,000, in the case of a commercial Letter of Credit, or $100,000, in the case of a standby Letter of Credit;

                  (iv) such Letter of Credit is to be denominated in a currency other than Dollars;

                  (v) such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder;

                  (vi) a default of any Domestic Bank's (other than the Domestic Bank which is the Issuing Bank) obligations to fund under
            Section 4.3 exists or any Domestic Bank (other than a Domestic Bank which is the Issuing Bank) has failed to fund any portion of any participations in L/C Obligations required to be funded by it hereunder, unless the Issuing Bank has entered into satisfactory arrangements with Ryder or such Domestic Bank to eliminate the Issuing Bank's risk with respect to such Domestic Bank.

            (d) The Issuing Bank shall not amend any Letter of Credit if the Issuing Bank would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof or the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

            (e) The Issuing Bank shall be under no obligation to amend any Letter of Credit if (i) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (ii) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

      SECTION 4.2. PROCEDURES FOR ISSUANCE AND AMENDMENT OF LETTERS OF CREDIT; AUTO-EXTENSION LETTERS OF CREDIT.

            (a) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of Ryder and/or its domestic Subsidiary delivered to the Issuing Bank (with a copy to the

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                                       61

      Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a duly authorized officer of Ryder and/or its domestic Subsidiary. Such Letter of Credit Application must be received by the Issuing Bank and the Administrative Agent not later than 11:00 a.m. (local time for each of the Issuing Bank and the Administrative Agent) at least two Business Days (or such later date and time as the Administrative Agent and the Issuing Bank may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the Issuing
      Bank: (i) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (ii) the amount thereof; (iii) the expiry date thereof; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by such beneficiary in case of any drawing thereunder; (vi) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (vii) such other matters as the Issuing Bank may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the Issuing Bank (i) the Letter of Credit to be amended; (ii) the proposed date of amendment thereof (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as the Issuing Bank may reasonably require. Additionally, Ryder shall furnish to the Issuing Bank and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the Issuing Bank or the Administrative Agent may reasonably require.

            (b) Promptly after receipt of any Letter of Credit Application, the Issuing Bank will confirm with the Administrative Agent (by telephone or in writing) that Administrative Agent has received a copy of such Letter of Credit Application from Ryder and, if not, the Issuing Bank will provide the Administrative Agent with a copy thereof. Unless the Issuing Bank has received written notice from any Bank, any Agent or any Borrower, at least one Business Day prior to the requested date of issuance or amendment of the relevant Letter of Credit, that one or more applicable conditions contained in Sections.11 and 12 shall not then be satisfied, then, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of Ryder and/or its domestic Subsidiaries, as the case may be, or enter into the applicable amendment, as the case may be, in each case in accordance with the Issuing Bank's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, the Domestics Banks shall be deemed to, and hereby irrevocably and unconditionally agree to, purchase from the Issuing Bank a risk participation in such Letter of

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                                       62

      Credit in an amount equal to the product of such Bank's Domestic Commitment times the amount of such Letter of Credit. The Issuing Bank will provide updated information quarterly to the Domestic Banks with respect to the Letters of Credit outstanding at such time.

            (c) If Ryder and/or any of its domestic Subsidiaries so requests in any applicable Letter of Credit Application, the Issuing Bank may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an "Auto-Extension Letter of Credit"); provided that any such Auto-Extension Letter of Credit must permit the Issuing Bank to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "Non-Extension Notice Date") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the Issuing Bank, Ryder and/or any of its domestic Subsidiaries shall not be required to make a specific request to the Issuing Bank for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Domestic Banks shall be deemed to have authorized (but may not require) the Issuing Bank to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the Issuing Bank shall not permit any such extension if (i) the Issuing Bank has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of Section 4.1(b) and (c) or otherwise), or (ii) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date (A) from the Administrative Agent that the Majority Banks have elected not to permit such extension or (B) from any Agent, any Bank or any Borrower that one or more of the applicable conditions specified in Section 12 is not then satisfied, and in each such case directing the Issuing Bank not to permit such extension.

            (d) If any Letter of Credit contains provisions providing for automatic reinstatement of the stated amount after any drawing thereunder,
      (i) unless otherwise directed by the Issuing Bank, Ryder and/or any of its domestic Subsidiaries shall not be required to make a specific request to the Issuing Bank to permit such reinstatement, and (ii) the Administrative Agent and the Domestic Banks hereby authorize and direct the Issuing Bank to permit such automatic reinstatement, whether or not a Default then exists, unless the Issuing Bank has received a notice (which may be by telephone or in writing) on or before the day that is two Business Days before the reinstatement date from any Agent, the Majority Banks or any Borrower that one or more of the applicable conditions specified in

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                                       63

      SECTION 12 is not then satisfied and directing the Issuing Bank to cease permitting such automatic reinstatement of such Letter of Credit.

            (e) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the Issuing Bank will also deliver to Ryder and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

      SECTION 4.3. DRAWINGS AND REIMBURSEMENTS; FUNDING OF PARTICIPATIONS.

            (a) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the Issuing Bank shall notify Ryder and the Administrative Agent thereof not later than 1:00 p.m. (Boston time) on the date of drawing under such Letter of Credit. Not later than 11:00 a.m. (Boston time) on the Business Day next following the later of (i) the date of any payment by the Issuing Bank under a Letter of Credit (each such date of payment by the Issuing Bank, an "Honor Date") or (ii) the date that the Issuing Bank provides notice to Ryder of a drawing by the beneficiary under a Letter of Credit, Ryder shall reimburse the Issuing Bank through the Administrative Agent in an amount equal to the amount of such drawing, together with interest thereon at a rate per annum equal to the Domestic Base Rate. If Ryder fails to so reimburse the Issuing Bank by such time, the Administrative Agent shall promptly notify each Domestic Bank, of the Honor Date, the amount of the unreimbursed drawing (the "Unreimbursed Amount"), and the amount of such Domestic Bank's applicable Commitment Percentage thereof. In such event, Ryder shall be deemed to have requested a Base Rate Loan to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.7 for the principal amount of Loans, but subject to the amount of the unutilized portion of the Total Domestic Commitment and the conditions set forth in
      Section 12 (other than the delivery of a Domestic Loan Request). Any notice given by the Issuing Bank or the Administrative Agent pursuant to this Section 4.3(a) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

            (b) Each Domestic Bank (including the Domestic Bank acting as Issuing Bank, if applicable) shall upon any notice pursuant to
      Section 4.3(a) make funds available to the Administrative Agent for the account of the Issuing Bank at the Administrative Agent's Head Office in an amount equal to its Domestic Commitment Percentage of the Unreimbursed Amount not later than 1:00 p.m. (local time of the Administrative Agent) on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of

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                                       64

      SECTION 4.3(c), each Domestic Bank that so makes funds available shall be deemed to have made a Base Rate Loan to Ryder in such amount. The Administrative Agent shall remit the funds so received to the Issuing Bank.

            (c) With respect to any Unreimbursed Amount that is not fully refinanced by a Base Rate Loan pursuant to this Section 4.3 because the conditions set forth in Section 12 cannot be satisfied or for any other reason, Ryder shall be deemed to have incurred from the Issuing Bank an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest in accordance with
      Section 6.11. In such event, each Domestic Bank's payment to the Administrative Agent for the account of the Issuing Bank pursuant to
      Section 4.3(b) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Bank in satisfaction of its participation obligation under this Section 4.

            (d) Until each Domestic Bank funds its Base Rate Loan or L/C Advance pursuant to this Section 4.3 to reimburse the Issuing Bank for any amount drawn under any Letter of Credit, interest in respect of such Domestic Bank's Domestic Commitment Percentage of such amount shall be solely for the account of the Issuing Bank.

            (e) Each Domestic Bank's obligation to make Base Rate Loans or L/C Advances to reimburse the Issuing Bank for amounts drawn under Letters of Credit, as contemplated by this Section 4.3, shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Issuing Bank, any Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or Event of Default; or (iii) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Domestic Bank's obligation to make Base Rate Loans pursuant to this
      Section 4.3 is subject to the conditions set forth in Section 12 (other than delivery by Ryder of a Domestic Loan Request). No such making of an L/C Advance shall relieve or otherwise impair the obligation of Ryder to reimburse the Issuing Bank for the amount of any payment made by the Issuing Bank under any Letter of Credit, together with interest as provided herein.

            (f) If any Domestic Bank fails to make available to the Administrative Agent for the account of the Issuing Bank any amount required to be paid by such Bank pursuant to the foregoing provisions of this Section 4.3 by the time specified in Section 4.3(b), the Issuing Bank shall be entitled to recover from such Domestic Bank (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Issuing Bank at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect. A certificate of the Issuing Bank submitted to any Domestic Bank (through the Administrative Agent) with respect to any amounts owing under this clause (f) shall be conclusive absent manifest error.

      SECTION 4.4. REPAYMENT OF PARTICIPATIONS.

            (a) At any time after the Issuing Bank has made a payment under any Letter of Credit and has received from any Domestic Bank such Bank's L/C Advance in respect of such payment in accordance with Section 4.3, if the Administrative Agent receives for the account of the Issuing Bank any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from Ryder or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Bank its Domestic Commitment Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Bank's L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

            (b) If any payment received by the Administrative Agent for the account of the Issuing Bank pursuant to Section 4.3(a) is required to be returned in connection with any proceeding under any Debtor Relief Law (including pursuant to any settlement entered into by the Issuing Bank in its discretion), each Domestic Bank shall pay to the Administrative Agent for the account of the Issuing Bank its Domestic Commitment Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Bank, at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect.

      SECTION 4.5. OBLIGATIONS ABSOLUTE. The obligation of Ryder to reimburse the Issuing Bank for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

            (a) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

            (b) the existence of any claim, counterclaim, set-off, defense or other right that Ryder or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in

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                                       66

      connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

            (c) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

            (d) any payment by the Issuing Bank under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the Issuing Bank under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

            (e) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any Subsidiary.

      Ryder shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with Ryder's instructions or other irregularity, Ryder will immediately notify the Issuing Bank. Ryder shall be conclusively deemed to have waived any such claim against the Issuing Bank and its correspondents unless such notice is given as aforesaid.

      SECTION 4.6. ROLE OF ISSUING BANK.

      Each Domestic Bank and Ryder agrees that, in paying any drawing under a Letter of Credit, the Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Issuing Bank, the Administrative Agent nor any of their respective officers, directors, employees, agents or attorneys-in-fact or affiliates, correspondents, participants or assignees of the Issuing Bank or Administrative Agent shall be liable to any Domestic Bank for (i) any action taken or omitted in connection herewith at the request or with the approval of the Domestic Banks or the Majority Banks, as applicable;
(ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or

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                                       67

(iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. Ryder hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude Ryder's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Issuing Bank, any Administrative Agent nor any of their respective officers, directors, employees, agents or attorneys-in-fact or affiliates, correspondents, participants or assignees of the Issuing Bank or the Administrative Agent, shall be liable or responsible for any of the matters described in clauses (a) through
(e) of Section 4.5; provided, however, that anything in such clauses to the contrary notwithstanding, Ryder may have a claim against the Issuing Bank, and the Issuing Bank may be liable to Ryder, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by Ryder which Ryder proves were caused by the Issuing Bank's willful misconduct or gross negligence or the Issuing Bank's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, and the Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

      SECTION 4.7. CASH COLLATERAL. Upon the request of the Administrative Agent, (i) if the Issuing Bank has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or
(ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit for any reason remains outstanding and partially or wholly undrawn, Ryder shall immediately Cash Collateralize the then outstanding amount of all L/C Obligations (in an amount equal to such outstanding amount determined as of the date of such L/C Borrowing or the Letter of Credit Expiration Date, as the case may be). Sections 6.4 and 13.1 set forth certain additional requirements to deliver Cash Collateral hereunder. For purposes of this Section 4, and Sections 6.4 and 13.1, "Cash Collateralize" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Issuing Bank and the Domestic Banks, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the Issuing Bank (which documents are hereby consented to by the Domestic Banks). Derivatives of such term have corresponding meanings. Ryder hereby grants to the Administrative Agent, for the benefit of the Issuing Bank and the Domestic Banks, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the

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                                       68

foregoing. Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at the Administrative Agent.

      SECTION 4.8. APPLICABILITY OF ISP AND UCP. Unless otherwise expressly agreed by the Issuing Bank and Ryder when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.

      SECTION 4.9. LETTER OF CREDIT FEES. Ryder shall pay to the Administrative Agent, for the account of each Domestic Bank in accordance with its Domestic Commitment Percentage a Letter of Credit fee (the "Letter of Credit Fee") for each Letter of Credit issued for Ryder's or any of its domestic Subsidiaries' account equal to the Applicable Margin times the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit). Letter of Credit Fees shall be (i) computed on a quarterly basis in arrears and (ii) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Margin during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect. Notwithstanding anything to the contrary contained herein, while any Event of Default exists, all Letter of Credit Fees shall accrue at a rate equal to the sum of the Applicable Margin plus 2% per annum.

      SECTION 4.10. FRONTING FEE AND DOCUMENTARY AND PROCESSING CHARGES PAYABLE TO ISSUING BANK. Ryder shall pay directly to the Issuing Bank for its own account a fronting fee with respect to each Letter of Credit issued for Ryder's or any of its domestic Subsidiaries' account at the per annum rate of 0.10% payable on the actual daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit). Such fronting fee shall be computed on a quarterly basis in arrears. Such fronting fee shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. In addition, Ryder shall pay directly to the Issuing Bank for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Issuing Bank relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

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                                       69

      SECTION 4.11. CONFLICT WITH ISSUING DOCUMENTS. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

      SECTION 4.12. LETTERS OF CREDIT ISSUED FOR DOMESTIC SUBSIDIARIES. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, any of Ryder's domestic Subsidiaries, Ryder shall be obligated to reimburse the Issuing Bank hereunder for any and all drawings under such Letter of Credit. Ryder hereby acknowledges that the issuance of Letters of Credit for the account of its domestic Subsidiaries inures to the benefit of Ryder, and that Ryder's business derives substantial benefits from the businesses of such domestic Subsidiaries.

      SECTION 5. GUARANTY.

      SECTION 5.1. GUARANTY OF PAYMENT. Ryder hereby irrevocably guarantees to the Agents, the Issuing Bank and the Banks, the full and punctual payment when due (whether at stated maturity, by required pre-payment, by acceleration or otherwise) of all of the Obligations of Ryder PR, each of the Canadian Borrowers, each of the U.K. Borrowers and each of Ryder's domestic Subsidiaries, including, without limitation, the principal and interest accruing on the Canadian Loans, the obligations with respect to Bankers' Acceptances, the U.K. Loans, the PR Loans, the obligations with respect to the Letters of Credit and the L/C Obligations and all such Obligations which would become due but for the operation of the automatic stay pursuant to Section 362(a) of the Federal Bankruptcy Code or any similar provision of any other bankruptcy or insolvency law and the operation of Sections 502(b) and 506(b) of the Federal Bankruptcy Code or any similar provision of any other bankruptcy or insolvency law (such obligations of Ryder PR, the Canadian Borrowers and the U.K. Borrowers being referred to herein as the "Guaranteed Obligations"). This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment of all of the Guaranteed Obligations and not of their collectability only and is in no way conditioned upon any requirement that the Agents, the Issuing Bank or any Bank first attempt to collect any of the Guaranteed Obligations from Ryder PR, either of the Canadian Borrowers or either of the U.K. Borrowers or resort to any collateral security or other means of obtaining payment. Should an Event of Default occur as a result of a default by Ryder PR, either of the Canadian Borrowers or either of the U.K. Borrowers in the payment of any of the Guaranteed Obligations, the Obligations of Ryder hereunder with respect to such Guaranteed Obligations in default shall, upon demand by the applicable Agent(s), become immediately due and payable to the applicable Agent(s), for the benefit of the Banks, the Issuing Bank and the Agents, without demand or notice of any nature, all of which are expressly waived by Ryder. Payments by Ryder hereunder may be required by the Agents on any number of occasions. All payments by Ryder hereunder shall be made to the applicable Agent(s), in the manner and at

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                                       70

the place of payment specified therefor in Section 6.1 hereof, for the account of the Banks, the Issuing Bank and the Agents.

      SECTION 5.2. RYDER'S AGREEMENT TO PAY ENFORCEMENT COSTS, ETC. Ryder further agrees, as the principal obligor and not as a guarantor only, to pay to the applicable Agents, on demand, all reasonable costs and expenses (including court costs and legal expenses) incurred or expended by any Agents, the Issuing Bank or any Bank in connection with the Guaranteed Obligations, this Guaranty and the enforcement thereof, together with interest on amounts recoverable under this Section 5.2 from the time when such amounts become due until payment, whether before or after judgment, at the rate of interest for overdue principal set forth in Section 6.11 hereof, provided that if such interest exceeds the maximum amount permitted to be paid under applicable law, then such interest shall be reduced to such maximum permitted amount.

      SECTION 5.3. WAIVERS BY RYDER; BANKS' FREEDOM TO ACT. Ryder agrees that the Guaranteed Obligations will be paid strictly in accordance with their respective terms, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agents, the Issuing Bank or any Bank with respect thereto. Ryder waives promptness, diligence, presentment, demand, protest, notice of acceptance, notice of any Guaranteed Obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of Ryder PR, either of the Canadian Borrowers or either of the U.K. Borrowers or any other entity or other Person primarily or secondarily liable with respect to any of the Guaranteed Obligations, and all suretyship defenses generally. Without limiting the generality of the foregoing, Ryder agrees to the provisions of any instrument evidencing, securing or otherwise executed in connection with any Guaranteed Obligation and agrees that the Guaranteed Obligations of Ryder hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (i) the failure of the Agents, the Issuing Bank or any Bank to assert any claim or demand or to enforce any right or remedy against Ryder PR, either of the Canadian Borrowers or either of the U.K. Borrowers or any other entity or other person primarily or secondarily liable with respect to any of the Guaranteed Obligations; (ii) any extensions, compromise, refinancing, consolidation or renewals of any Guaranteed Obligation;
(iii) any change in the time, place or manner of payment of any of the Guaranteed Obligations or any rescissions, waivers, compromise, refinancing, consolidation or other amendments or modifications of any of the terms or provisions of this Agreement, the other Loan Documents or any other agreement evidencing, securing or otherwise executed in connection with any of the Guaranteed Obligations; (iv) the addition, substitution or release of any entity or other person primarily or secondarily liable for any Guaranteed Obligation;
(v) the adequacy of any rights which the Agents, the Issuing Bank or any Bank may have against any collateral security or other

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                                       71

means of obtaining repayment of any of the Guaranteed Obligations; (vi) the impairment of any collateral securing any of the Guaranteed Obligations, including without limitation the failure to perfect or preserve any rights which the Agents, the Issuing Bank or any Bank might have in such collateral security or the substitution, exchange, surrender, release, loss or destruction of any such collateral security; or (vii) any other act or omission which might in any manner or to any extent vary the risk of Ryder or otherwise operate as a release or discharge of Ryder (other than the indefeasible payment in full, in cash, of all of the Guaranteed Obligations and the irrevocable termination of each of the Commitments), all of which may be done without notice to Ryder. To the fullest extent permitted by law, Ryder hereby expressly waives any and all rights or defenses arising by reason of (A) any "one action" or "anti-deficiency" law which would otherwise prevent the Agents, the Issuing Bank or any Bank from bringing any action, including any claim for a deficiency, or exercising any other right or remedy (including any right of set-off), against Ryder before or after the Agent's, the Issuing Bank's or such Bank's commencement or completion of any foreclosure action, whether judicially, by exercise of power of sale or otherwise, or (B) any other law which in any other way would otherwise require any election of remedies by the Agents, the Issuing Bank or any Bank.

      SECTION 5.4. UNENFORCEABILITY OF GUARANTEED OBLIGATIONS. If for any reason Ryder PR, either of the Canadian Borrowers or either of the U.K. Borrowers has no legal existence or is under no legal obligation to discharge any of the Guaranteed Obligations, or if any of the Guaranteed Obligations have become irrecoverable from Ryder PR, either of the Canadian Borrowers or either of the U.K. Borrowers by reason of such Person's insolvency, bankruptcy or reorganization or by other operation of law or for any other reason (other than the indefeasible payment in full, in cash, of all of the Guaranteed Obligations and the irrevocable termination of each of the Commitments), to the extent permitted by law, this Guaranty shall nevertheless be binding on Ryder to the same extent as if Ryder at all times had been the principal obligor on all such Guaranteed Obligations. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of Ryder PR, either of the Canadian Borrowers or either of the U.K. Borrowers, or for any other reason, all such amounts otherwise subject to acceleration under the terms of this Agreement, the other Loan Documents or any other agreement evidencing, securing or otherwise executed in connection with any Obligation shall be immediately due and payable by Ryder.

      SECTION 5.5. SUBROGATION; SUBORDINATION.

                  SECTION 5.5.1. POSTPONEMENT OF RIGHTS. Until the final payment in full in cash of all of the Guaranteed Obligations: Ryder shall not exercise any rights against Ryder PR, either of the Canadian Borrowers or either of the U.K. Borrowers arising

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                                       72

            as a result of payment by Ryder hereunder, by way of subrogation, reimbursement, restitution, contribution or otherwise, and will not prove any claim in competition with the Agents, the Issuing Bank or any Bank in respect of any payment hereunder in any bankruptcy, insolvency or reorganization case or proceedings of any nature; Ryder will not claim any setoff, recoupment or counterclaim against Ryder PR, either of the Canadian Borrowers or either of the U.K. Borrowers in respect of any liability of Ryder to Ryder PR, either of the Canadian Borrowers or either of the U.K. Borrowers; and Ryder waives any benefit of and any right to participate in any collateral security which may be held by the Agents, the Issuing Bank or any Bank.

                  SECTION 5.5.2. SUBORDINATION. The payment of any amounts due with respect to any indebtedness of Ryder PR, either of the Canadian Borrowers or either of the U.K. Borrowers for money borrowed or credit received now or hereafter owed to Ryder is hereby subordinated to the prior final payment in full in cash of all of the Guaranteed Obligations; provided that, so long as no Event of Default has occurred and is continuing, Ryder PR, the Canadian Borrowers or the U.K. Borrowers may pay, and Ryder may receive, such payment. Ryder agrees that, after the occurrence of any Event of Default, Ryder will not demand, sue for or otherwise attempt to collect any such indebtedness of Ryder PR, the Canadian Borrowers or the U.K. Borrowers to Ryder until all of the Guaranteed Obligations shall have been irrevocably paid in full in cash. If, notwithstanding the foregoing sentence, Ryder shall collect, enforce or receive any amounts in respect of such indebtedness while any Guaranteed Obligations are still outstanding, such amounts shall be collected, enforced and received by Ryder as trustee for the Banks, the Issuing Bank and the Agents and be paid over to the Agents, for the benefit of the Banks, the Issuing Bank and the Agents, on account of the Guaranteed Obligations without affecting in any manner the liability of Ryder under the other provisions of this Guaranty.

                  SECTION 5.5.3. PROVISIONS SUPPLEMENTAL. The provisions of this
            Section 5.5 shall be supplemental to and not in derogation of any rights and remedies of the Banks, the Issuing Bank and the Agents under any separate subordination agreement which the Agents or any of them may at any time and from time to time enter into with Ryder for the benefit of the Banks, the Issuing Bank and the Agents.

      SECTION 5.6. FURTHER ASSURANCES. Ryder agrees that it will from time to time, at the request of the Agents, do all such things and execute all such

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                                       73

documents as the Agents may reasonably consider necessary or desirable to give full effect to this Guaranty and to perfect and preserve the rights and powers of the Banks, the Issuing Bank and the Agents hereunder. Ryder acknowledges and confirms that it has established its own adequate means of obtaining from Ryder PR, each of the Canadian Borrowers and each of the U.K. Borrowers on a continuing basis all information desired by it concerning the financial condition of such Persons and that it will look to such Persons and not to the Agents, the Issuing Bank or any Bank in order for it to keep adequately informed of changes in any of such Person's financial condition.

      SECTION 5.7. REINSTATEMENT. Notwithstanding any termination of this Guaranty upon the final and indefeasible payment in full, in cash, of the Guaranteed Obligations, this Guaranty shall continue to be effective or be reinstated, if at any time any payment made or value received with respect to any Obligation is rescinded or must otherwise be returned by the Agents, the Issuing Bank or any Bank upon the insolvency, bankruptcy or reorganization of Ryder PR, either of the Canadian Borrowers or either of the U.K. Borrowers, or otherwise, all as though such payment had not been made or value received.

      SECTION 5.8. SUCCESSORS AND ASSIGNS. This Guaranty shall be binding upon Ryder, its successors and assigns, and shall inure to the benefit of the Agents, the Issuing Bank and the Banks and their respective successors, transferees and assigns. Without limiting the generality of the foregoing sentence, each Bank may, in accordance with the provisions of Section 21 and subject to the limitations set forth therein, assign or otherwise transfer this Agreement, the other Loan Documents or any other agreement or note held by it evidencing, securing or otherwise executed in connection with the Guaranteed Obligations, or sell participations in any interest therein, to any other entity or other person, and such other entity or other person shall thereupon become vested, to the extent set forth in the agreement evidencing such assignment, transfer or participation, with all the rights in respect thereof granted to such Bank herein. Ryder may not assign any of its Guaranteed Obligations hereunder.

      SECTION 5.9. CURRENCY OF PAYMENT. Ryder shall pay the Guaranteed Obligations in the currency in which such Obligations were incurred by the applicable Borrower(s).

      SECTION 5.10. CONCERNING JOINT AND SEVERAL LIABILITY OF THE U.K. BORROWERS AND THE CANADIAN BORROWERS.

      (a) Each U.K. Borrower hereby irrevocably and unconditionally jointly and severally guarantees to the U.K. Agent and the U.K. Banks the full and punctual payment when due (whether at stated maturity, by required pre-payment, by acceleration or otherwise) of all of the Obligations of the other U.K. Borrower hereunder and under the other Loan Documents in

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                                       74

consideration of the financial accommodations to be provided by the Banks, the Agents and the Issuing Bank under this Credit Agreement, for the mutual benefit, directly and indirectly, of each U.K. Borrower and in consideration of the undertakings of the other U.K. Borrower to accept joint and several liability for the Obligations. Each U.K. Borrower agrees that this is an absolute, unconditional and continuing guaranty of the full and punctual payment of all of the Obligations of the other U.K. Borrower hereunder and under the other Loan Documents and not of their collectability only and is in no way conditioned upon any requirement that the U.K. Agent or any U.K. Bank first attempt to collect any of such Obligations from such U.K. Borrower or resort to any collateral security or other means of obtaining payment. Each U.K. Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other U.K. Borrower with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this Section 5.10(a)), it being the intention of the parties hereto that all of the Obligations of the U.K. Borrowers shall be the joint and several Obligations of each U.K. Borrower without preferences or distinction among them.

      (a) Each Canadian Borrower hereby irrevocably and unconditionally jointly and severally guarantees to the Canadian Agent and the Canadian Banks the full and punctual payment when due (whether at stated maturity, by required pre-payment, by acceleration or otherwise) of all of the Obligations of the other Canadian Borrower hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Banks, the Agents and the Issuing Bank under this Credit Agreement, for the mutual benefit, directly and indirectly, of each Canadian Borrower and in consideration of the undertakings of the other Canadian Borrower to accept joint and several liability for the Obligations. Each Canadian Borrower agrees that this is an absolute, unconditional and continuing guaranty of the full and punctual payment of all of the Obligations of the other Canadian Borrower hereunder and under the other Loan Documents and not of their collectability only and is in no way conditioned upon any requirement that the Canadian Agent or any Canadian Bank first attempt to collect any of such Obligations from such Canadian Borrower or resort to any collateral security or other means of obtaining payment. Each Canadian Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Canadian Borrower with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this Section 5.10(b)), it being the intention of the parties hereto that all of the Obligations of the Canadian Borrowers shall be the joint and several Obligations of each Canadian Borrower without preferences or distinction among them.

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                                       75

                     SECTION 6. PROVISIONS RELATING TO ALL LOANS.

      SECTION 6.1. FUNDS FOR PAYMENTS. All payments of principal, interest, fees (other than the Acceptance Fee) and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Administrative Agent, the Canadian Agent or the U.K. Agent, as applicable, received at such Agent's Head Office in immediately available funds, without setoff, deduction, counterclaim or other withholding of any kind (other than any withholding resulting from the failure of a Bank to comply with the provisions of Section 6.2), by 12:00 noon (local time for such Agent) on any due date. Subject to the provisions of
Section 28, if a payment is received by such Agent at or before 2:00 p.m. (local time for such Agent) on any Business Day, such Agent shall on the same Business Day transfer in immediately available funds to (1) each of the Domestic Banks, their pro-rata portion of such payment in accordance with their respective Domestic Commitment Percentages, in the case of payments with respect to Domestic Loans, (2) the Administrative Agent in the case of payments with respect to Domestic Swing Line Loans, (3) each of the Canadian Banks, their pro-rata portion of such payment in accordance with their respective Canadian Commitment Percentages in the case of payments with respect to Canadian Loans and Bankers' Acceptances, except to the extent necessary to reflect Bankers' Acceptances issued on a non-pro-rata basis pursuant to Section 3.1(e), (4) the Canadian Agent with respect to payments of Canadian Swing Line Loans, (5) each of the U.K. Banks, their pro-rata portion of such payment in accordance with their respective U.K. Commitment Percentages in the case of payments with respect to the U.K. Loans, (6) the U.K. Agent with respect to payments of U.K. Swing Line Loans, (7) each of the PR Banks, their pro-rata portion of such payment in accordance with their respective PR Commitment Percentages in the case of payments with respect to PR Loans, (8) the Issuing Bank in the case of payments with respect to L/C Obligations payable to the Issuing Bank, and (9) the Domestic Banks, their pro-rata portion of such payment in accordance with their respective applicable Commitment Percentages in the case of payments with respect to L/C Obligations payable to such Domestic Banks. If such payment is received by such Agent after 2:00 p.m. (local time for such Agent) on any Business Day, such transfer shall be made by such Agent to the applicable Bank(s) on the next Business Day. In the event that such Agent fails to make such transfer to any Bank or Issuing Bank as set forth above, such Agent shall pay to such Bank or the Issuing Bank on demand an amount equal to the product of
(i) the average, computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by such Bank or Issuing Bank for funds acquired by such Bank or Issuing Bank during each day included in such period, times (ii) the amount (A) equal to such Bank's Domestic Commitment Percentage of such payment in the case of payments with respect to Domestic Loans, (B) equal to such Bank's Canadian Commitment Percentage of such payment in the case of payments with respect to Canadian Loans, (C) equal to such Bank's U.K. Commitment Percentage of such payment in the case of payments with respect to U.K.

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                                       76

Loans, (D) equal to such Bank's PR Commitment Percentage of such payment in the case of payments with respect to PR Loans, (E) of such payment in the case of payments made with respect to L/C Obligations payable to the Issuing Bank or (F) equal to such Bank's Domestic Commitment Percentage of such payment in the case of payments with respect to L/ C Obligations payable to the Domestic Banks, times (iii) a fraction, the numerator of which is the number of days that elapse from and including the date of payment to and including the date on which the amount due to such Bank shall become immediately available to such Bank, and the denominator of which is 365. A statement of such Bank submitted to the applicable Agent with respect to any amounts owing under this Section 6.1 shall be prima facie evidence of the amount due and owing to such Bank by such Agent.

      SECTION 6.2. EXEMPTION FROM WITHHOLDING.

            (a) Each Bank (including any assignee) that is not a U.S. Person as defined in Section 7701(a)(30) of the Code for federal income tax purposes (a "Non-U.S. Bank") hereby agrees that, if and to the extent it is legally able to do so, it shall, prior to the date of the first payment by the Borrowers hereunder to be made to such Bank or the Administrative Agent or for such Bank's or the Administrative Agent's account, deliver to the Borrowers and the Administrative Agent, as applicable, such certificates, documents or other evidence, as and when required by the Code or Treasury Regulations issued pursuant thereto, including (a) in the case of a Non-U.S. Bank that is a "bank" for purposes of Section 881(c)(3)(A) of the Code, two (2) duly completed copies of Internal Revenue Service Form W-8BEN or Form W-8ECI and any other certificate or statement of exemption required by Treasury Regulations, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Bank establishing that with respect to payments of principal, interest or fees hereunder it is (i) not subject to United States federal withholding tax under the Code because such payment is effectively connected with the conduct by such Bank of a trade or business in the United States or (ii) totally exempt or partially exempt from United States federal withholding tax under a provision of an applicable tax treaty and (b) in the case of a Non-U.S. Bank that is not a "bank" for purposes of Section 881(c)(3)(A) of the Code, a certificate in form and substance reasonably satisfactory to the Administrative Agent and the Borrowers and to the effect that (i) such Non-U.S. Bank is not a "bank" for purposes of Section 881(c)(3)(A) of the Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any governmental authority, any application made to a rating agency or qualification for any exemption from any tax, securities law or other legal requirements, (ii) is not a ten (10) percent shareholder for purposes of Section 881(c)(3)(B) of the Code and (iii) is not a controlled foreign corporation receiving interest from a related person for purposes of Section 881(c)(3)(C) of the Code, together with a properly completed Internal Revenue Service Form W-8 or W-9, as applicable (or successor forms). Each Bank agrees that it shall, promptly upon a change of its lending office or the selection of any additional lending office, to the extent the forms previously delivered by it pursuant to this section are no longer effective, and promptly upon the Borrowers' or the Administrative Agent's reasonable request after the occurrence of any other event (including the passage of time) requiring the delivery of a Form W-8BEN, Form W-8ECI, Form W-8 or W-9 in addition to or in replacement of the forms previously delivered, to the extent it may lawfully do so, deliver to the Borrowers and the Administrative Agent, as applicable, if and to the extent it is properly entitled to do so, a properly completed and executed Form W-8BEN, Form W-8ECI, Form W-8 or W-9, as applicable (or any successor forms thereto).

            (b) The Borrowers shall not be required to pay any additional amounts in respect of Domestic Loans to any Non-U.S. Bank in respect of United States Federal withholding tax pursuant to Section 19 to the extent that (i) the obligation to withhold amounts with respect to United States Federal withholding tax existed on the date such Non-U.S. Bank became a party to this Agreement or, with respect to payments to a different lending office designated by the Non-U.S. Bank as its applicable lending office (a "New Lending Office"), the date such Non-U.S. Bank designated such New Lending Office with respect to a Loan; provided, however, that this clause (i) shall not apply to any transferee or New Lending Office as a result of a Reallocation or an assignment, transfer or designation made at the request of the Borrowers; and provided further, however, that this clause (i) shall not apply to the extent the indemnity payment or additional amounts any transferee, or Bank through a New Lending Office, would be entitled to receive without regard to this clause (i) do not exceed the indemnity payment or additional amounts that the Person making the assignment or transfer to such transferee, or Bank making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, transfer or designation; or
      (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Bank (that could lawfully do so) to comply with the provisions of paragraph (a) above.

            (c) Notwithstanding the foregoing, each Bank agrees to use reasonable efforts (consistent with legal and regulatory restrictions) to change its lending office to avoid or to minimize any amounts otherwise payable under Section 19 in each case solely if such change (i) can be made in a manner so that such Bank does not incur any costs or expenses unless the Borrowers have agreed to reimburse such Person

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                                       78

      therefor and (ii) does not result in any legal or regulatory disadvantage to such Person.

      SECTION 6.3. CURRENCY OF PAYMENT. Payments of principal or interest with respect to any Loan or obligation with respect to Bankers' Acceptance or Letters of Credit shall be made in the currency in which such Loan was advanced or in which such Bankers' Acceptance or such Letter of Credit was issued. Notwithstanding the foregoing, the Acceptance Fee shall be payable solely in Canadian Dollars and any and all other fees payable hereunder shall be payable in solely U.S. Dollars unless, with respect to any fees payable by the Canadian Borrowers and the U.K. Borrowers, otherwise agreed to by the Canadian Agent and/or the U.K. Agent respectively.

      SECTION 6.4. MANDATORY REPAYMENTS OF THE LOANS. Except as provided in
Section 6.16 hereof, if at any time

            (i) the sum of (A) the outstanding L/C Obligations with respect to Letters of Credit issued for the account of Ryder and its domestic Subsidiaries, plus (B) the outstanding principal amount of the Domestic Loans exceeds the Total Domestic Commitment, whether by reduction of the Total Domestic Commitment or otherwise, or

            (ii) the sum of (A) the outstanding principal amount of the Canadian Loans denominated in U.S. Dollars, plus (B) the Dollar Equivalent of the outstanding principal amount of the Canadian Loans denominated in Canadian Dollars, plus (C) the Dollar Equivalent of the aggregate amount of Bankers' Acceptances then outstanding exceeds the Total Canadian Commitment, whether by reduction of the Total Canadian Commitment or otherwise, or

            (iii) the sum of (A) the outstanding principal amount of the U.K. Loans denominated in U.S. Dollars, plus (B) the Dollar Equivalent of the outstanding principal amount of the U.K. Loans denominated in Sterling, plus (C) the Dollar Equivalent of the outstanding principal amount of the U.K. Loans denominated in Euros exceeds the Total U.K. Commitment, whether by reduction of the Total U.K. Commitment or otherwise, or

            (iv) the sum of the outstanding principal amount of the PR Loans exceeds the Total PR Commitment, whether by reduction of the Total PR Commitment or otherwise,

      then the applicable Borrower(s) shall immediately pay the amount of such excess to the Administrative Agent in the case of clauses (i) and (iv) above, the Canadian Agent, in the case of clause (ii) above or the U.K. Agent, in the case of clause (iii) above, (a) for application to the Loans in the following order: first, pro rata to any Unreimbursed Amounts (including any L/C Borrowings) with respect to the Letters of Credit issued for the account of such Borrower (if applicable), second, pro rata to Domestic Swing Line

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                                       79

Loans, Canadian Swing Line Loans, and U.K. Swing Line Loans, and third, pro rata to Domestic Loans, Canadian Loans, U.K. Loans and PR Loans, subject to Section 6.10, or (b) if no Loans shall be outstanding, to be held pro rata by the Administrative Agents (in the case of Letters of Credit) and the Canadian Agent (in the case of Bankers' Acceptances) for the benefit of the Issuing Bank or (as the case may be) the Domestic Banks in the case of Letters of Credit and/or the Canadian Banks in the case of Bankers' Acceptances, as applicable, as collateral security for the amount of Bankers' Acceptances and as Cash Collateral for the Letters of Credit; provided, however, that if the amount of cash collateral held by the Administrative Agents (in the case of Letters of Credit) and the Canadian Agent (in the case of Bankers' Acceptances) pursuant to this Section 6.4 exceeds the amount of Bankers' Acceptances and the Letters of Credit, as the case may be, from time to time, the Administrative Agent or the Canadian Agent shall return such excess to Ryder or the Canadian Borrowers, as applicable.

      SECTION 6.5. COMPUTATIONS.

            (a) Except as otherwise expressly provided herein, all computations of interest and the Facility Fee shall be based on a 365 or 366, as applicable, day year and paid for the actual number of days elapsed, except that computations of the Domestic LIBOR Rate, the EURIBOR Rate, the Canadian Dollar LIBOR Rate, the U.K. Dollar LIBOR Rate, and all other fees hereunder shall be based on a 360-day year and paid for the actual number of days elapsed. Whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension; provided that for any Interest Period for any LIBOR Rate Loan if such next succeeding Business Day falls in the next succeeding calendar month or after the Maturity Date, it shall be deemed to end on the next preceding Business Day.

            (b) All computations of outstanding Loans, Commitment availability, mandatory prepayments, or other matters hereunder shall be made in U.S. Dollars or Dollar Equivalents.

      SECTION 6.6. ILLEGALITY; INABILITY TO DETERMINE LIBOR RATE OR EURIBOR RATE. Notwithstanding any other provision of this Agreement if (a) the introduction of, any change in, or any change in the interpretation of, any law or regulation applicable to any Bank or Agent shall make it unlawful, or any central bank or other governmental authority having jurisdiction thereof shall assert that it is unlawful, for any Bank or any such Agent to perform its obligations in respect of any LIBOR Rate Loans or EURIBOR Rate Loans, or (b) if any Bank or any such Agent, as applicable shall reasonably determine with respect to LIBOR Rate Loans or EURIBOR Rate Loans that (i) by reason of circumstances affecting any eurodollar interbank

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                                       80

market, adequate and reasonable methods do not exist for ascertaining the LIBOR Rate and/or EURIBOR Rate which would otherwise be applicable during any Interest Period, or (ii) deposits in the relevant currency and amount for the relevant Interest Period are not available to such Bank or such Agent in any eurodollar interbank market, then such Bank or such Agent shall promptly give notice of such determination to the Borrowers (which notice shall be conclusive and binding upon such Borrowers). Upon such notification by such Bank or such Agent, the obligation of the Banks and such Agent to make LIBOR Rate Loans or EURIBOR Rate Loans, as the case may be, shall be suspended until the Banks or such Agent, as the case may be, determine that such circumstances no longer exist, and to the extent permitted by law the outstanding LIBOR Rate Loans and/or EURIBOR Rate Loans shall continue to bear interest at the applicable rate based on the LIBOR Rate and/or EURIBOR Rate, respectively, until the end of the applicable Interest Period, and thereafter shall be deemed converted to Domestic Base Rate Loans, Canadian Base Rate Loans or U.K. Base Rate Loans, as applicable, in equal principal amounts of such former LIBOR Rate Loans or EURIBOR Rate Loans.

      SECTION 6.7. ADDITIONAL COSTS, ETC. Except for any matters addressed by
Section 19, and except as otherwise reflected in the interest rate applicable under this Agreement, if any change in any present applicable law (which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank or the Issuing Bank by any central bank or other fiscal, monetary or other authority, whether or not having the force of law) or if any applicable law adopted after the date hereof shall:

            (a) subject such Bank or the Issuing Bank to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, such Bank's Commitment, the Loans, any Letters of Credit or the Bankers' Acceptances (other than taxes based upon or measured by the income, capital or profits of such Bank or the Issuing Bank imposed by the jurisdiction of its incorporation or organization, or the location of its lending office or any political subdivision thereof); or

            (b) materially change the basis of taxation (except for changes in taxes on income, capital or profits of such Bank or the Issuing Bank imposed by the jurisdiction of its incorporation or organization, or the location of its lending office or any political subdivision thereof) of payments to such Bank or the Issuing Bank of the principal or of the interest on any Loans or Letters of Credit or the Bankers' Acceptances or any other amounts payable to such Bank or the Issuing Bank under this Agreement or the other Loan Documents; or

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                                       81

            (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or reimbursement obligations owed to, or commitments of, an office of any Bank or the Issuing Bank with respect to this Agreement, the other Loan Documents, such Bank's Commitment, the Loans, the Letters of Credit or the Bankers' Acceptances; or

            (d) impose on such Bank or the Issuing Bank any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans, the Bankers' Acceptances, any Letters of Credit, such Bank's Commitment, or any class of loans or commitments of which any of the Loans, such Letters of Credit or such Bank's Commitment forms a part, and the result of any of the foregoing is:

                  (i) to increase the cost to such Bank or the Issuing Bank of making, funding, issuing, renewing, extending or maintaining the Loans or such Bank's Commitment or any Letter of Credit or accepting and purchasing Bankers' Acceptances;

                  (ii) to reduce the amount of principal, interest, reimbursement obligations or other amount payable to such Bank or the Issuing Bank hereunder on account of such Bank's Commitment or the Loans or Bankers' Acceptances or any Letter of Credit; or

                  (iii) to require such Bank or the Issuing Bank to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank or the Issuing Bank from the Borrowers hereunder, then, and in each such case, the applicable Borrower will, upon demand made by such Bank or the Issuing Bank at any time and from time to time as often as the occasion therefore may arise (which demand shall be accompanied by a statement setting forth the basis of such demand which shall be conclusive absent manifest error), pay such reasonable additional amounts as will be sufficient to compensate such Bank or the Issuing Bank for such additional costs, reduction, payment or foregone interest or other sum. A Borrower shall only be obligated to pay a Bank or the Issuing Bank such additional amounts to the extent such Bank or the Issuing Bank has allocated such additional costs, reduction, payment or foregone

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                                       82

      interest or other sum among its like situated customers in good faith and on an equitable and nondiscriminatory basis.

      SECTION 6.8. CAPITAL ADEQUACY. Except as otherwise reflected in the interest rate applicable under this Agreement, if any Bank or the Issuing Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule, or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank or the Issuing Bank (or any corporation controlling such Bank or the Issuing Bank) as a consequence of such Bank's or the Issuing Bank's obligations hereunder to a level below that which such Bank or the Issuing Bank (or any corporation controlling such Bank or the Issuing Bank) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank or the Issuing Bank to be material, then from time to time, within fifteen (15) days after demand by such Bank or the Issuing Bank, the applicable Borrower shall pay to such Bank or the Issuing Bank such additional amount or amounts as will, in such Bank's or the Issuing Bank's reasonable determination, fairly compensate such Bank or the Issuing Bank (or any corporation controlling such Bank or the Issuing Bank) for such reduction. A Borrower shall only be obligated to pay a Bank or the Issuing Bank such cost increases to the extent such Bank or the Issuing Bank has allocated such costs among its customers in good faith and on an equitable and nondiscriminatory basis.

      SECTION 6.9. CERTIFICATE; ETC. A certificate setting forth the additional amounts payable pursuant to Section 6.7 or Section 6.8 and a reasonable explanation of such amounts which are due, submitted by any Bank or the Issuing Bank to the applicable Borrower(s), shall be conclusive, absent manifest error, that such amounts are due and owing. Such certificate shall contain a certification as to the matters specified in the last sentence of Section 6.7 or
Section 6.8, as the case may be. A Borrower shall only be obligated to pay additional amounts under Section 6.7 or Section 6.8 hereof which accrue or are incurred after a Bank or the Issuing Bank has given notice to a Borrower pursuant to this Section 6.9. Any additional amounts paid by a Borrower to a Bank or the Issuing Bank pursuant to Section 6.7 or Section 6.8 hereof which are subsequently refunded to such Bank or the Issuing Bank shall be refunded to the applicable Borrower.

      SECTION 6.10. EURODOLLAR INDEMNITY. Each Borrower agrees to indemnify the applicable Banks and the applicable Agents, and to hold them harmless from and against any reasonable loss, cost or expense that any such Bank

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                                       83

or such Agent may sustain or incur as a consequence of (a) the default by such Borrower in payment of the principal amount of or any interest on any LIBOR Rate Loans or EURIBOR Rate Loans, as and when due and payable, including any such loss or expense arising from interest or fees payable by any Bank or such Agent to lenders of funds obtained by it in order to maintain its LIBOR Rate Loans or EURIBOR Rate Loans, (b) the default by such Borrower in making a borrowing of a LIBOR Rate Loan or EURIBOR Rate Loan or conversion of a LIBOR Rate Loan, EURIBOR Rate Loan or a prepayment of a LIBOR Rate Loan or EURIBOR Rate Loan other than on an Interest Payment Date after such Borrower has given a Domestic Loan Request, a Canadian Loan Request, a U.K. Loan Request, or a PR Loan Request, a notice pursuant to Section 2.8, or a notice pursuant to Section 2.11, Section 2.12, Section 2.13 or Section 2.14, and (c) the making of any payment of a LIBOR Rate Loan or EURIBOR Rate Loan, or the making of any conversion of any LIBOR Rate Loan or EURIBOR Rate Loan to a Base Rate Loan, or the Reallocation of any LIBOR Rate Loan or EURIBOR Rate Loan pursuant to Section 2.4 on a day that is not the last day of the applicable Interest Period with respect thereto. So long as no Event of Default shall have occurred and be continuing, the Borrowers may elect to avoid the payment of such breakage costs by requesting that the applicable Agent apply amounts received with respect to LIBOR Rate Loans or EURIBOR Rate Loans to cash collateralize such LIBOR Rate Loans or EURIBOR Rate Loans, as the case may be, but in no event shall a Borrower be deemed to have paid such LIBOR Rate Loans or EURIBOR Rate Loans until such cash has been paid to the applicable Agent for application to such LIBOR Rate Loans or EURIBOR Rate Loans, respectively. Such loss or reasonable expense shall include an amount equal to the excess, if any, as reasonably determined by each Bank of (i) its cost of obtaining the funds for the LIBOR Rate Loan or EURIBOR Rate Loan being paid, prepaid, converted, not converted, reallocated, or not borrowed, as the case may be (based on the applicable LIBOR Rate or EURIBOR Rate, as the case may be) for the period from the date of such payment, prepayment, conversion, or failure to borrow or convert, as the case may be, to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for the Loan which would have commenced on the date of such failure to borrow) over (ii) the amount of interest (as reasonably determined by such Bank) that would be realized by such Bank in reemploying the funds so paid, prepaid, converted, or not borrowed, converted, or prepaid for such period or Interest Period, as the case may be, which determinations shall be conclusive absent manifest error.

      SECTION 6.11. INTEREST ON OVERDUE AMOUNTS. Overdue principal and (to the extent permitted by applicable law) interest on the Loans, the L/C Borrowings, the Bankers' Acceptances and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded monthly and payable on demand at a rate per annum equal to the Domestic Base Rate, Canadian Prime Rate, the RBS-U.K. Sterling Reference Rate, the RBS-U.K. Euro Reference Rate, as applicable,

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                                       84

plus 2%, until such amount shall be paid in full (after as well as before judgment).

      SECTION 6.12. INTEREST LIMITATION. Notwithstanding any other term of this Agreement or the Notes, any other Loan Document or any other document referred to herein or therein, the maximum amount of interest which may be charged to or collected from any Person liable hereunder or under the Notes by any Bank shall be absolutely limited to, and shall in no event exceed, the maximum amount of interest which could lawfully be charged or collected by such Bank under applicable laws (including, to the extent applicable, the provisions of Section 5197 of the Revised Statutes of the United States of America, as amended, 12 U.S.C. Section 85, as amended and the Criminal Code (Canada)).

      SECTION 6.13. REASONABLE EFFORTS TO MITIGATE. Each Bank and the Issuing Bank agrees that as promptly as practicable after it becomes aware of the occurrence of an event or the existence of a condition that would cause it to be affected under Sections 6.6, 6.7 or 6.8, such Bank or the Issuing Bank will give notice thereof to the applicable Borrower(s), with a copy to the applicable Agent and, to the extent so requested by such Borrower(s) and not inconsistent with such Bank's or the Issuing Bank's internal policies, such Bank or the Issuing Bank shall use reasonable efforts and take such actions as are reasonably appropriate if as a result thereof the additional moneys which would otherwise be required to be paid to such Bank or the Issuing Bank pursuant to such subsections would be materially reduced, or the illegality or other adverse circumstances which would otherwise require a conversion of such Loans or result in the inability to make such Loans pursuant to such sections would cease to exist, and in each case if, as determined by such Bank or the Issuing Bank in its sole discretion, the taking of such actions would not adversely affect such Loans or such Bank or otherwise be disadvantageous to such Bank or the Issuing Bank.

      SECTION 6.14. REPLACEMENT OF BANKS. If any Bank or the Issuing Bank (an "Affected Bank") (i) makes demand upon a Borrower for (or if a Borrower is otherwise required to pay) amounts pursuant to Sections 6.7, 6.8 or 19, (ii) is unable to make or maintain LIBOR Rate Loans as a result of a condition described in Section 6.6 or (iii) defaults in its obligation to make Loans, or accept and purchase Bankers' Acceptances or reimburse the Issuing Bank for the amount of each draft paid under any Letter of Credit, in accordance with the terms of this Agreement (such Bank or the Issuing Bank being referred to as a "Defaulting Bank"), such Borrower may, within ninety (90) days of receipt of such demand, notice (or the occurrence of such other event causing such Borrower to be required to pay such compensation or causing Section 6.6 to be applicable), or default, as the case may be, by notice (a "Replacement Notice") in writing to the Agents and such Affected Bank (A) request the Affected Bank to cooperate with such Borrower in obtaining a replacement bank or financial institution satisfactory to the Agents and such Borrower (the "Replacement Bank"); (B) request the relevant non-

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                                       85

Affected Banks to acquire and assume all of the Affected Bank's Loans and Commitment and accept and purchase Bankers' Acceptances and reimburse the Issuing Bank for the amount of each draft paid under any Letter of Credit, as provided herein, but none of such Banks shall be under an obligation to do so; or (C) designate a Replacement Bank reasonably satisfactory to the Agents (which shall be deemed to be satisfactory if an Eligible Assignee). If any satisfactory Replacement Bank shall be obtained, and/or if any one or more of the non-Affected Banks shall agree to acquire and assume all of the Affected Bank's Loans and Commitment and accept and purchase Bankers' Acceptances, as the case may be, and reimburse the Issuing Bank for the amount of each draft paid under any Letter of Credit, then such Affected Bank shall assign, in accordance with
Section 21, all of its Commitment, Loans, Bankers' Acceptances, Letter of Credit Participations, Notes and other rights and obligations under this Agreement and all other Loan Documents to such Replacement Bank or non-Affected Banks, as the case may be, in exchange for payment of the principal amount so assigned and all interest and fees accrued on the amount so assigned, plus all other Obligations then due and payable to the Affected Bank; provided, however, that (i) such assignment shall be without recourse, representation or warranty and shall be on terms and conditions reasonably satisfactory to such Affected Bank and such Replacement Bank and/or non-Affected Banks, as the case may be, and (ii) prior to any such assignment, such Borrower shall have paid to such Affected Bank all amounts properly demanded and unreimbursed under Sections 6.7, 6.8 and 6.10. Upon the effective date of such assignment, such Borrower shall issue replacement Notes to such Replacement Bank and/or non-Affected Banks, as the case may be, and such institution shall become a "Bank" for all purposes under this Agreement and the other Loan Documents.

      SECTION 6.15. ADVANCES BY ADMINISTRATIVE AGENT; CANADIAN AGENT; AND U.K. AGENT. (a) The Administrative Agent, the Canadian Agent or the U.K. Agent, as applicable, may (unless earlier notified to the contrary by any Bank by 12:00 noon (local time for such Agent) one (1) Business Day prior to any Drawdown
Date) assume that each Bank has made available (or will before the end of the applicable Drawdown Date make available) to such Agent the amount of such Bank's Domestic Commitment Percentage, Canadian Commitment Percentage, U.K. Commitment Percentage or PR Commitment Percentage, as applicable, with respect to the Loans to be made on such Drawdown Date, and such Agent may (but shall not be required to), in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. If any Bank makes such amount available to such Agent on a date after such Drawdown Date, such Bank shall pay such Agent on demand an amount equal to the product of (i) the average, computed for the period referred to in clause (iii) below, of the weighted average annual interest rate paid by such Agent for funds acquired by such Agent during each day included in such period times (ii) the amount equal to such Bank's Domestic Commitment Percentage of such Domestic Loan, Canadian Commitment Percentage of such Canadian Loan,

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                                       86

U.K. Commitment Percentage of such U.K. Loan and PR Commitment Percentage of such PR Loan, as applicable, times (iii) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to but not including the date on which the amount equal to such Bank's Domestic Commitment Percentage, Canadian Commitment Percentage, U.K. Commitment Percentage or PR Commitment Percentage, as applicable, of such Loans, shall become immediately available to such Agent, and the denominator of which is 365. A statement of such Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to such Agent by such Bank. If such amount is not in fact made available to such Agent by such Bank within three (3) Business Days of such Drawdown Date, such Agent shall be entitled to recover such amount from the applicable Borrower(s), with interest thereon at the applicable rate per annum; provided that, with respect to any Domestic Swing Line Loan advanced pursuant to Section 2.12(c), any U.K. Swing Line Loan advanced pursuant to Section 2.13(c) and any Canadian Swing Line Loan advanced pursuant to Section 2.14(c), the applicable Borrower(s) shall have seven (7) Business Days following the receipt by such Borrower of notice from the applicable Agent of the making of such Loan to repay such amount to the applicable Agent (it being understood that, subject to the conditions set forth herein, such repayment may be made from the proceeds of an additional Loan hereunder).

      (b) Unless Ryder, the Canadian Borrowers, the U.K. Borrowers or Ryder PR, as the case may be, has notified the Administrative Agent, the Canadian Agent or the U.K. Agent, as applicable, prior to the date any payment is required to be made by it to the applicable Agent hereunder, that such Borrower will not make such payment, the applicable Agent may assume that such Borrower has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to such Bank. If and to the extent that such payment was not in fact made to the applicable Agent by the applicable Borrower in immediately available funds, then each applicable Bank shall forthwith on demand repay to the applicable Agent the portion of such assumed payment that was made available to such Bank in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the applicable Agent to such Bank to the date such amount is repaid to the applicable Agent in immediately available funds at the Federal Funds Effective Rate from time to time in effect.

      (c) A notice of the applicable Agent to any Bank or any Borrower with respect to any amount owing under Sections 6.15(a) and (b) shall be conclusive, absent manifest error.

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                                       87

      SECTION 6.16. CURRENCY FLUCTUATIONS.

            (a) Not later than 1:00 p.m. (Boston time) on the last Business Day of each calendar month or any other Business Day if requested by an Agent before 10:00 a.m. on such day (the "Calculation Date"), the Administrative Agent shall determine the Exchange Rate as of such date. The Exchange Rate so determined shall become effective on the first Business Day immediately following such determination (a "Reset Date") and shall remain effective until the next succeeding Reset Date. Nothing contained in this Section 6.16 shall be construed to require the Administrative Agent to calculate compliance under this Section 6.16 more frequently than once each month, unless requested to do so by an Agent pursuant to the first sentence of this Section 6.16(a).

            (b) Not later than 4:00 p.m. (Boston time) on each Reset Date, the Administrative Agent shall, in consultation with the Canadian Agent and the U.K. Agent, determine the Dollar Equivalent of the outstanding Canadian Loans denominated in Canadian Dollars, Bankers' Acceptances and U.K. Loans denominated in Sterling and Euros.

            (c) If, on any Reset Date, the aggregate outstanding amount of the Dollar Equivalent of all Canadian Loans and the aggregate face amount of all Bankers' Acceptances, exceeds the Total Canadian Commitment (the amount of such excess referred to herein as the "Canadian Excess Amount") by more than one percent (1%) of the aggregate amount of such Commitment, then (A) the Canadian Agent shall give notice thereof to the Canadian Borrowers, the Issuing Bank and the Canadian Banks and (B) within two (2) Business Days thereafter, the Canadian Borrowers shall repay or prepay Canadian Loans in an aggregate principal amount such that, after giving effect thereto, the aggregate outstanding amount of the Dollar Equivalent of all Canadian Loans and the aggregate face amount of all Bankers' Acceptances no longer exceeds the Total Canadian Commitment. Notwithstanding the foregoing, to avoid the incurrence of breakage costs with respect to Canadian Loans which are LIBOR Rate Loans, the Canadian Borrowers shall not be obligated to repay any Canadian Loan that is a LIBOR Rate Loan until the end of the Interest Period relating thereto to the extent that the unused amount of the Domestic Commitments of the Domestic Banks which are affiliates of the Canadian Banks shall be greater than or equal to the Canadian Excess Amount. On each Reset Date and until the Canadian Loans are repaid in accordance with the first sentence of this paragraph (c), the Total Domestic Commitment shall be automatically reduced by an amount equal to the Canadian Excess Amount. Such reduction shall be made by reducing the Domestic Commitments of each such Domestic Bank that is an affiliate of a Canadian Bank by an amount

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                                       88

      equal to such Domestic Bank's Domestic Commitment Percentage of the Canadian Excess Amount.

            (d) If, on any Reset Date, the aggregate outstanding amount of the Dollar Equivalent of all U.K. Loans exceeds the Total U.K. Commitment (the amount of such excess referred to herein as the "U.K. Excess Amount") by more than one percent (1%) of the aggregate amount of such Commitment, then (A) the U.K. Agent shall give notice thereof to the U.K. Borrowers and the U.K. Banks and (B) within two (2) Business Days thereafter, the U.K. Borrowers shall repay or prepay U.K. Loans in an aggregate principal amount such that, after giving effect thereto, the aggregate outstanding amount of the Dollar Equivalent of all U.K. Loans no longer exceeds the Total U.K. Commitment. Notwithstanding the foregoing, to avoid the incurrence of breakage costs with respect to U.K. Loans which are LIBOR Rate Loans, the U.K. Borrowers shall not be obligated to repay any U.K. Loan that is a LIBOR Rate Loan until the end of the Interest Period relating thereto to the extent that the unused amount of the Domestic Commitments of the Domestic Banks which are affiliates of the U.K. Banks shall be greater than or equal to the U.K. Excess Amount. On each Reset Date and until the U.K. Loans are repaid in accordance with the first sentence of this paragraph (d), the Total Domestic Commitment shall be automatically reduced by an amount equal to the U.K. Excess Amount. Such reduction shall be made by reducing the Domestic Commitments of each such Domestic Bank that is an affiliate of a U.K. Bank by an amount equal to such Domestic Bank's Domestic Commitment Percentage of the U.K. Excess Amount.

      SECTION 7. REPRESENTATIONS AND WARRANTIES. Each of the Borrowers represents and warrants to the Banks and the Issuing Bank that:

      SECTION 7.1. CORPORATE AUTHORITY.

            (a) INCORPORATION; GOOD STANDING. Each of the Borrowers and each of Ryder's Consolidated Subsidiaries (other than Immaterial Subsidiaries)
      (i) is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation, (ii) has all requisite corporate power to own its property and conduct its material business operations so that the Borrowers and their Consolidated Subsidiaries, taken as a whole, may conduct business substantially in the manner presently conducted by them, and (iii) is in good standing (or such qualification can be readily obtained without material penalty) as a foreign corporation and is duly authorized to do business in each jurisdiction in which its property or business as presently conducted or contemplated makes such qualification necessary, except where a failure to be so qualified would not have a material adverse effect on the business, assets or

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                                       89

      financial condition of Ryder and its Consolidated Subsidiaries, taken as a whole.

            (b) AUTHORIZATION. The execution, delivery and performance of this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby (i) are within the corporate authority of each of the Borrowers, (ii) have been duly authorized by all necessary corporate proceedings on the part of each of the Borrowers, (iii) do not materially conflict with or result in any material breach or contravention of any provision of law, statute, rule or regulation to which any of the Borrowers is subject or any judgment, order, writ, injunction, license or permit applicable to any of the Borrowers, and (iv) do not conflict with any provision of the corporate charter, bylaws or constitutional documents of any of the Borrowers or any material agreement or other material instrument binding upon any of the Borrowers.

            (c) ENFORCEABILITY. The execution, delivery and performance of this Agreement and the other Loan Documents by each of the Borrowers will result in valid and legally binding obligations of each of the Borrowers enforceable against each such Borrower in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

      SECTION 7.2. GOVERNMENTAL APPROVALS. The execution, delivery and performance of this Agreement and the other Loan Documents by each of the Borrowers and the consummation by each of the Borrowers of the transactions contemplated hereby and thereby do not require any approval or consent of, or filing with, any governmental agency or authority other than those already obtained.

      SECTION 7.3. TITLE TO PROPERTIES; LEASES. Ryder and its Consolidated Subsidiaries own all of the assets reflected in the consolidated balance sheet of Ryder and its Consolidated Subsidiaries as at the Balance Sheet Date or acquired since that date (except property and assets (a) sold or otherwise disposed of in the ordinary course of business since that date or as otherwise permitted pursuant to Section 9.3 or (b) held pursuant to lease, trust or conditional sales agreement), subject to no mortgages, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

      SECTION 7.4. FINANCIAL STATEMENTS. There have been furnished to the Banks the consolidated balance sheet of Ryder and its Consolidated

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                                       90

Subsidiaries dated the Balance Sheet Date and the consolidated statements of income, shareholders' equity and cash flow for the fiscal periods then ended, certified by KPMG LLP. All said balance sheets and statements of operations have been prepared in accordance with GAAP (but, in the case of any of such financial statements which are unaudited, only to the extent GAAP is applicable to interim unaudited reports) and fairly present the financial condition of Ryder and its Consolidated Subsidiaries as at the close of business on the Balance Sheet Date and the results of operations for the period then ended (subject, in the case of unaudited interim financial statements, to changes resulting from audit and normal year-end adjustments and to the absence of complete footnotes). There are no contingent liabilities of Ryder and its Consolidated Subsidiaries involving material amounts, known to the officers of Ryder, which have not been disclosed in said balance sheets and the related notes thereto or otherwise in writing to the Administrative Agent.

      SECTION 7.5. LITIGATION. Except as set forth on Schedule 7.5, there are no actions, suits, proceedings or investigations of any kind pending or, to the knowledge of each of the Borrowers, threatened against Ryder or any of Ryder's Consolidated Subsidiaries before any court, tribunal or administrative agency or board which, either in any case or in the aggregate, if adversely determined, Ryder reasonably believes would be expected to have a material adverse effect on the financial condition, business, or assets of Ryder and its Consolidated Subsidiaries, considered as a whole, or materially impair the right of Ryder and its Consolidated Subsidiaries, considered as a whole, to carry on business substantially as now conducted, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet or which question the validity of any of the Loan Documents to which Ryder or any of its Consolidated Subsidiaries is a party, or any action taken or to be taken pursuant hereto or thereto.

      SECTION 7.6. COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC. None of the Borrowers nor any of Ryder's Consolidated Subsidiaries is (a) violating any provision of its charter documents or by-laws or (b) any agreement or instrument to which any of them may be subject or by which any of them or any of their properties may be bound or any decree, order, judgment, or, to the knowledge of Ryder's officers, any statute, license, rule or regulation, in a manner which materially and adversely affects the financial condition, business or assets of Ryder and its Consolidated Subsidiaries, considered as a whole.

      SECTION 7.7. TAX STATUS. Each Borrower and each of Ryder's Consolidated Subsidiaries (other than its Immaterial Subsidiaries) have (a) made or filed all federal, state, provincial and territorial income and all other tax returns, reports and declarations (or obtained extensions with respect thereto) required by applicable law to be filed by them, other than state or provincial tax returns covering immaterial amounts, (b) paid all taxes and other

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                                       91

governmental assessments and charges as shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, and (c) set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. Except as set forth on Schedule 7.7, there are no unpaid taxes in any amount material to Ryder and its Consolidated Subsidiaries, taken as a whole, claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrowers know of no basis for any such claim.

      SECTION 7.8. NO EVENT OF DEFAULT. No Default or Event of Default has occurred and is continuing.

      SECTION 7.9. HOLDING COMPANY AND INVESTMENT COMPANY ACTS. Neither Ryder nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is any of them a "registered investment company", or an "affiliated company" or a "principal underwriter" of a "registered investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

      SECTION 7.10. ABSENCE OF FINANCING STATEMENTS, ETC. Except as permitted by
Section 9.2 of this Agreement, (i) there is no Indebtedness senior to the Obligations and (ii) there is no effective financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, which purports to cover, affect or give notice of any present or possible future lien on, or security interests in, any assets or property of Ryder or any of its Consolidated Subsidiaries or right thereunder.

      SECTION 7.11. EMPLOYEE BENEFIT PLANS.

            (a) IN GENERAL. Each Employee Benefit Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions.

            (b) TERMINABILITY OF WELFARE PLANS. Under each Employee Benefit Plan which is an employee welfare benefit plan within the meaning of
      Section 3(1) or Section 3(2)(B) of ERISA, no benefits are due unless the event giving rise to the benefit entitlement occurs prior to plan termination (except as required by Title I, part 6 of ERISA.) Each of Ryder, its Subsidiaries, or an ERISA Affiliate, as appropriate, may terminate each such plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the

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      discretion of Ryder, its Subsidiary, or such ERISA Affiliate without material liability to any Person.

            (c) GUARANTEED PENSION PLANS. Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of Section 302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by any Borrower or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event, or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of Section 4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities.

            (d) MULTIEMPLOYER PLANS. None of Ryder, any of its Subsidiaries, nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under Section 4201 of ERISA or as a result of a sale of assets described in Section 4204 of ERISA. None of Ryder, any of its Subsidiaries, nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or is insolvent under and within the meaning of Section 4241 or Section 4245 of ERISA or has been terminated under Section 4041A of ERISA.

      SECTION 7.12. ENVIRONMENTAL COMPLIANCE. In the ordinary course of its business, each Borrower reviews the effect of Environmental Laws on the business, operations and properties of such Borrower and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, capital or operating expenditures required for clean-up or closure of properties presently or previously owned, capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any periodic or permanent shutdown of any facility or reduction in the level or change in the nature of operation conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Substances, and any actual or potential liabilities to third parties, including employees, and any related
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                                       93

costs and expenses). Except as set forth on Schedule 7.12, on the basis of this review, each Borrower has reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, are unlikely to have a material adverse effect on the business, financial condition, results of operations or prospects of Ryder and its Consolidated Subsidiaries, taken as a whole.

      Section 7.13. DISCLOSURE. The representations and warranties made by the Borrowers in this Agreement or by the Borrowers in any agreement, instrument, document, certificate, statement or letter furnished to the Banks in connection with the transactions contemplated by the Loan Documents do not, taken as a whole, together with all other information provided by or on behalf of the Borrowers, which includes (i) any information provided pursuant Section 8.4 or otherwise provided by the Borrowers to the Agents and the Banks in writing and
(ii) all information contained in the reports filed by Ryder with the Securities and Exchange Commission, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make such representation, warranties and information, taken as a whole, in light of the circumstances under which they were made, not misleading in any material respect.

      Section 7.14. LOCATION OF CHIEF EXECUTIVE OFFICE. Ryder's chief executive office and the location where its books and records are kept is 3600 N.W. 82nd Avenue, Miami, Florida 33166 (except as the same may be updated pursuant to Section 8.2). Ryder is incorporated under the laws of the state of Florida.

      Section 7.15. DEBT RATINGS. Schedule 7.15 contains a true and accurate list as of the Closing Date of the Senior Public Debt Ratings.

      Section 7.16. CONSOLIDATED SUBSIDIARIES. Each of the Consolidated Subsidiaries of Ryder and the other Borrowers as of the date hereof is listed on
Schedule 7.16 attached hereto.

      Section 7.17. FOREIGN ASSETS CONTROL REGULATIONS, ETC. None of the requesting or borrowing of the Loans, the Bankers' Acceptances, the requesting or issuance, extension or renewal of any Letters of Credit or the use of the proceeds of any thereof will violate the Trading With the Enemy Act (50 U.S.C.
Section 1 et seq., as amended) (the "Trading With the Enemy Act") or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (the "Foreign Assets Control Regulations") or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to (a) Executive Order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the "Executive Order") and (b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct

Terrorism Act of 2001 (Public Law 107-56)). Furthermore, neither the Borrower nor any of its Subsidiaries or other affiliates (a) is a "blocked person" as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (b) engages in any dealings or transactions, or be otherwise associated, with any such "blocked person".

      SECTION 8. AFFIRMATIVE COVENANTS OF THE BORROWERS. Each of the Borrowers agrees that, so long as any Obligation is outstanding or the Banks have any obligation to make Loans, or the Canadian Banks have any Obligations with respect to Bankers' Acceptances, or the Issuing Bank has any obligation to issue, extend or renew any Letters of Credit:

      SECTION 8.1. PUNCTUAL PAYMENT. The applicable Borrower(s) will duly and punctually pay or cause to be paid the principal and interest on the Loans, all Bankers' Acceptances, all Letters of Credit, fees and other amounts provided for in this Agreement and the other Loan Documents, all in accordance with the terms of this Agreement and such other Loan Documents.

      SECTION 8.2. MAINTENANCE OF CHIEF EXECUTIVE OFFICE. Ryder will maintain its chief executive office at the location referred to in Section 7.14 or at such other place in the United States of America as Ryder shall designate upon thirty (30) days prior written notice to the Agents.

      SECTION 8.3. RECORDS AND ACCOUNTS. Each of the Borrowers will, and will cause each of its Consolidated Subsidiaries to, (a) keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with (i) with respect to Ryder and its Consolidated Subsidiaries only, GAAP and (ii) with respect to each such Person, the requirements of all regulatory authorities and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties, all other contingencies, and all other proper reserves in accordance with GAAP with respect to Ryder and its Consolidated Subsidiaries and in accordance with all regulatory authorities with respect to each of the other Borrowers, provided that if any changes in GAAP with which Ryder's independent accountants concur or changes in the application of GAAP with which Ryder's independent accountants concur result in a change (other than an immaterial change) in the method of calculation or the basis upon which such calculation is made of any of the financial covenants, standards or terms contained in this Agreement, the Borrowers and the Banks agree to amend such provisions to reflect such changes in GAAP so that the criteria for evaluating the consolidated financial condition of Ryder and its Consolidated Subsidiaries shall be the same after such accounting changes as if such changes had not been made.

      SECTION 8.4. FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION. Ryder will deliver to each of the Banks, the Issuing Bank and the Agents:

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                                       95

            (a) as soon as practicable, but, in any event not later than one hundred twenty (120) days after the end of each fiscal year of Ryder, the consolidated balance sheet of Ryder and its Consolidated Subsidiaries as at the end of such year, and the consolidated statements of income and cash flows for Ryder and its Consolidated Subsidiaries for the fiscal year then ended, each setting forth in comparative form the figures for the previous fiscal year, all such consolidated financial statements to be in reasonable detail, prepared, in accordance with GAAP and certified by KPMG LLP or by other independent certified public accountants of nationally recognized standing selected by Ryder. In addition, within one hundred twenty (120) days of the end of each such fiscal year, Ryder shall provide the Banks with a written statement from such accountants to the effect that they have read a copy of this Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default; provided that such accountants shall not be liable to the Banks for failure to obtain knowledge of any Default or Event of Default;

            (b)   as soon as practicable, but in any event not later than sixty
      (60) days after the end of each of the first three fiscal quarters of each fiscal year of Ryder, copies of the consolidated balance sheets of Ryder and its Consolidated Subsidiaries as at the end of such quarter, and the related consolidated statements of income and cash flows for the portion of the fiscal year then ended, all in reasonable detail and prepared in accordance with GAAP (to the extent GAAP is applicable to interim unaudited financial statements) with a certification by the principal financial officer of Ryder that the consolidated financial statements are prepared in accordance with GAAP (to the extent GAAP is applicable to interim unaudited financial statements) and fairly present the consolidated financial condition of Ryder and its Consolidated Subsidiaries on a consolidated basis as at the close of business on the date thereof and the results of operations for the period then ended;

            (c) simultaneously with the delivery of the financial statements referred to in (a) and (b) above, a certificate in the form of Exhibit C hereto (the "Compliance Certificate") signed by the principal financial officer, treasurer or assistant treasurer of Ryder, stating that Ryder and its Consolidated Subsidiaries are in compliance with Section 10 hereof as of the end of the applicable period setting forth in reasonable detail computations evidencing such compliance and certifying (i) no Default or Event of Default exists or if a Default or Event of Default shall then exist, specifying the nature thereof and (ii) such other matters as are set forth therein;

            (d) as soon as practicable but, in any event, within thirty (30) Business Days after the issuance thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the stockholders of Ryder or any of its Subsidiaries generally; and

            (e) from time to time, and with reasonable promptness, such other financial data and other information as the Banks may reasonably request.

      The Borrowers hereby authorize each Bank to disclose any information obtained pursuant to this Agreement to all appropriate governmental regulatory authorities where required by law.

      SECTION 8.5. CORPORATE EXISTENCE; COMPLIANCE WITH LAWS, OTHER AGREEMENTS. Each of the Borrowers will, and Ryder will cause each of its Consolidated Subsidiaries (other than its Immaterial Subsidiaries) to, (a) keep in full force and effect their respective corporate existence and all rights, licenses, leases and franchises reasonably necessary to the conduct of its business, and (b) comply with (i) all applicable laws and regulations (including, without limitation, all Environmental Laws) wherever its business is conducted, (ii) the provisions of its charter documents, by-laws and constitutional documents, and
(iii) all agreements and instruments by which it or any of its properties may be bound and all applicable decrees, orders and judgments, in each case in such manner that there will not result a material and adverse effect on the financial condition, properties or business of the Borrowers, considered separately, or Ryder and its Consolidated Subsidiaries considered as a whole.

      SECTION 8.6. MAINTENANCE OF PROPERTIES. Each of the Borrowers will, and Ryder will cause each of its Consolidated Subsidiaries to, cause all material properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of Ryder and its Consolidated Subsidiaries may be necessary for the conduct of their business; provided, however, that nothing in this section shall prevent Ryder or any of its Consolidated Subsidiaries from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the judgment of such Person, desirable in the conduct of its business and which does not in the aggregate materially adversely affect the financial condition, business or assets of Ryder and its Consolidated Subsidiaries, taken as a whole.

      SECTION 8.7. INSURANCE. Each of the Borrowers will, and Ryder will cause each of its Consolidated Subsidiaries to, maintain (either in the name of such Borrower or in such Subsidiary's own name), insurance with respect to their properties in at least such amounts and against at least such risks

(and with such risk retention) as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business and of similar size; and will furnish to the Banks, upon request of the Administrative Agent, information presented in reasonable detail as to the insurance so carried.

      SECTION 8.8. TAXES. Each of the Borrowers will, and Ryder will cause each of its Consolidated Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials or supplies, which if unpaid might by law become a lien or charge upon any of its property; provided that the Borrowers or any Consolidated Subsidiary shall not be required to pay any such tax, assessment, charge or levy if the same shall not at the time be due and payable or can be paid thereafter without penalty; or if the validity thereof shall currently be contested in good faith by appropriate proceedings if it shall have set aside on its books reserves deemed by it adequate with respect to such tax, assessment, charge or levy; or if the failure to pay such tax, assessment, charge or levy shall not result in a material adverse change in the financial position, results of operations, business or other condition of the Borrowers and their Consolidated Subsidiaries, taken as a whole.

      SECTION 8.9. INSPECTION OF PROPERTIES, BOOKS AND CONTRACTS. The Banks, through the Agents or any of their designated representatives, shall have the right to visit and inspect any of the properties of the Borrowers to examine their books of account (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrowers with, and to be advised as to the same by, its officers, all at such reasonable times and intervals as the Banks may reasonably request.

      SECTION 8.10. NOTICE OF POTENTIAL CLAIMS OR LITIGATION. Each of the Borrowers shall deliver to the Banks, within thirty (30) days of receipt thereof, written notice of the initiation of any action, claim, complaint, or any other notice of dispute or potential litigation against any of the Borrowers or any of Ryder's Consolidated Subsidiaries wherein the potential liability is in excess of $50,000,000 and which are required to be reported pursuant to Regulation S-K under the Securities Act of 1933.

      SECTION 8.11. NOTICE OF DEFAULT. Each of the Borrowers will promptly notify the Banks in writing of the occurrence of any Default or Event of Default.

      SECTION 8.12. USE OF PROCEEDS. The proceeds of the Loans, borrowings by Bankers' Acceptances and the Letters of Credit shall be used for general corporate purposes and working capital purposes, including, without limitation, to provide liquidity enhancement to the commercial paper financing program maintained by Ryder. No Loans or Bankers' Acceptances

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                                       98

or any portion of any Letter of Credit shall be used in any way that will violate Regulations T, U or X of the Board of Governors of the Federal Reserve System. The Borrower will not use the proceeds of any Loan or borrowing by way of Bankers' Acceptances or any portion of any Letter of Credit to purchase or carry any "margin security" or "margin stock" (as such terms are defined in said Regulations U and X).

      SECTION 8.13. DEBT RATINGS. The Borrowers will notify the Agents promptly upon becoming aware thereof, of any publicly announced change in the Senior Public Debt Ratings and/or any change in the rating of any other Indebtedness of any of their Subsidiaries which is rated by S&P, Moody's or Fitch.

      SECTION 8.14. FURTHER ASSURANCES. Each of the Borrowers will cooperate with the Administrative Agent and execute such further instruments and documents as the Administrative Agent shall reasonably request to carry out to the Banks' satisfaction the transactions contemplated by this Agreement.

      SECTION 9. CERTAIN NEGATIVE COVENANTS OF THE BORROWERS. Each of the Borrowers agrees that, so long as any Obligation is outstanding or the Banks have any obligation to make Loans, or the Canadian Banks have any Obligations with respect to Bankers' Acceptances, or the Issuing Bank has any obligation to issue, extend or renew any Letters of Credit:

      SECTION 9.1. RESTRICTIONS ON SECURED INDEBTEDNESS. None of the Borrowers nor any of their Consolidated Subsidiaries shall create, incur, assume, or be or remain liable, contingently or otherwise, with respect to any Secured Indebtedness other than:

            (a) Secured Indebtedness consisting of (i) Indebtedness of Ryder's Consolidated Subsidiaries to a Borrower and (ii) unsecured Intercompany Indebtedness; and

            (b) other Secured Indebtedness (including, without limitation, Indebtedness under capitalized leases), provided that the aggregate amount of Secured Indebtedness outstanding, pursuant to this Section 9.1(b) shall not exceed at any time thirty percent (30%) of the Adjusted Consolidated Tangible Assets of Ryder and its Consolidated Subsidiaries, determined at such time.

For purposes of calculating the amount of Secured Indebtedness of Ryder and its Consolidated Subsidiaries under Section 9.1(b), Ryder shall be deemed to have incurred Secured Indebtedness in an amount equal to the aggregate amount of all Derivatives Obligations which are secured by a lien permitted pursuant to
Section 9.2(e).

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                                       99

      SECTION 9.2. RESTRICTIONS ON LIENS. None of the Borrowers will, nor will Ryder permit any of its Consolidated Subsidiaries to, create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any property or assets of any character, except as follows (the "Permitted Liens"):

            (a) liens securing Secured Indebtedness, provided that such Secured Indebtedness is permitted by Section 9.1 hereof, and provided further that the aggregate net book value of the assets of Ryder and its Consolidated Subsidiaries securing Secured Indebtedness which (i) consists of Indebtedness included within clause (i) of the definition of "Secured Indebtedness" and (ii) is incurred pursuant to Section 9.1(b), shall not, at any time, exceed an amount equal to two-hundred percent (200%) of the aggregate outstanding principal amount of such Secured Indebtedness;

            (b) any encumbrances consisting of zoning restrictions, exceptions, easements, leases or other like restrictions on the use of real property which do not materially impair the use of such property;

            (c) the following liens or charges which are not yet due or are payable without penalty or of which the amount, applicability or validity is being contested in good faith by appropriate proceedings:

                  (i) liens for taxes,assessments or other governmental charges;

                  (ii) liens given in the ordinary course of business pursuant to any governmental regulation in order to allow Ryder or a Consolidated Subsidiary to maintain self-insurance, or to participate in any fund or participate in any benefits in connection with worker's compensation, unemployment insurance, old age pensions or other social security, or for any other purpose at any time required by law or governmental regulation as a condition to the transaction of business or the exercise of any privilege or license;

                  (iii) mechanic's, carrier's, worker's, warehouseman's,
            landlord's or other like liens arising in the ordinary course of business, including liens incident to construction;

                  (iv) any inchoate liens arising under ERISA to secure any contingent liability of Ryder or a Consolidated Subsidiary; and

                  (v) other liens incidental to the conduct of business or ownership of property and assets which were not incurred in connection with the borrowing of money and which do not in the

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                                      100

            aggregate materially impair the use of property or assets of Ryder or its Consolidated Subsidiaries;

            (d) liens on accounts receivable subject to the Receivables Purchase Agreements referred to in Section 9.3(d);

            (e) liens on cash, cash equivalents and marketable securities securing Derivatives Obligations; and

            (f) liens on assets subject to the securitization permitted pursuant to Section 9.3(e).

      SECTION 9.3. CORPORATE CHANGES AND SALES OR DISPOSITIONS OF ASSETS. Each of the Borrowers will not, and Ryder will not permit any of its Consolidated Subsidiaries to, become a party to any merger, consolidation, asset acquisition, stock acquisition or disposition of assets, with the following exceptions, provided that such merger, consolidation, acquisition or disposition would not cause Ryder to not be in compliance with all the covenants and conditions of this Agreement:

            (a) mergers of a Consolidated Subsidiary into another Consolidated Subsidiary of Ryder, or mergers or consolidations pursuant to which Ryder is the surviving Person;

            (b) acquisitions of interests in other corporations or business entities (either through the purchase of assets or capital stock or otherwise);

            (c)   dispositions of assets in the ordinary course of business;

            (d) sales by Ryder and its Subsidiaries of their accounts receivable pursuant to the Receivables Purchase Agreements, provided that
      (i) the aggregate face amount of all accounts receivable of Ryder treated as purchased receivables and sold by Ryder and/or its Subsidiaries to the securitization conduit under the Receivables Purchase Agreements shall not exceed at any time the lesser of (A) 75% of the aggregate face amount of all accounts receivable of Ryder and its Consolidated Subsidiaries, taken as a whole, including the accounts receivables which constitute purchased receivables under the Receivables Purchase Agreements and (B) $425,000,000, and (ii) from and after the date of the first sale of accounts receivable pursuant to the Receivables Purchase Agreements, the cumulative net cash proceeds received by Ryder from sales of accounts receivable thereunder shall not be less than 75% of the cumulative face amount of all accounts receivable of Ryder sold thereunder;

            (e) the securitization, in one or more securitization transactions, by Ryder of trucks, tractors and trailers (collectively, the "Securitized Assets") together with the financial component of their

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                                      101

      associated lease and service agreements, provided that (i) the unamortized balance of all Indebtedness of Ryder and its Consolidated Subsidiaries or of any special purpose securitization conduit incurred in connection with such securitization programs (excluding any Indebtedness as to which Ryder or any of its Consolidated Subsidiaries is the holder) shall not, at any time, exceed $1,250,000,000 and (ii) the cumulative net cash proceeds received by Ryder in connection with such securitization transactions shall not be less than eighty percent (80%) of the net book value of all such Securitized Assets; and

            (f) other dispositions of assets not otherwise permitted by the foregoing clauses of this section, provided that (i) the aggregate fair market value of assets so disposed of in any consecutive twelve (12) month period shall not exceed ten percent (10%) of the aggregate book value of all Consolidated Tangible Assets of Ryder and its Consolidated Subsidiaries, determined in accordance with GAAP, measured as of the first day of such twelve (12) month period and (ii) the revenue attributable to the assets so disposed of in any consecutive twelve (12) month period shall not exceed twenty percent (20%) of the revenues of Ryder and its Consolidated Subsidiaries during such twelve (12) month period, determined in accordance with GAAP.

      SECTION 9.4. LEASEBACKS. Each of the Borrowers will not, and Ryder will not permit any of its Consolidated Subsidiaries to, sell, transfer or otherwise convey any property of Ryder or any Consolidated Subsidiary more than one hundred twenty (120) days after the acquisition thereof for purposes of leasing back such property except:

            (a) leasebacks with a term of three years or less (including all permitted extensions and renewals);

            (b) leasebacks whereby the proceeds from the sale or transfer of property are used to reduce the Obligations or other Indebtedness of a rank at least equal to the Obligations; or

            (c)   leasebacks permitted by Section 9.1 and Section 9.2.

      SECTION 9.5. LIMITATION ON AGREEMENTS. Each of the Borrowers will not, and Ryder will not permit any of its Consolidated Subsidiaries to, enter into any agreement which restricts or prohibits any guarantees, advances, dividends or distributions (i) from any Consolidated Subsidiary to such Borrower, or (ii) between or among Consolidated Subsidiaries. Notwithstanding the foregoing, any Consolidated Subsidiary of Ryder may issue capital stock which is preferred as to dividends or upon liquidation to any other capital stock of such Consolidated Subsidiary ("Preferred Stock"); provided that (i) the aggregate liquidation preference of all such Preferred

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                                      102

Stock issued by Ryder's Consolidated Subsidiaries which is not owned by Ryder and its Consolidated Subsidiaries does not, at any time, exceed five percent (5%) of Consolidated Adjusted Tangible Net Worth at such time, (ii) immediately before, and immediately after, and after giving effect to such issuance of Preferred Stock, no Default or Event of Default shall have occurred and be continuing, and (iii) prior to the issuance by any Subsidiary of Preferred Stock, such Subsidiary shall have delivered to the Administrative Agent, for the benefit of the Banks, the Issuing Bank and the Agents, a guarantee of the Obligations in form and substance satisfactory to the Administrative Agent (it being understood that the obligations of such Subsidiary under such guaranty shall be limited to the aggregate amount of the liquidation preference of all such Preferred Stock issued by such Subsidiary which is not owned by Ryder and its Consolidated Subsidiaries), together with corporate authority documentation and a legal opinion, in form and substance satisfactory to the Administrative Agent, as to the authorization, execution, delivery and enforceability of such guaranty. The Borrowers, the Agents, the Issuing Bank and the Banks agree that each such guaranty shall be deemed to be a "Loan Document" hereunder.

      SECTION 9.6. EMPLOYEE BENEFIT PLANS. Each Borrower and each ERISA Affiliate will not:

            (a)   engage in any "prohibited transaction" within the meaning of
      Section 406 of ERISA or Section 4975 of the Code which could result in a material liability for a Borrower or any of its Subsidiaries;

            (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in Section 302 of ERISA, whether or not such deficiency is or may be waived;

            (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of a Borrower or any of its Subsidiaries pursuant to Section 302(f) or Section 4068 of ERISA; or

            (d) permit or take any action which would result in the aggregate benefit liabilities (with the meaning of Section 4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities.

      SECTION 10. FINANCIAL COVENANT OF THE BORROWERS. Each of the Borrowers agrees that, so long as any Obligation is outstanding or the Banks have any obligation to make Loans, or the Canadian Banks have any Obligations with respect to Bankers' Acceptances, or the Issuing Bank has any obligation to issue, extend or renew any Letters of Credit:

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      SECTION 10.1. DEBT TO CONSOLIDATED TANGIBLE NET WORTH. Ryder will not, at any time, permit the ratio of (a) the aggregate amount of Indebtedness of Ryder and its Consolidated Subsidiaries to (b) Consolidated Adjusted Tangible Net Worth of Ryder and its Consolidated Subsidiaries to exceed 3.0:1.0.

      SECTION 11. CONDITIONS TO EFFECTIVENESS. The effectiveness of this Agreement and the obligations of the Banks to make any Loans, of the Canadian Banks to accept or purchase any Bankers' Acceptance, of the Issuing Bank to issue, extend or renew any Letter of Credit and of the Banks to otherwise be bound by the terms of this Agreement shall be subject to the satisfaction of each of the following conditions precedent which shall occur no later than May 11, 2004:

      SECTION 11.1. CORPORATE ACTION. All corporate action necessary for the valid execution, delivery and performance by the Borrowers of the Loan Documents shall have been duly and effectively taken, and evidence thereof certified by authorized officers of the Borrowers and satisfactory to the Banks shall have been provided to the Banks.

      SECTION 11.2. LOAN DOCUMENTS, ETC. Each of the Loan Documents shall have been duly and properly authorized, executed and delivered by the respective parties thereto and shall be in full force and effect in a form satisfactory to the Banks. Each of the representations and warranties of the Borrowers contained in Section 7 of this Agreement shall be true as of the Closing Date.

      SECTION 11.3. CERTIFIED COPIES OF CHARTER DOCUMENTS. The Administrative Agent shall have received from each of the Borrowers a copy, certified by a duly authorized officer of such Person to be true and complete on the Closing Date, of (a) its charter or other incorporation documents as in effect on such date of certification and (b) its by-laws as in effect on such date.

      SECTION 11.4. INCUMBENCY CERTIFICATE. The Administrative Agent shall have received an incumbency certificate, dated as of the Closing Date, signed by duly authorized officers giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign the Loan Documents on behalf of each of the Borrowers; (b) to make Loan Requests and to apply for Letters of Credit; and (c) to give notices and to take other action on the Borrowers' behalf under the Loan Documents.

      SECTION 11.5. CERTIFICATES OF INSURANCE. The Banks shall have received a certificate of insurance, dated as of the Closing Date, or within thirty (30) days prior thereto, identifying insurers, types of insurance, insurance limits, and policy terms.

      SECTION 11.6. OPINION OF COUNSEL. The Banks shall have received a favorable legal opinion from (i) Ryder Law Department, United States counsel to the Borrowers, (ii) Ryder Law Department, United Kingdom

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                                      104

counsel to the U.K. Borrowers, (iii) Borden Ladner & Gervais, Ontario counsel to Ryder Canada Limited, (iv) Stewart McKelvey Stirling Scales, Nova Scotia counsel to Ryder Holdings Canada and (v) Ryder Law Department, counsel to Ryder PR, in each case, addressed to the Banks, dated the Closing Date, in form and substance satisfactory to the Administrative Agent and the Banks.

      SECTION 11.7. EXISTING DEBT. The Administrative Agent shall have received payoff and termination letters in a form satisfactory to the Administrative Agent with respect to the existing revolving credit facilities of Ryder, Ryder PR, the Canadian Borrowers and the U.K. Borrowers.

      SECTION 11.8. FINANCIAL CONDITION; DEBT RATINGS. No material adverse change, in the judgment of the Majority Banks, shall have occurred in the financial condition, results of operations, business, properties or prospects of Ryder and its Consolidated Subsidiaries, taken as a whole, since the audited financial statements of Ryder and its Consolidated Subsidiaries for the fiscal year ending December 31, 2003. There shall have occurred no material adverse change in the Senior Public Debt Ratings since December 31, 2003.

      SECTION 11.9. PAYMENT OF FEES. Each of the Borrowers shall have paid the fees required to be paid on the Closing Date.

      SECTION 11.10. CLOSING DATE COMPLIANCE CERTIFICATE. Each of the Banks shall have received a Compliance Certificate, dated the Closing Date, in form and substance satisfactory to the Banks, evidencing the Borrowers' compliance with Section 10.1 hereto.

      SECTION 11.11. RECEIPT OF FINANCIAL STATEMENTS. Each of the Banks shall have received the financial statements of Ryder and its Consolidated Subsidiaries required to be delivered pursuant to Section 8.4(a) with respect to the fiscal year of Ryder ended December 31, 2003 and any financial statements of Ryder and its Consolidated Subsidiaries required to be delivered pursuant to
Section 8.4(b) with respect to any subsequent period for which such information becomes available on or prior to the Closing Date, in form and substance satisfactory to the Banks.

      SECTION 12. CONDITIONS TO ALL LOANS. The obligations of the Banks to make any Loan, the obligation of the Canadian Banks to accept or purchase any Bankers' Acceptance and the obligation of the Issuing Bank to issue, extend or renew any Letter of Credit, in each case, at the time of and subsequent to the Closing Date is subject to the following conditions precedent:

      SECTION 12.1. REPRESENTATIONS TRUE. Each of the representations and warranties contained in Sections 7.1, 7.2, 7.6(a), 7.9, 7.10, 7.14 and 7.17 shall be true at and as of the time of the making of such Loan or the acceptance or purchase of such Bankers' Acceptance or the issuance, extension or

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                                      105

renewal of such Letter of Credit, as applicable, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Agreement and changes occurring in the ordinary course of business which singly or in the aggregate are not materially adverse to the business, assets or financial condition of Ryder and its Consolidated Subsidiaries, taken as a whole, or to the extent that such representations and warranties relate expressly and solely to an earlier date).

      SECTION 12.2. PERFORMANCE; NO EVENT OF DEFAULT. The Borrowers shall have performed and complied with all terms and conditions required by Sections 2, 3, or 4, as applicable, and this Section 12, there shall exist no Default or Event of Default or condition which would result in a Default or an Event of Default upon consummation of such Loan or the acceptance and purchase of such Bankers' Acceptance or the issuance, extension or renewal of such Letter of Credit, as applicable. Each request for a Loan or for the acceptance or purchase of a Bankers' Acceptance or for the issuance, extension or renewal of a Letter of Credit shall constitute certification by the Borrowers that the conditions specified in this Section 12.2 will be duly satisfied on the date of such Loan.

      SECTION 12.3. NO LEGAL IMPEDIMENT. No change in applicable law shall have occurred as a consequence of which it shall have become and continue to be unlawful for (a) the first Loan to be made or the first Bankers' Acceptance to be accepted and purchased hereunder or the first Letter of Credit to be issued, renewed or extended hereunder only, or for any Bank or the Issuing Bank to perform any of its agreements or obligations under any of the Loan Documents to which it is a party or (b) for any Borrower to perform any of its respective agreements or obligations under any of the Loan Documents.

      SECTION 12.4. DELIVERY OF DOCUMENTS. The Borrower(s) shall have delivered to the applicable Agent(s) and the Issuing Bank, as applicable, the documentation required to be delivered hereunder in connection with such Loan or such Bankers' Acceptance or such Letter of Credit.

      SECTION 13. EVENTS OF DEFAULT; ACCELERATION; TERMINATION OF COMMITMENT.

      SECTION 13.1. EVENTS OF DEFAULT AND ACCELERATION. If any of the following events ("Events of Default") shall occur:

            (a) if any Borrower shall fail to pay any principal of the Loans made to such Borrower or any L/C Obligation when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment and such default shall not have been remedied within one (1)

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                                      106

      Business Day after written notice thereof shall have been given to such Borrower and Ryder by an Agent;

            (b) if the applicable Borrowers shall fail to pay any interest or fees owing by such Borrower hereunder when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment and such default shall not have been remedied within three (3) Business Days after written notice thereof shall have been given to such Borrower and Ryder by an Agent;

            (c) if the Borrowers shall fail to comply with any of the covenants contained in Sections 9.1, 9.2, 9.3, or 10.1 hereof;

            (d) if the Borrowers shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents or pay any amounts (other than those specified in subsections (a), (b), and (c) above) and such failure shall not be remedied within twenty (20) days after written notice of such failure shall have been given to the Borrowers and Ryder by an Agent;

            (e) if any representation, warranty or certification made in writing by or on behalf of any Borrower contained in this Agreement or in any document or instrument delivered pursuant to this Agreement shall prove to have been false in any material respect upon the date when made or repeated and such representation, warranty or certification shall be material at the time it shall have been determined to have been false or incorrect, and if such false representation, warranty or certification or its adverse effects shall be susceptible of cure, the Borrowers shall not, within a period of twenty (20) days after written notice thereof has been given to the Borrowers and Ryder by the Administrative Agent, (i) have cured (to the satisfaction of the Majority Banks) the representation, warranty or certification and (ii) have cured the adverse effect of the failure of such representation, warranty or certification to have been true and correct when made or repeated;

            (f) if any of the Borrowers or any of Ryder's Consolidated Subsidiaries shall (i) fail to pay within the later of (A) three (3) Business Days after maturity and (B) three (3) Business Days after any applicable period of grace, any Indebtedness, reimbursement obligation in respect of any letter of credit or the aggregate amount of any Derivatives Obligation, in each case, in an aggregate amount greater than $50,000,000, or (ii) fail to observe or perform any material term, covenant or agreement contained in any one or more agreements by which it is bound, evidencing or securing any Indebtedness, reimbursement obligation in respect of any letter of credit or the aggregate amount of any Derivatives Obligation, in each

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                                      107

      case, in an aggregate amount greater than $50,000,000, resulting in the acceleration of such Indebtedness;

            (g) if any of the Borrowers or any of Ryder's Consolidated Subsidiaries makes an assignment for the benefit of creditors, or admits in writing its inability to pay or generally fails to pay its debts as they mature or become due, or petitions or applies for the appointment of a trustee or other custodian, liquidator or receiver of any such Person, or of any substantial part of the assets of any such Person or commences any case or other proceeding relating to any such Person under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or takes any action to authorize or in furtherance of any of the foregoing, or if any such petition or application is filed or any such case or other proceeding is commenced against any such Person or any such Person indicates its approval thereof, consent thereto or acquiescence therein;

            (h) if a decree or order is entered appointing any trustee, custodian, liquidator or receiver or adjudicating any of the Borrowers or any of Ryder's Consolidated Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any such Person in an involuntary case under the bankruptcy laws of any jurisdiction or any analogous proceeding, procedure or step is taken in any jurisdiction as now or hereafter constituted, and such decree or order remains in effect for more than sixty (60) days, whether or not consecutive;

            (i) if there shall remain in force, undischarged, unsatisfied and unstayed, for more than sixty (60) days, whether or not consecutive, any judgment or order against any of the Borrowers or any of Ryder's Consolidated Subsidiaries which, with other outstanding judgments or orders against any such Person exceeds in the aggregate $50,000,000;

            (j) if any judicial lien or attachment on the property of any Borrower or any of Ryder's Consolidated Subsidiaries in an amount of $50,000,000 or greater shall not be released or provided for to the satisfaction of the Administrative Agent and the Majority Banks within sixty (60) days after such lien or attachment shall have come into existence;

            (k) if, with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Majority Banks shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of any of the Borrowers or any of their Subsidiaries to the PBGC or such Plan in an aggregate amount exceeding $50,000,000 and such event in the circumstances occurring reasonably could constitute grounds for the partial or complete termination of such Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan; or a trustee shall have been appointed by the appropriate United States District Court to administer such Plan; or the PBGC authorities shall have instituted proceedings to terminate such Plan; or

            (l) if any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of fifty percent (50%) or more of the outstanding shares of common voting stock of Ryder; or, during any period of twelve consecutive calendar months, individuals who were directors of Ryder on the first day of such period shall cease to constitute a majority of the board of directors of Ryder (excluding any directors elected or nominated by such board);

then, and in any such event, so long as the same may be continuing, the Administrative Agent may, and upon the written or telephonic (confirmed in writing) requests of the Majority Banks, shall, by written notice to the Borrowers, declare all amounts under this Agreement and the Notes and all L/C Obligations to be forthwith due and payable, whereupon the same shall forthwith mature and become immediately due and payable, together with accrued interest thereon, without presentment, demand, protest or notice, all of which are hereby waived by each of the Borrowers, provided that in the case of the occurrence of any event specified in paragraphs (g) or (h) of this Section 13.1, all such amounts outstanding hereunder and under the Notes shall become due and payable forthwith without the requirement of any such notice or the action of any Person and without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each of the Borrowers. Upon written demand by the Majority Banks after the occurrence of any Event of Default, and automatically without the necessity of demand in the event of any Event of Default specified in paragraphs (g) or (h) of this Section 13.1, Ryder shall immediately provide to the Administrative Agent cash in an amount equal to the aggregate L/C Obligations on all then outstanding Letters of Credit issued for the account of Ryder or any of its domestic Subsidiaries to be held by the Administrative Agent as Cash Collateral for such L/C Obligations.

      SECTION 13.2. TERMINATION OF COMMITMENTS. If any Event of Default pursuant to Sections 13.1(g) or 13.1(h) hereof shall occur, any unused portion of the Total Commitment hereunder shall forthwith terminate and the Banks and the Agents shall be relieved of all obligations to make Loans or to accept and purchase Bankers' Acceptances hereunder and the Issuing Bank shall be relieved of all further obligations to issue, extend or renew Letters of Credit; or if any other Event of Default shall occur, the Majority Banks

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                                      109

may by notice to the Borrowers terminate the unused portion of the Total Commitment hereunder, and, upon such notice being given, such unused portion of the Total Commitment hereunder shall terminate immediately and the Banks and the Agents shall be relieved of all further obligations to make Loans or to accept and purchase Bankers' Acceptances and the Issuing Bank shall be relieved of all further obligations to issue, extend or renew Letters of Credit. No termination of any portion of the Total Commitment hereunder shall relieve the Borrowers of any of their existing Obligations to the Banks, the Issuing Bank or the Agents hereunder or elsewhere.

      SECTION 13.3. REMEDIES. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans and other Obligations pursuant to Section 13.1, each Bank, upon notice to the other Banks, if owed any amount with respect to the Loans, may proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Bank are evidenced, including, without limitation, as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any legal or equitable right of such Bank. No remedy herein conferred upon any Bank, the Issuing Bank or the Agents or the holder of any Note or purchaser of any Letter of Credit Participation is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

      SECTION 13.4. JUDGMENT CURRENCY. If, for the purpose of obtaining judgment in any court or obtaining an order enforcing a judgment, it becomes necessary to convert any amount due under this Agreement in Dollars or in any other currency (hereinafter in this Section 13.4 called the "first currency") into any other currency (hereinafter in this Section 13.4 called the "second currency"), then the conversion shall be made at the applicable Agent's spot rate of exchange for buying the first currency with the second currency prevailing at the applicable Agent's close of business on the Business Day next preceding the day on which the judgment is given or (as the case may be) the order is made. Any payment made to the Agents, the Issuing Bank or any Bank pursuant to this Agreement in the second currency shall constitute a discharge of the obligations of the applicable Borrowers to pay to the Agents, the Issuing Bank and the Banks any amount originally due to the Agent, the Issuing Bank and the Banks in the first currency under this Agreement only to the extent of the amount of the first currency which the applicable

Agent, the Issuing Bank and each of the applicable Banks is able, on the date of the receipt by it of such payment in any second currency, to purchase, in accordance with the applicable Agent's, the Issuing Bank's and such Lender's normal banking procedures, with the amount of such second currency so received. If the amount of the first currency falls short of the amount originally due to the applicable Agent, the Issuing Bank and the applicable Lenders in the first currency under this Agreement, each of the applicable Borrowers agrees that it will indemnify the applicable Agent, the Issuing Bank and each of the applicable Lenders against and save the applicable Agent, the Issuing Bank and each of the applicable Lenders harmless from any shortfall so arising. This indemnity shall constitute an obligation of each such Borrower separate and independent from the other obligations contained in this Agreement, shall give rise to a separate and independent cause of action and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due to the applicable Agent, the Issuing Bank or any applicable Lender under this Agreement or under any such judgment or order. Any such shortfall shall be deemed to constitute a loss suffered by the applicable Agent, the Issuing Bank and each such Lender, as the case may be, and the applicable Borrowers shall not be entitled to require any proof or evidence of any actual loss. The covenant contained in this Section 13.4 shall survive the payment in full of all of the other obligations of the Borrowers under this Credit Agreement.

      SECTION 14. SETOFF. Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits or other sums credited by or due from any of the Banks or any affiliate of a Bank to any of the Borrowers and any securities or other property of any of the Borrowers in the possession of such Bank or such affiliate of a Bank may be applied to or set off by such Bank against the payment of Obligations and, with respect to Ryder, Guaranteed Obligations, and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of such Borrower to such Bank, the other Banks, the Issuing Bank and the Agents. Any amounts set off pursuant to this Section 14 shall be distributed ratably in accordance with Section 28 among all of the Banks by the Bank setting off such amount. If any Bank fails to share such setoff ratably, the Administrative Agent, the Canadian Agent and/or the U.K. Agent, as applicable, shall have the right to withhold such Bank's share of any Borrower's payments until each of the Banks shall have, in the aggregate, received a pro rata repayment.

      SECTION 15. EXPENSES. Whether or not the transactions contemplated herein shall be consummated, the Borrowers hereby promise to reimburse the Agents for all reasonable out-of-pocket fees and disbursements (including all reasonable attorneys' fees) incurred or expended in connection with the preparation, filing, recording, syndication and administration of this Agreement and the other Loan Documents, or any amendment, modification, approval, consent or waiver hereof or thereof. The Borrowers further promise to reimburse the Agents, the Issuing Bank and the Banks for all reasonable out-of-pocket fees and disbursements (including all reasonable legal fees) incurred or expended in connection with the enforcement of any Obligations, or preservation of any rights or remedies under this Agreement or any of the other Loan Documents (including all such costs and expenses incurred during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law) or the satisfaction of any indebtedness of the Borrowers hereunder or under any other Loan Document. The agreements in this Section 15 shall survive the termination of the Total Commitments and repayment of all other Obligations.

      SECTION 16. THE AGENTS.

      SECTION 16.1. AUTHORIZATION.

            (a) Each Agent is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to such Agent, together with such powers as are reasonably incidental thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by any Agent.

            (b) The relationship between each Agent and each of the Banks is that of an independent contractor. The use of the term "Agent" is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between each Agent and each of the Banks. Nothing contained in this Agreement nor the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between any Agent and any of the Banks and no implied covenants, functions, responsibilities duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent.

            (c) As an independent contractor empowered by the Banks to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, each Agent is nevertheless a "representative" of the Banks, as that term is defined in Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Banks and such Agent with respect to all collateral security and guaranties contemplated by the Loan Documents.

            (d) The Issuing Bank shall act on behalf of the Domestic Banks with respect to any Letters of Credit issued by it and the documents associated therewith, and the Issuing Bank shall have all of the benefits and immunities (i) provided to the Agents in this Section 16 with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term "Agent" as used in this Section 16 included the Issuing Bank with respect to such acts or omissions (and including any affiliates of the Issuing Bank and the officers, directors, employees, agents and attorneys-in-fact of the Issuing Bank and any affiliates), and (ii) as additionally provided herein with respect to the Issuing Bank.

      SECTION 16.2. EMPLOYEES AND AGENTS. Each Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Loan Documents. Each Agent may utilize the services of such Persons as such Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrowers. No Agent shall be responsible for the negligence or misconduct of any agent or attorney-in-fact that such Agent selects in the absence of such Agent's gross negligence or willful misconduct.

      SECTION 16.3. NO LIABILITY. None of the Agents nor any of their shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agents or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Borrower), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks (or such greater number of Banks as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks.

      SECTION 16.4. NO REPRESENTATIONS.

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                                      113

            SECTION 16.4.1. GENERAL. None of the Agents shall be responsible for the execution or validity or enforceability of this Agreement, the Notes, the Bankers' Acceptances, the Letters of Credit, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of any Borrower or any of their Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes or to inspect any of the properties, books or records of any of the Borrowers or any of their Subsidiaries. None of the Agents shall be bound to ascertain whether any notice, consent, waiver or request delivered to it by a Borrower or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. None of the Agents have made nor does any Agent now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the credit worthiness or financial conditions of any of the Borrowers or any of their Subsidiaries. Each Bank acknowledges that it has, independently and without reliance upon the Agents or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Agents herein, the Agents shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Borrowers or any of their respective affiliates which may come into the possession of any Agent or any of its affiliates and the officers, directors, employees, agents and attorneys-in-fact of such Agent.

            SECTION 16.4.2. CLOSING DOCUMENTS, ETC. For purposes of determining compliance with the conditions set forth in Section 11, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document and matter either sent, or made available by any of the Agents to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or

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      approved by or acceptable or satisfactory to such Bank unless an officer of the Administrative Agent acting upon the Borrowers' account shall have received notice from such Bank prior to the Closing Date specifying such Bank's objection thereto and such objection shall not be withdrawn by notice to the Administrative Agent to such effect on or prior to the Closing Date.

SECTION 16.5. PAYMENTS.

            SECTION 16.5.1. PAYMENTS TO AGENTS. A payment by a Borrower to the applicable Agent hereunder or any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank. Subject to
      Section 28, each Agent agrees promptly to distribute to each Bank such Bank's pro rata share of payments received by such Agent for the account of the Banks except as otherwise expressly provided herein or in any of the other Loan Documents.

            SECTION 16.5.2. DISTRIBUTION BY AGENTS. If in the opinion of any Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by such Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to such Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

            SECTION 16.5.3. DELINQUENT BANKS. Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, any Bank that fails (i) to make available to the applicable Agent its pro rata share of any Loan or (with respect to the Canadian Banks) to purchase and accept any Bankers' Acceptance or reimburse the Issuing Bank for the amount of each draft paid under any Letter of Credit or (ii) to comply with the provisions of Section 14 with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is

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      satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from such Borrower, whether on account of outstanding Loans, Bankers' Acceptances, L/C Borrowings, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all outstanding Loans, Bankers' Acceptances and L/C Borrowings. Each Delinquent Bank hereby authorizes the applicable Agent to distribute such payments to the nondelinquent Banks in proportion to their respective pro rata shares of all outstanding Loans and L/C Borrowings. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans and Bankers' Acceptances of the nondelinquent Banks, the Banks' respective pro rata shares of all outstanding Loans, Bankers' Acceptances and L/C Borrowings have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

      SECTION 16.6. HOLDERS OF NOTES. Each Agent may deem and treat the payee of any Note or the purchaser of any Letter of Credit Participation as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

      SECTION 16.7. INDEMNITY. The Banks ratably agree hereby to indemnify and hold harmless the Agents (including any affiliates of the Agents and the officers, directors, employees, agents and attorneys-in-fact of the Agents) from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which any Agent has not been reimbursed by a Borrower as required by Section 15), and liabilities of every nature and character arising out of or related to this Agreement, the Notes, the Bankers' Acceptances, the Letters of Credit or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or any Agent's actions taken hereunder or thereunder, except to the extent any of the same shall be determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent's own gross negligence or willful misconduct; provided that no action taken in accordance with the Majority Banks shall be deemed to constitute gross negligence or willful misconduct for the purposes of this Section 16. Without limitation of the foregoing, each Bank shall reimburse the Agents upon demand for its ratable share of any costs or out-of-pocket expenses (including attorney's fees and disbursements) incurred by the Agents in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document,

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or any document contemplated by or referred to herein, to the extent that the
Agents are not reimbursed for such expenses by or on behalf of the Borrowers. The undertaking in this Section 16 shall survive termination of the Total Commitments, the payment of all other Obligations and the resignation of any Agent.

      SECTION 16.8. AGENTS AS BANK. Each Agent and its respective affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Borrowers and their respective affiliates as though such Agent were not the Agent or the Issuing Bank (as the case may be) hereunder and without notice to or consent of the Banks. In its individual capacity, each Agent shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes, as the purchaser of any participating interests in the applicable Borrower's Letters of Credit and the Bankers' Acceptances (if any) issued by it as it would have were it not also an Agent. The Banks acknowledge that, pursuant to such activities, the Agent or their respective affiliates may receive information regarding any Borrower or its affiliates (including information that may be subject to confidentiality obligations in favor of such Borrower or such affiliate) and acknowledge that no Agent shall be under any obligation to provide such information to them. The Banks identified as a "Syndication Agent" or "Co-Documentation Agent" herein shall have no duties or obligations hereunder, other than those applicable to such Persons in their capacity as Banks hereunder. The Persons identified as "Joint Lead Arrangers and Book Managers" herein shall have no duties or obligations hereunder.

      SECTION 16.9. RESIGNATION OF AGENTS. An Agent may resign at any time by giving sixty (60) days' prior written notice thereof to the Banks, the Issuing Bank and the Borrowers. Upon any such notice of resignation, the Banks (other than the resigning Agent) shall have the right to appoint a successor Agent (which shall be acceptable to Ryder) from among the Banks. If no successor to such Agent shall have been so appointed by the Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent from among the remaining Banks, which shall be a financial institution having a combined capital and surplus in excess of $1,000,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Agreement shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

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                                      117

      SECTION 16.10. NOTIFICATION OF DEFAULTS AND EVENTS OF DEFAULT. Each Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the such Agent for the account of the Banks and/or the Issuing Bank, unless such Agent shall have received written notice from a Bank or any Borrowers referring to this Agreement, describing such Default and stating that such notice is a "notice of default." Each Bank and Issuing Bank hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Administrative Agent thereof. The Administrative Agent hereby agrees that upon receipt of any notice under this Section 16.10 it shall promptly notify the other Banks, the Issuing Bank and Ryder of the existence of such Default or Event of Default.

      SECTION 16.11. AGENT MAY FILE PROOFS OF CLAIM. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Borrower, the Administrative Agent, or in the case of such a proceeding not in the United States of America, the applicable local Agent (irrespective of whether the principal of any Loan, Bankers' Acceptance or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether any Agent shall have made any demand on such Borrower) shall be entitled and empowered (but shall not be required), by intervention in such proceeding or otherwise

            (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Bankers' Acceptances, L/C Obligation and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Banks, the Issuing Bank and the Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Banks, the Issuing Bank and the Agents and their respective agents and counsel and all other amounts due the Banks, the Issuing Bank and the Agents under Sections 2.2, 3.3, 4.6 and
      15) allowed in such judicial proceeding; and

            (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

      and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Bank and the Issuing Bank to make such payments to the Agents and, in the event that the Agents shall consent to the making of such payments directly to the Banks and/or the Issuing Bank, to pay to the Agents any amount due for the reasonable compensation, expenses, disbursements and advances of such Agent and

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its agents and counsel, and any other amounts due to such Agent under Sections
2.2, 3.3, 4.6 and 15.

      Nothing contained herein shall be deemed to authorize the Agents to authorize or consent to or accept or adopt on behalf of any Bank or Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Bank or Issuing Bank or to authorize the Agents to vote in respect of the claim of any Bank or Issuing Bank in any such proceeding.

      SECTION 17. CONSENTS, AMENDMENTS, WAIVERS, ETC. Any action to be taken (including the giving of notice) may be taken, any consent or approval required or permitted by this Agreement or any other Loan Document to be given by the Banks may be given, any term of this Agreement, any other Loan Document or any other instrument, document or agreement related to this Agreement or the other Loan Documents or mentioned therein may be amended, and the performance or observance by the Borrowers or any other Person of any of the terms thereof and any Default or Event of Default (as defined in any of the above-referenced documents or instruments) may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Majority Banks; provided, however, that no such consent or amendment which affects the rights, duties or liabilities of any Agent or the Issuing Bank shall be effective without the written consent of such Agent or the Issuing Bank, as applicable. Notwithstanding the foregoing, no amendment, waiver or consent shall do any of the following unless in writing and signed by each of the Banks affected thereby (a) increase the principal amount of such Bank's Commitment (or subject any Bank to any additional obligations); (b) reduce the principal of or interest on the Loans or any Letter of Credit, L/C Obligations or any Bankers' Acceptance (including, without limitation, interest on overdue amounts) or any fees payable hereunder; (c) postpone any date fixed for any payment in respect of principal or interest (including, without limitation, interest on overdue amounts) on the Notes or any L/C Obligation, or any fee hereunder; (d) change the definition of "Majority Banks" or the number of Banks which shall be required for the Banks or any of them to take any action under the Loan Documents; (e) amend this Section 17; (f) change the Commitment Percentage of any Bank, except pursuant to Sections 2.4 or 21, or (g) release any Borrower or Ryder in its capacity as guarantor from its obligations hereunder or reduce any of the Guaranteed Obligations.

      SECTION 18. INDEMNIFICATION. The Borrowers hereby agree to indemnify the Agents, the Issuing Bank and the Banks and their shareholders, directors, agents, officers, subsidiaries and affiliates (each, an "Indemnified Party") and hold the Indemnified Parties harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by any Indemnified Party in connection with any litigation,

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                                      119

proceeding or dispute, whether arising hereunder or otherwise, in any way related to any Agent's, the Issuing Bank's and the Banks' relationship with the Borrowers or any of their Subsidiaries under this Agreement or any actual or proposed use of proceeds of Loans or the Bankers' Acceptances or the Letters of Credit, other than as directly caused by the gross negligence or willful misconduct of such Indemnified Party. The preceding sentence shall not apply to matters covered by Section 15 hereof or to any litigation, proceeding or dispute between the Borrowers or any of their Subsidiaries and the Agents, the Issuing Bank or the Banks if the final judgment in such litigation, proceeding or dispute is in favor of the Borrowers or any of their Subsidiaries. In any investigation, proceeding or litigation, or the preparation therefor, the Agents, the Issuing Bank and the Banks shall be entitled to select their own counsel, which counsel shall be reasonably satisfactory to the Borrowers, with such approval not to be unreasonably withheld or delayed. The Borrowers will not, without the prior written consent of the Agents, the Issuing Bank and the Banks, settle or compromise any such investigation, proceeding or litigation if such settlement or compromise requires an admission of any Agent's, the Issuing Bank's or any Banks' wrong-doing, and, unless the Agents, the Issuing Bank or the Banks or any other Indemnified Party, as the case may be, shall have notified the Borrowers that such Person is waiving its right to indemnification by the Borrowers hereunder, neither the Agents, the Issuing Bank or the Banks nor any other Indemnified Party will settle or compromise any such investigation, proceeding or litigation without the prior written consent of the Borrowers if the Borrowers are required to indemnify the Agents, the Issuing Bank or the Banks or such other Indemnified Party therefor. No Indemnified Party shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement. The agreements in this Section 18 shall survive the resignation of the Agents, the replacement of any Bank, the termination of the Total Commitments and the repayment, satisfaction or discharge of all the other Obligations.

      SECTION 19. WITHHOLDING TAXES. The Borrowers hereby agree that:

            (a) Any and all payments made by any of the Borrowers hereunder and under the other Loan Documents shall be made free and clear of, and without deduction for, any and all taxes, levies, fees, duties, imposts, deductions, charges or withholdings of any nature whatsoever, in each such case, imposed by reason of a change in the Code or other applicable law or treaty after the Closing Date, excluding, in the case of the Agents, the Issuing Bank or the Banks or any holder of the Notes, (i) taxes imposed on, or measured by, its net income or profits, (ii) franchise taxes imposed on it, (iii) taxes imposed by any jurisdiction as a direct consequence of it, or any of its affiliates, having a present or former connection with such jurisdiction, including, without limitation, being organized, existing or

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                                      120

      qualified to do business, doing business or maintaining a permanent establishment or office in such jurisdiction, (iv) taxes imposed by reason of its failure to comply with any applicable certification, identification, information, documentation or other reporting requirement, or (v) any backup withholding (all such non-excluded taxes being hereinafter referred to as "Indemnifiable Taxes"). In the event that any withholding or deduction from any payment to be made by the Borrowers hereunder is required in respect of any Indemnifiable Taxes pursuant to any applicable law, or governmental rule or regulation, then the Borrowers will (i) direct to the relevant taxing authority the full amount required to be so withheld or deducted, (ii) forward to the applicable Agent for delivery to the applicable Bank or the Issuing Bank an official receipt or other documentation satisfactory to the applicable Agent and the applicable Bank or the Issuing Bank evidencing such payment to such taxing authority, and (iii) direct to the applicable Agent for the account of the applicable Banks or the Issuing Bank such additional amount or amounts as is necessary to ensure that the net amount actually received by each relevant Bank will equal the full amount such Bank would have received had no such withholding or deduction (including any Indemnifiable Taxes on such additional amounts) been required. Moreover, if any Indemnifiable Taxes are directly asserted against the applicable Agent, the Issuing Bank or any Bank with respect to any payment received by the Agents, the Issuing Bank or such Bank by reason of a Borrower's failure to properly deduct and withhold such Indemnifiable Taxes from such payment, the applicable Agent, the Issuing Bank or such Bank may pay such Indemnifiable Taxes and such Borrower will promptly pay all such additional amounts (including any penalties, interest or reasonable expenses) as are necessary in order that the net amount received by such Person after the payment of such Indemnifiable Taxes (including any Indemnifiable Taxes on such additional amount) shall equal the amount such Person would have received had not such Indemnifiable Taxes been asserted. Any such payment shall be made promptly after the receipt by such Borrower from the applicable Agent, the Issuing Bank or such Bank, as the case may be, of a written statement setting forth in reasonable detail the amount of the Indemnifiable Taxes and the basis of the claim. If the Borrowers shall pay any taxes or make any payments with respect to any taxes which are not Indemnifiable Taxes, then the applicable Agent, the Issuing Bank or the Bank which has received any such payment or with respect to which any such payment was made shall reimburse the applicable Borrower, within five (5) Business Days of request by such Borrower, the amount so paid by such Borrower, together with interest at the rate then applicable to Base Rate Loans from the date such amounts were paid by such Borrower.

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                                      121

            (b) The Borrowers shall pay any present or future stamp or documentary taxes or any other excise or any other similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document ("Other Taxes"), it being expressly understood that the term "Other Taxes" does not include (without limitation) any taxes imposed on or measured by any Bank's, the Issuing Bank's or Agent's assets, property, net or gross income, franchise, receipts, gains or profits, any taxes imposed as a result of any transfer by any Bank, the Issuing Bank or any Agent of this Agreement, any Note or any interest in the foregoing, and any taxes imposed on or with respect to a transferee (or subsequent transferee) of an original Bank, the Issuing Bank or Agent to the extent the amount of such taxes exceeds the amount of Other Taxes which would have been imposed on or with respect to such original Bank, Issuing Bank or Agent.

            (c) The Borrowers hereby indemnify and hold harmless the Agents, the Issuing Bank and each Bank for the full amount of Indemnifiable Taxes or Other Taxes (including, without limitation, any Indemnifiable Taxes or Other Taxes imposed on amounts payable under this Section 19) paid by the Agents, the Issuing Bank or such Bank, as the case may be, and any liability (including penalties, interest and reasonable expenses) arising therefrom or with respect thereto, by reason of the Borrowers' failure to properly deduct and withhold Indemnifiable Taxes pursuant to paragraph (a) above or to properly pay Other Taxes pursuant to paragraph (b) above. Any indemnification payment from the Borrowers under the preceding sentence shall be made promptly after receipt by the Borrowers from the applicable Agent, the Issuing Bank or Bank of a written statement setting forth in reasonable detail the amount of such Indemnifiable Taxes or such Other Taxes, as the case may be, and the basis of the claim.

            (d) If the Borrowers pay any amount under this Section 19 to the Agents, the Issuing Bank or any Bank and such payee knowingly receives a refund of any taxes with respect to which such amount was paid, the Agents, the Issuing Bank or such Bank, as the case may be, shall pay to the Borrowers the amount of such refund promptly following the receipt thereof by such payee.

            (e) In the event any taxing authority notifies any of the Borrowers that any of them has improperly failed to deduct or withhold any taxes (other than Indemnifiable Taxes) from a payment made hereunder to the Agents, the Issuing Bank or any Bank, the Borrowers shall timely and fully pay such taxes to such taxing authority.

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                                      122

            (f) The Agents, the Issuing Bank or the Banks shall, upon the request of the Borrowers, take reasonable measures to avoid or mitigate the amount of Indemnifiable Taxes required to be deducted or withheld from any payment made hereunder if such measures can be taken without the imposition on such Person of any costs or expenses unless the Borrowers have agreed to reimburse such Person therefor or result in such Person in its reasonable judgment suffering any material legal or regulatory disadvantage; provided that if after the date hereof, any change in applicable law, regulation or treaty results in the imposition on the Borrowers of a deduction or withholding obligation with respect to amount payable to banks or bank holding companies, to the extent that any such change in applicable law, regulation or treaty relates to amounts payable hereunder and to the extent that such change results in banks or bank holding companies receiving an undue benefit arising as a result of the payment of such additional amount by the Borrowers, the Borrowers and the Agents shall make a reasonable, good faith effort to negotiate a change in the terms of this Agreement that would allocate the benefits and costs (if any) of such deductions and withholdings among the affected parties in a manner equitable to the Borrowers and the Banks (including the Issuing Bank, if applicable).

            (g) Without prejudice to the survival of any other agreement of the parties hereunder, the agreements and obligations of the Borrowers contained in this Section 19 shall survive the payment in full of the Obligations.

      SECTION 20. SURVIVAL OF COVENANTS, ETC. Unless otherwise stated herein, all covenants, agreements, representations and warranties made herein, in the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrowers pursuant hereto shall be deemed to have been relied upon by the Banks, the Issuing Bank and the Agents, notwithstanding any investigation heretofore or hereafter made by them, and shall survive the making by the Banks of the Loans and the acceptance and purchase of any Bankers' Acceptance and the issuance, extension or renewal of any Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement, any Obligation, any Bankers' Acceptance, any Letter of Credit or any Note remains outstanding and unpaid or any Bank has any obligation to make any Loans or the Canadian Banks have any obligation to purchase and accept Bankers' Acceptances or the Issuing Bank has any obligation to issue, extend or renew any Letter of Credit. All statements contained in any certificate or other paper delivered by or on behalf of the Borrowers pursuant hereto shall constitute representations and warranties by the Borrowers hereunder.

      SECTION 21. ASSIGNMENT AND PARTICIPATION.

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                                      123

      SECTION 21.1. GENERAL CONDITIONS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Bank and no Bank may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 21.2, (ii) by way of participation in accordance with the provisions of Section 21.4, (iii) by way of pledge or assignment of a security interest pursuant to Section 21.6, or (iv) to an SPC in accordance with the provisions of Section 21.7 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided by Section 21.4 and, to the extent expressly contemplated hereby, the Indemnified Parties) any legal or equitable right, remedy or claim under or by reason of this Agreement.

      SECTION 21.2. CONDITIONS TO ASSIGNMENT BY BANKS. Except as provided herein, each Bank may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement, including, as applicable, all or a portion of its Domestic Commitment Percentage, its Canadian Commitment Percentage, its U.K. Commitment Percentage and/or its PR Commitment Percentage, provided that (i) unless such assignment is to a Bank or an affiliate of a Bank or an Approved Fund, each of the Administrative Agent and, unless an Event of Default shall have occurred and be continuing, Ryder shall have given its prior written consent to such assignment (such consent not to be unreasonably withheld or delayed), (ii) except in the case of an assignment of the entire remaining amount of the assigning Bank's Commitment and the Loans at the time owing to it or in the case of an assignment to a Bank or an affiliate of a Bank or an Approved Fund with respect to a Bank, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, Ryder otherwise consents (each such consent not to be unreasonably withheld or delayed); (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Bank's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (iii) shall not apply to rights in respect of Swing Line Loans; and (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500. Ryder shall not be deemed to have unreasonably withheld its consent for the purposes of this section if it advises the

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                                      124

Administrative Agent and the applicable assignor Bank in good faith of the business reasons why Ryder does not desire a business relationship with the proposed assignee. Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 21.3, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Bank under this Agreement, and the assigning Bank thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 6.7, 6.8, 6.10, 15, 18 and 19 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Bank. In the case of any assignments by and between any Bank and any affiliate of such Bank, such Persons shall use their reasonable best efforts to coordinate the administration of this Agreement and approvals of any amendment, modification or waiver of any provision of this Agreement so as to minimize (to the extent reasonably possible) the administrative burden on the Borrowers.

      SECTION 21.3. REGISTER. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent's Head Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitments of, and principal amounts of the Loans, Bankers' Acceptances and L/C Obligations owing to, each Bank pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Agents and the Banks may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or other substantive change to the Loan Documents is pending, any Bank wishing to consult with other Banks in connection therewith may request and receive from the Administrative Agent a copy of the Register.

      SECTION 21.4. PARTICIPATIONS. Any Bank may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than (x) a natural person, (y) the Borrowers or any of the Borrower's affiliates or Subsidiaries or (z) General Electric Capital Corporation or any affiliate of General Electric Capital Corporation) (each, a "Participant") in all or a portion of such Bank's rights and/or obligations under this Agreement (including all or a portion of its

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                                      125

Commitment and/or the Loans (including such Bank's participations in L/C Obligations and/or Swing Line Loans, if applicable) owing to it) and/or Bankers' Acceptances; provided that (i) each such participation shall be in an amount of not less than $5,000,000, (ii) such Bank's obligations under this Agreement shall remain unchanged, (iii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations and (iv) the Borrowers, the Administrative Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Bank sells such a participation shall provide that such Bank shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Bank will not, without the consent of the Participant, agree to any amendment, waiver or other modification that would reduce the principal of or the interest rate on any Loans, L/C Obligations or Bankers' Acceptances, extend the term or increase the amount of the Commitment(s) of such Bank as it relates to such participant, if applicable, reduce the amount of any facility or utilization fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest. Subject to Section 21.5, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 6.7, 6.8, 6.10 and 19 to the same extent as if it were a Bank and had acquired its interest by assignment pursuant to Section 21.2; provided that no Participant shall be entitled to receive any amounts greater than the amounts that the selling Bank would have been entitled to receive had it not sold the participation. To the extent permitted by law, so long as any Bank within 10 Business Days of selling any participation pursuant to this Section 21.4 notifies Ryder in writing of such participation and the Participant thereunder, each such identified Participant also shall be entitled to the benefits of Section 14 as though it were a Bank, provided such Participant agrees to be subject to Section 28 as though it were a Bank.

      SECTION 21.5. PAYMENTS TO PARTICIPANTS. A Participant shall not be entitled to receive any greater payment under Sections 6.7, 6.8, 6.10 and 19 than the applicable Bank would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Ryder's prior written consent. A Participant that would be a Non-U.S. Bank if it were a Bank shall not be entitled to the benefits of Section 19 unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 6.2 as though it were a Bank.

      SECTION 21.6. MISCELLANEOUS ASSIGNMENT PROVISIONS. Any Bank may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Bank to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341; provided that no such pledge or assignment shall release such Bank from any of its obligations hereunder or substitute any such pledgee or assignee for such Bank as a party hereto.

      SECTION 21.7. SPECIAL PURPOSES FUNDING VEHICLE. Notwithstanding anything to the contrary contained herein, any Bank (a "Granting Bank") may grant to a special purpose funding vehicle which is a wholly-owned subsidiary of such Granting Bank or an affiliate of such Granting Bank identified as such in writing from time to time by the Granting Bank to the Administrative Agent and the Borrower (an "SPC") the option to provide all or any part of any Loan that such Granting Bank would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Bank shall be obligated to make such Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under
Section 6.15(a). Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Sections 6.7, 6.8 and 6.10),
(ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Bank would be liable, and (iii) the Granting Bank shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the Bank of record hereunder. The making of a Loan by an SPC hereunder shall utilize the applicable Commitment of the Granting Bank to the same extent, and as if, such Loan were made by such Granting Bank. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrowers and the Administrative Agent and without paying any processing fee therefor, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Bank and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or guarantee or credit or liquidity enhancement to such SPC.

      21.8. ACCEDING BANKS; INCREASE IN TOTAL COMMITMENT.

      At the Borrowers' option, so long as no Default or Event of Default has occurred and is then continuing, without the requirement of consent from any Bank except as provided below in connection with any increase in such Bank's Commitment, the Total Commitment may be increased to an amount not to exceed One Billion Dollars ($1,000,000,000) hereunder; provided, however, that (i) no Bank's Commitment hereunder shall be increased without such Bank's prior written consent to such increase, and (ii) one or more commercial banks, other financial institutions or other Persons approved by the Agent (each such commercial bank, other financial institution or other Person, an "Acceding Bank") may, at the request of the Borrowers and with the written consent of the Administrative Agent (such consent not to be unreasonably withheld), become party to this Agreement by entering into an Instrument of Accession in substantially the form of Exhibit H hereto (an "Instrument of Accession") with the Borrowers and the Administrative Agent and assuming thereunder Commitments in an amount to be agreed upon by the Borrowers, such Acceding Bank and the Agent, to make Loans, accept and purchase Bankers' Acceptances and participate in the risk relating to Letters of Credit, as the case may be, pursuant to the terms hereof, and the Total Commitment (and, if applicable, the relevant Total Canadian Commitment, Total U.K. Commitment and/or Total PR Commitment) shall thereupon be increased by the amount of such Acceding Bank's Commitment or by the amount of the increase in such Bank's Commitment, as the case may be.

      On the effective date of any such increase in the Total Commitment,
Schedule 1 hereto shall be deemed to be and shall be amended to reflect (A) the name and address of such Acceding Banks (if any), (B) the updated Commitments and Commitment Percentages of the Banks and any such Acceding Banks, and (C) the updated Total Commitment as increased by any Bank's or any Acceding Bank's Commitments and all references to the Total Commitment (and, if applicable, the Total Canadian Commitment, Total U.K. Commitment and/or Total PR Commitment) shall be deemed references to the Total Commitment (and, if applicable, the Total Canadian Commitment, Total U.K. Commitment and/or Total PR Commitment) as increased by any Bank's or any Acceding Bank's Commitments pursuant to the terms hereof.

      Each Borrowers agrees to indemnify the applicable Banks and the applicable Agent pursuant to the provisions of Section 6.10 for any costs or expenses incurred as a consequence of the reallocation of any LIBOR Rate Loan to any Acceding Bank or any Bank increasing its Commitments in accordance with this
Section 21.8. The Banks, including any Acceding Bank, shall promptly make such adjustments among themselves, as instructed by the applicable Agent, in order to insure that each Bank, including any Acceding Bank, has funded its applicable Commitment Percentage (adjusted after giving effect to the transactions increasing the Total Commitment pursuant to this Section 21.8) of the outstanding amount of the Loans, Bankers' Acceptances and all L/C Borrowings.

      SECTION 21.9. RESIGNATION OF ISSUING BANK. Notwithstanding anything to the contrary contained herein, if at any time the Issuing Bank assigns all of its Commitments and Loans pursuant to Section 21.2, the Issuing Bank may, upon 45 days' notice to the Borrowers and the Banks, resign in its capacity as the Issuing Bank. In the event of any such resignation as Issuing Bank, Ryder, with the consent of the Administrative Agent, shall be entitled to appoint from among the Domestic Banks a successor Issuing Bank hereunder; provided, however, that no failure by Ryder to appoint any such successor shall affect the resignation of the Issuing Bank. If the Issuing Bank resigns in such capacity, it shall retain all the rights and obligations of the Issuing Bank hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Issuing Bank and all L/C Obligations with respect thereto (including the right to require the Domestic Banks to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 4.3).

      SECTION 22. PARTIES IN INTEREST. All the terms of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto and thereto; provided, that the Borrowers shall not assign or transfer their rights or obligations hereunder or thereunder without the prior written consent of each of the Banks.

      SECTION 23. NOTICES, ETC. Except as otherwise expressly provided in this Agreement, all notices, demands and other communications made or required to be given pursuant to this Agreement or the other Loan Documents shall be in writing and shall be delivered in hand, mailed by registered or certified mail, postage prepaid and return receipt requested, sent by overnight courier, or sent by telecopier or (subject to the last paragraph of this Section 23) electronic mail address and confirmed by overnight courier, addressed as follows:

            (a) if to Ryder:

                  3600 N.W. 82nd Avenue
                  Miami, FL 33166
                  Telecopier No.305-500-3641
                  Attention: Treasurer - 2C

             with a copy to:

                  3600 N.W. 82nd Avenue
                  Miami, FL 33166
                  Telecopier No. 305-500-3198
                  Attention:  General Counsel - 5C

                  if to the U.K. Borrowers:

                  Ryder House
                  16 Bath Road
                  Slough Berkshire
                  SL13SA England
                  Telecopier No. 011-44-175-373-5499
                  Attention:  General Manager

                  if to the Canadian Borrowers:

                  4308 Village Center Court
                  Mississauga, Ontario
                  L4Z1SZ Canada
                  Telecopier No. 905-276-7486
                  Attention:  General Manager

            (b) if to the Administrative Agent or the Issuing Bank, at Fleet National Bank, 100 Federal Street, Boston, MA 02110, Attention: Robert L. Wallace, Transportation Division, telephone number: (617) 434-8174 telecopier number: (617) 434-1955; or

            (c) if to the Canadian Agent, at Royal Bank of Canada, Global Banking Agency, 12th Floor, South Tower, Royal Bank Plaza, 200 Bay Street, Toronto, Ontario MSJ 2J5, Attention: Manager-Agency, telephone number:
      (416) 974-0185, telecopier number: (416) 974-2407; or

            (d) if to the U.K. Agent, at Royal Bank of Scotland PLC, 101 Park Avenue, New York, New York 10178, Attention: Juanita Baird, telephone number 212-401-1420, telecopier number 212-401-1494; or

            (e) if to any Bank, at the address set forth next to such Bank's name on Schedule 1 hereto;

or such other address for notice as shall have last been furnished in writing to the Person giving the notice.

      Any such notice or demand shall be deemed to have been duly given or made and to have become effective on the Business Day on which actually received or, if such day of receipt is not a Business Day, at the opening of business on the following Business Day; provided that such receipt may be evidenced by a return receipt, if sent by registered or certified mail, a signature of receipt if sent by overnight courier or a telecopier transmission report, if sent by telecopier. No notice shall be deemed to be given to a Borrower unless also given to Ryder.

      Notices and other communications to the Agents, the Banks or the Issuing Bank hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Agent, Bank or the Issuing Bank pursuant to Sections 2, 3 or 4 if such Person has notified the Administrative Agent that it is incapable of receiving notices under such Sections by electronic communication or such Person requests that such notices are delivered or furnished in hard copy form. Any Agent or any Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

      SECTION 24. MISCELLANEOUS. The rights and remedies herein expressed are cumulative and not exclusive of any other rights which the Banks, the Issuing Bank, the Administrative Agent or the Agents would otherwise have. The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof. This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought. To the extent permitted by law, no course of dealing or delay or omission on the part of any of the Banks or the Agents in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrowers shall entitle the Borrowers to other or further notice or demand in similar or other circumstances.

      SECTION 25. WAIVER OF JURY TRIAL; ETC. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE BORROWERS, THE BANKS, THE ISSUING BANK AND THE AGENTS HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT AS PROHIBITED BY LAW, EACH OF THE BORROWERS HEREBY WAIVES ANY RIGHT ANY OF THEM MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY EXEMPLARY OR PUNITIVE DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES, SPECIAL DAMAGES, OR CONSEQUENTIAL DAMAGES. EACH OF THE BORROWERS
(A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY BANK, ISSUING BANK OR AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH BANK, ISSUING BANK OR AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT THE AGENTS, THE ISSUING BANK AND THE BANKS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BECAUSE

OF, AMONG OTHER THINGS, THE BORROWERS' WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

      SECTION 26. GOVERNING LAW. THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID STATE (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW (OTHER THAN THE NEW YORK GENERAL OBLIGATIONS LAW Section 5-1401)).

      SECTION 27. SEVERABILITY. The provisions of this Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

      SECTION 28. PARI PASSU TREATMENT.

            (a) Notwithstanding anything to the contrary set forth herein, each payment or prepayment of principal and interest received after the occurrence of an Event of Default hereunder shall be distributed pari passu among the Banks, in accordance with the aggregate outstanding principal amount of the Obligations owing to each Bank divided by the aggregate outstanding principal amount of all Obligations.

            (b) Following the occurrence and during the continuance of any Event of Default, each Bank agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against any Borrower (pursuant to Section 14 or otherwise), including a secured claim under
      Section 506 of the Bankruptcy Code or other security or interest arising from or in lieu of, such secured claim, received by such Bank under any applicable bankruptcy, insolvency or other similar law or otherwise, obtain payment (voluntary or involuntary) in respect of the Notes, Loans, Bankers' Acceptances, Letters of Credit, L/C Obligations and other Obligations held by it as a result of which the unpaid principal portion of the Notes and the Obligations held by it shall be proportionately less than the unpaid principal portion of the Notes and Obligations held by any other Bank, it shall be deemed to have simultaneously purchased from such other Bank a participation in the Notes and Obligations held by such other Bank, so that the aggregate unpaid principal amount of the Notes, Obligations and participations in Notes and Obligations held by each Bank shall be in the same proportion to the aggregate unpaid principal amount of the Notes and Obligations then outstanding as the principal amount of the Notes and other Obligations held by it prior to such exercise of banker's lien, setoff or counterclaim was to the principal amount of all Notes and other Obligations outstanding prior to such exercise of banker's lien, setoff or counterclaim; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 28 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustments restored without interest.

            (c) Following the occurrence and during the continuance of any Event of Default and unless and until the effectiveness of a transfer of Commitments pursuant to Section 28(d), each Bank agrees that it shall be deemed to have, automatically upon the occurrence of such Event of Default, purchased from each other Bank a participation in the risk associated with the Notes and Obligations held by such other Bank, so that the aggregate principal amount of the Notes and Obligations held by each Bank shall be equivalent to such Bank's Total Commitment Percentage. Upon demand by the Administrative Agent, made at the request of the Majority Banks, each Bank that has purchased such participation (a "Purchasing Bank") shall pay the amount of such participation to the Administrative Agent for the account of each Bank whose outstanding Loans and participations in Bankers' Acceptances and L/C Obligations exceed their Total Commitment Percentages. Any such participation may, at the option of such Purchasing Bank, be paid in Dollars, Canadian Dollars, Sterling or Euros (the "Funding Currency") (in an amount equal to the then applicable Dollar Equivalent, Canadian Dollar Equivalent, Sterling Equivalent or Euro Equivalent, as the case may be, amount of such participation) and such payment shall be converted by the Administrative Agent at the Exchange Rate into the currency of the Loan, Bankers' Acceptance or L/C Obligation in which such participation is being purchased. The Borrowers agree to indemnify each Purchasing Bank for any loss, cost or expense incurred by such Purchasing Bank as a result of entering into any reasonable hedging arrangements between the Funding Currency and the currency of the Loan, Bankers' Acceptance or L/C Obligation in which such participation is being purchased in connection with the funding of such participation or as a result of any payment on account of such participation in a currency other than that funded by the Purchasing Bank.

            (d) Upon the written instruction of the Majority Banks, the Total U.K. Commitment, Total Canadian Commitment and the Total PR Commitment shall be immediately transferred by the Borrowers to the Total Domestic Commitment; provided that (i) no such transfer of Commitments shall occur until the date that is sixty (60) days after the date of the acceleration of the Obligations pursuant to Section 13.1 and

      (ii) prior to requesting any such transfer of Commitments, the Agents and the Banks shall utilize their reasonable best efforts to avoid the imposition of withholding tax liability on Ryder which would arise as a result of any such transfer of Commitments (including, without limitation, to the extent useful, the use of participations pursuant to Section 28(c) and the use of fronting banks in the United Kingdom and Canada). Upon the effectiveness of any such transfer the outstanding U.K. Loans, Canadian Loans and PR Loans shall be repaid with advances made to Ryder under the Domestic Commitments, advanced by the Banks in such manner that after giving effect thereto, the percentage of the outstanding Loans, Bankers' Acceptances and L/C Obligation of each Bank will equal such Bank's Total Commitment Percentage of all outstanding Loans, Bankers' Acceptances and L/C Obligations.

            (e) Each Borrower expressly consents to the foregoing arrangements and agrees that any Person holding such a participation in the Notes and the Obligations deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by such Borrower to such Person as fully as if such Person had made a Loan directly to such Borrower in the amount of such participation.

      SECTION 29. CONFIDENTIAL INFORMATION.

            (a) Each of the Agents, the Issuing Bank and each Bank agrees that it will not, and it will use their best efforts to cause its agents, employees, advisors or any other Persons retained or engaged by such Agent or any such Bank, as the case may be (collectively, "Advisors"), not to, issue or release for external publication any article or advertising or publicity matter relating to the transactions contemplated by this Agreement without the prior written consent of Ryder.

            (b) Each of the Agents, the Issuing Bank and each Bank further agrees that any and all information concerning the Borrowers or any of their Subsidiaries, whether oral or written, including, without limitation, all data, reports, interpretations, forecasts and records, regardless of storage and transmission media or source, and all information derived, directly or indirectly, therefrom, which such Person or its Advisors obtains or to which such Person or its Advisors shall be afforded access in connection with the transactions contemplated by this Agreement or any of the other Loan Documents (collectively, the "Confidential Information") shall be held and treated by such Person in utmost and strictest confidence, and shall not, without the prior written consent of Ryder (which consent may be given or withheld in Ryder's sole discretion), be disclosed by such Person or any manner whatsoever, in whole or in part, or used by such Person, other than in accordance with this Section, and such Person shall use its best efforts to cause its Advisors to hold and treat such Confidential Information in utmost and strictest confidence and not to disclose or use such Confidential Information other than in accordance with this Section.

            (c) Notwithstanding the foregoing, nothing herein shall prevent or be construed to prevent any Agent, the Issuing Bank or any Bank from disclosing any document, agreement or information (i) to any assignee or participant (or prospective assignee or participant) of such Person, provided that, such assignee or participant (or prospective assignee or participant) agrees in writing to be bound by the provisions hereof or, at the option of Ryder, to execute and deliver an appropriate confidentiality agreement, (ii) upon the order of any governmental authority or self-regulatory authority having or claiming to have jurisdiction and authority to issue such order, (iii) upon the request or demand (if such request or demand shall have the force of law) of, or in connection with any investigation or audit by, any governmental authority or self-regulatory authority, or by any governmental authority regulating the business of banking, (iv) that is in the public domain other than through violation hereof or through any other action by such Person or its Advisors, (v) that is otherwise rightfully known to such Person other than through disclosure by or on behalf of a Borrower or through violation hereof or any other confidentiality agreement, (vi) in connection with the exercise of any remedy hereunder, or (vii) to the affiliates, auditors or attorneys of such Person, who agree to hold such information pursuant to the terms of this Section. In the case of disclosure under clause (ii) or
      (iii) of the preceding sentence of this Section, if permitted by such governmental authority or self-regulatory authority, each Person, before making any such disclosure, shall notify Ryder and use all reasonable efforts to cause such disclosure to be treated confidentially by such governmental authority.

      SECTION 30. USA PATRIOT ACT NOTICE.

            Each Bank, each Issuing Bank and each Agent (for itself and not on behalf of any Bank or the Issuing Bank) hereby notifies each of the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Bank, the Issuing Bank or such Agent, as applicable, to identify the Borrowers in accordance with the Act.

      SECTION 31. ACKNOWLEDGMENTS. Each of the Borrowers hereby acknowledges that:

            (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

            (b) neither any Agent nor the Issuing Bank nor any Bank has any fiduciary relationship with or fiduciary duty to any Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Agents, the Issuing Bank and the Banks, on the one hand, and the Borrowers, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

            (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Banks (including the Issuing Bank) or among the Borrowers and the Banks (including the Issuing Bank) or among the Borrowers and the Agents.

      IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first set forth above.

                                RYDER SYSTEM, INC.

                                By:____________________________________________
                                     Name:  William J. Williams
                                     Title:    Senior Assistant Treasurer

                                RYDER TRUCK RENTAL CANADA LTD.

                                By:____________________________________________
                                     Name:  William J. Williams
                                     Title:    Assistant Treasurer

                                RYDER TRUCK RENTAL HOLDINGS CANADA LIMITED

                                By:____________________________________________
                                     Name:  William J. Williams
                                     Title:    Assistant Treasurer

                                RYDER PLC

                                By:____________________________________________
                                     Name:  William J. Williams
                                     Title:    Assistant Treasurer

             [Signature Page to Ryder System, Inc. Credit Agreement]

                                RYDER SYSTEM HOLDINGS (U.K.) LIMITED

                                By:____________________________________________
                                     Name:  William J. Williams
                                     Title:    Assistant Treasurer

                                RYDER PUERTO RICO, INC.

                                By:____________________________________________
                                     Name:  William J. Williams
                                     Title:    Assistant Treasurer

             [Signature Page to Ryder System, Inc. Credit Agreement]

                                FLEET NATIONAL BANK, individually,
                                      as Administrative Agent and as
                                      Issuing Bank

                                By:____________________________________________
                                     Name:  Robert L. Wallace
                                     Title:    Managing Director

             [Signature Page to Ryder System, Inc. Credit Agreement]

                                BANK OF AMERICA,N.A.

                                By: ___________________________________________
                                     Name:
                                     Title:

             [Signature Page to Ryder System, Inc. Credit Agreement]

                                CITICORP USA, INC., individually and as
                                Syndication Agent

                                By:____________________________________________
                                Title:_________________________________________

             [Signature Page to Ryder System, Inc. Credit Agreement]

                                ROYAL BANK OF CANADA

                                By:____________________________________________
                                Title__________________________________________

                                ROYAL BANK OF CANADA, as Canadian Agent

                                By:____________________________________________
                                Title__________________________________________

             [Signature Page to Ryder System, Inc. Credit Agreement]

                                ROYAL BANK OF SCOTLAND PLC

                                By:____________________________________________
                                Title__________________________________________

                                ROYAL BANK OF SCOTLAND PLC, as
                                U.K. Agent and as Co-Documentation
                                Agent

                                By:____________________________________________
                                Title__________________________________________

             [Signature Page to Ryder System, Inc. Credit Agreement]

                                BANK OF TOKYO - MITSUBISHI TRUST
                                COMPANY, individually and as Co-
                                Documentation Agent

                                By:____________________________________________
                                Title__________________________________________

             [Signature Page to Ryder System, Inc. Credit Agreement]

                                MIZUHO CORPORATE BANK, LTD.,
                                individually and as Co-Documentation
                                Agent

                                By:____________________________________________
                                Title__________________________________________

             [Signature Page to Ryder System, Inc. Credit Agreement]

                                MIZUHO CORPORATE BANK (CANADA)

                                By:____________________________________________
                                Title__________________________________________

             [Signature Page to Ryder System, Inc. Credit Agreement]

                                WACHOVIA BANK, N.A., individually and
                                as Co-Documentation Agent

                                By:____________________________________________
                                Title__________________________________________

             [Signature Page to Ryder System, Inc. Credit Agreement]

                                DRESDNER BANK AG, NEW YORK AND
                                GRAND CAYMAN BRANCHES

                                By:____________________________________________
                                Title__________________________________________

                                By:____________________________________________
                                Title__________________________________________

             [Signature Page to Ryder System, Inc. Credit Agreement]

                                DEUTSCHE BANK AG, NEW YORK
                                BRANCH

                                By:____________________________________________
                                Title__________________________________________

             [Signature Page to Ryder System, Inc. Credit Agreement]

                                JPMORGAN CHASE BANK

                                By:____________________________________________
                                Title__________________________________________

             [Signature Page to Ryder System, Inc. Credit Agreement]

                                KBC BANK N.V.

                                By:____________________________________________
                                Title__________________________________________

             [Signature Page to Ryder System, Inc. Credit Agreement]

                                U.S. BANK

                                By:____________________________________________
                                Title__________________________________________

             [Signature Page to Ryder System, Inc. Credit Agreement]

                                 BNP PARIBAS

                                By:____________________________________________
                                Title__________________________________________

            [Signature Page to Ryder System, Inc. Credit Agreement]